Exhibit 4.2

U.S. $800,000,000 Medium-Term Note Program

Notes Due 30 Days to 30 Years from

Date of Issue

COMPAÑIA INTERNACIONAL DE TELECOMUNICACIONES S.A.

as Company,

THE BANK OF NEW YORK

as Trustee, Co-Registrar, Paying Agent and Transfer Agent

and

THE BANK OF NEW YORK S.A.

as Registrar, Paying Agent and Transfer Agent

INDENTURE

Dated as of July 31, 1997

TABLE OF CONTENTS

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

i

v

ACKNOWLEDGEMENTS		94

EXHIBITS

EXHIBIT A -	Form of Certification to Be Given by Euroclear or Cedel Bank

EXHIBIT B -	Form of Transfer Certificate for Exchange or Transfer from Restricted Global Note to Regulation S Global Note

EXHIBIT C -	Form of Transfer Certificate for Transfer or Exchange From Regulation S Global Note to Restricted Global Note

EXHIBIT D -	Form of Transfer Certificate for Transfer to Institutional Accredited Investor

EXHIBIT E -	Form of Note

EXHIBIT F -	Institutional Accredited Investor Letter

SCHEDULES

SCHEDULE A	Liens of the Company	T-1

THIS INDENTURE, dated as of July 31, 1997, between Compañía Internacional de Telecomunicaciones S.A., a sociedad anónima, organized, existing and incorporated under the laws of the Republic of Argentina on October 1, 1990, and formerly known as Compañía de Inversiones en Telecomunicaciones S.A., with a term of duration of 99 years expiring in 2089, and registered with the Public Registry of Commerce on October 4, 1990, under number 7265, Book 108, Volume A of Sociedades Anónimas, having its legal domicile at Tucumán 1, 18th. floor, (1049) Buenos Aires, Argentina and its principal executive offices at Tucumán l, 19th. floor, (1049) Buenos Aires, Argentina (the “Company” or “Cointel”), The Bank of New York, a New York banking corporation, as trustee, co-registrar, paying agent and transfer agent (the “Trustee” and “Co-Registrar” and a “Paying Agent” and a “Transfer Agent”) and The Bank of New York S.A., as registrar, paying agent and transfer agent (the “Registrar” and a “Paying Agent” and a “Transfer Agent”).

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the issuance from time to time of up to U.S. $800,000,000 (or its equivalent in other currencies or composite currencies) in aggregate principal amount of its “Obligaciones Negociables” (hereinafter called the “Notes”) to be issued in one or more series (each, a “Series”) in such minimum amount, if any, as may be set forth by the Company from time to time; the Notes of each Series shall all be subject to substantially identical terms, except as to coin or currency of payments due thereunder, denomination, the rate or rates of interest, if any, or the method of determining the rate of interest, if any, the date or dates from which interest, if any, shall accrue, and Stated Maturity and except as may otherwise be provided in the terms of such Notes determined or established as provided below. A Series may include Notes in registered form and, to the extent permitted under applicable Argentine law, Notes in bearer form; and to provide therefor, the Company has duly authorized the execution and delivery of this Indenture pursuant to resolutions of the ordinary and extraordinary meetings of shareholders of the Company adopted on April 25, 1996 and March 31, 1997, by resolutions of the Board of Directors of the Company adopted on May 15, 1997, June 26, 1997 and July 24, 1997 and by resolutions of certain directors and attorneys in fact of the Company adopted on July 24, 1997, pursuant to delegated authority.

WHEREAS, on March 31, 1997, the Company had a total share capital issued and authorized of Pesos 557,114,219.60 and the Company’s net worth was Pesos 1,669,692,635;

WHEREAS, the corporate purpose of the Company consists of participating, directly or indirectly, alone or in association with third parties, in Argentina or abroad of Argentina, in businesses related to telecommunication, other forms of communication and energy without, however being limited to those businesses;

WHEREAS, the principal activity of the Company consists of operating through controlled companies and joint venture companies in the telecommunications business and the cable television business in Argentina;

WHEREAS, all necessary actions have been taken to ensure that the Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company will be legal, valid and binding obligations of the Company and to make this Indenture a legal, valid and binding Indenture and agreement enforceable in accordance with its terms;

RECITALS OF THE TRUSTEE

WHEREAS, the Trustee has agreed to act as Trustee under this Indenture on the following terms and conditions; and

WHEREAS, the Trustee has reviewed the English translation of the resolutions of the ordinary and extraordinary meetings of shareholders of the Company adopted on April 25, 1996 and March 31, 1997, of the resolutions of the Board of Directors of the Company adopted on May 15, 1997, June 26, 1997 and July 24, 1997, and of the resolutions of certain directors and attorneys in fact of the Company adopted an July 24, 1997, pursuant to delegated authority, authorizing the issuance from tine to time of up to U.S.$800,000,000 (or its equivalent in other currencies or composite currencies) in aggregate principal amount of Notes to be issued in one or more Series and hereby confirms that the terms and conditions of the form of Notes substantially reflect the terms of said resolutions;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes or of any Series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.1 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms “cash transaction” and “self-liquidating paper”, as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act; and

(3) any reference to Articles, Sections, Exhibits or Schedules, unless expressly otherwise provided herein, shall be references to Articles, Sections, Exhibits or Schedules to or of this Indenture.

Certain terms, used principally in Article Two, are defined in that Article.

“Acquired Indebtedness” means Indebtedness of a Person (a) existing at the time such Person becomes a Subsidiary or (b) assumed by such Person in connection with the acquisition of assets by such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or of such acquisition.

“Additional Amounts” has the meaning set forth in Section 2.14.

“Adjusted Net Income” means, for any period, the net income or loss, as the case may be, of the Company, on an unconsolidated basis, for such period as determined in accordance with GAAP adjusted by excluding, without duplication, (a) any net after-tax extraordinary gains or losses (in each case less all fees and expenses relating thereto) of the Company for such period, (b) any net after-tax gains or losses (in each case less all fees and expenses relating thereto) attributable to asset dispositions of the Company for such period, (c) the portion of net income (or loss) of any Person (other than the Company) in which the Company has an ownership interest, (d) the net income (or loss) of any Person combined with the Company on a “pooling of interests” basis attributable to any period prior to the date of combination, (e) any unrealized foreign exchange and currency remeasurement gains and losses of the Company for such period, (f) any write off of deferred stock or debt offering costs and (g) amortization of goodwill and intangible assets of the Company for such period; provided, however, that Adjusted Net Income shall include (i) without duplication, the amount of dividends or other distributions paid to the Company in cash or Cash Equivalents during such period, and (ii) an amount equal to the net proceeds from the sales of any assets received by the Company during such period less the acquisition cost of any such assets.

“Affiliate” means, with respect to any specified Person, (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (b) any other Person that owns, directly or indirectly, 5% or more of such specified Person’s Voting Stock or any executive officer or director of any such specified Person or other Person or, with respect to any natural Person, any Person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any dealer, selling agent or similar entity named in any underwriting, subscription, distribution or similar agreement executed in connection with any issuance and sale of Notes.

“Agent Member” has the meaning set forth in Section 2.2(b).

“Applicable Procedures” means the applicable rules and procedures of DTC, Euroclear and Cedel Bank, in each case to the extent applicable.

“Argentina” means the Republic of Argentina.

“Asset Sale” means any direct or indirect sale, conveyance, transfer or lease (that has the effect of a disposition and is not for security purposes) or other disposition (that is not for security purposes) to any Person other than a Subsidiary in one transaction or a series of related transactions, of (a) any Capital Stock of any Subsidiary or any Affiliate of the Company or (b)

any assets of the Company. For the purposes of this definition, the term “Asset Sale” shall not include (a) any disposition of properties and assets of the Company that is subject to the covenant contained in Section 3.19 (Consolidation, Merger and Sale of Assets), (b) sales of property or equipment that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company, (c) for purposes of the covenant contained in Section 3.6 (Limitation on Sale of Assets), any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions, either (i) involving assets with a Fair Market Value not in excess of U.S.$1,000,000 (or, if non-U.S. Dollar denominated, the U.S. Dollar Equivalent thereof) or (ii) as part of a Capitalized Lease Obligation, or (d) any transfer by the Company of property or equipment in exchange for property or equipment that has a Fair Market Value at least equal to the Fair Market Value of the property or equipment so transferred, provided that, in the event of a transfer described in clause (d), the Company shall deliver to the Trustee an Officer’s Certificate certifying that such exchange complies with clause (d).

“Authenticating Agent” means each person appointed pursuant to Section 5.14 to authenticate and deliver Notes.

“Authorized Officer” means any officer, director or attorney-in-fact of the Company duly authorized by a Board Resolution to perform the functions required or permitted under this Indenture to be performed by an “Authorized Officer”, such officer, director or attorney-in-fact being authorized by such Board Resolution pursuant to the authorization given by the shareholders of the Company to the Board of Directors to subdelegate its authority with respect to the Notes.

“Average Life” means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

“Bearer Note” means any Note which is payable to bearer.

“Board of Directors” means either the “Directorio” of the Company or any committee of such Directorio duly authorized to act for it in respect hereof.

“Board Resolution” means a copy of one or more resolutions certified by an Authorized Officer or by a duly licensed Argentine notary public to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day on which commercial banking institutions are open for the conduct of a banking business in The City of New York and in Buenos Aires, Argentina and, in the case of Bearer Notes, in London, England.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations, rights in or other equivalents (however designated) of such Person’s capital stock or other equity participations, including partnership interests, whether general or limited, in such Person, including any Preferred Stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock, whether outstanding on the Issue Date of the initial Series of Notes issued hereunder or issued thereafter.

“Capitalized Lease Obligation” of any Person means any obligation of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

“Cash Equivalents” means (a) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or Argentina or any agency or instrumentality of either of them (provided that the full faith and credit of the United States of America or Argentina, as the case may be, is pledged in support thereof); (b) certificates of deposit, Eurodollar time deposits and bankers’ acceptances with a maturity of 180 days or less and overnight bank deposits of any financial institution that is organized under the laws of the United States of America, any state thereof, or Argentina, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of U.S.$50,000,000 (to the extent non-U.S. Dollar denominated, the U.S. Dollar Equivalent of such amount), in the case of any financial institution organized under the laws of the United States, and, in the case of a financial institution organized under the laws of Argentina, Ps.50,000,000 and, in the case of any financial institution organized under the laws of the United States, has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or, in the case of a financial institution organized under the laws of Argentina, is qualified to receive deposits of Administradoras de Fondos de Jubilación y Pensión; (c) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-l by Moody’s; (d) Obligaciones Negociables (as defined under Argentine Law) with a maturity of 365 days or less issued by a corporation organized under the laws of the Republic of Argentina the medium-term debt obligations of which have a rating at least equal to the rating of medium-term debt obligations of Argentina; (e) except as otherwise provided in clause (f) below equity securities listed, directly or through depositary receipts, on the New York Stock Exchange or the Buenos Aires Stock Exchange, as the case may be, provided that the equity securities listed on the Buenos Aires Stock Exchange shall be of a company that is included in the Merval Index (for the purposes hereof, valued at market value) and (f) equity securities which may be used to redeem or pay, or may be exchangeable for, or may be the subject of a purchase obligation or repurchase agreement which constitutes, Indebtedness (including the PRIDES) valued at such redemption, exchange or purchase price.

“Cedel Bank” means Cedel Bank, société anonyme or its successor.

“CEI” means CEI Citicorp Holdings Sociedad Anónima.

“Certificated Note” means a note issued in certificated form to a Person other than the Depositary for such Note in accordance with Sections 2.2 and 2.11.

“Change of Control” means such time as (i) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, is or becomes the “beneficial owner” (as defined in Rule 13d and 13d-5 under the Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of more than 50% of the total outstanding Voting Stock of the Company; or (ii) any person (other than a Permitted Holder), together with any Affiliates of such person, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of the Company such that the number of such nominees exceeds the number of nominees of the Permitted Holders elected to the Board of Directors of the Company. For purposes of calculating the percentage interest of outstanding Voting Stock held indirectly by any person, such person’s percentage interest of the Voting Stock of the Company shall be determined as the product of such person’s percentage interest in any intermediate entity and such intermediate entity’s percentage interest in the Company (or, in the case of multiple intermediate entities, the product of each such intermediate entity’s percentage ownership interest in the other intermediate entities in the chain of ownership and in the Company). For purposes of this definition, a pledge of the Voting Stock of the Company shall be deemed not to impair the disposition rights of any person with respect to such ordinary shares.

“CNV” means the Comisión Nacional de Valores, the Argentine National Securities Commission, or its successor.

“Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Depositary” means, with respect to International Global Notes, the Person acting as Common Depositary for the benefit of Euroclear and Cedel Bank.

“Common Stock” means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock or ordinary shares, whether outstanding on the Issue Date of the initial Series of Notes issued hereunder or issued thereafter, and includes, without limitation, all classes and series of such common stock or ordinary shares of such Person.

“Company” means Compañía Internacional de Telecomunicaciones S.A., a sociedad anónima organized under the laws of Argentina, and, subject to Section 3.18, its successors and assigns.

“Company Order” means a written statement, request or order of the Company signed in its name by any two Authorized Officers, and delivered to the Trustee.

“Co-Registrar” means The Bank of New York, acting through its New York City office, until a successor Co-Registrar shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Co-Registrar” shall mean such successor Registrar.

“Corporate Trust Office” means, in the case of the Trustee or the Co-Registrar, the office of the Trustee or Co-Registrar, at which the corporate trust business of the Trustee or Co-Registrar, as the case may be, shall, at any particular time, be principally administered, which office, at the date of this Indenture, is located at 101 Barclay Street, 21 W, New York, New York 10286, and means, in the case of the Registrar, the office or agency of the Registrar at which at any particular time the corporate trust business of the Registrar shall be principally administered, which office at the date of this Indenture is located at 25 de Mayo 199, (1002) Buenos Aires, Argentina.

“Corporation” means a sociedad anónima, corporation, association, company or business trust.

“coupon” or “Coupon” means any interest coupon appertaining to a Bearer Note.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement that is designed to protect against fluctuations in currency values.

“Default” means any event that after notice or passage of time or both would be an Event of Default.

“Depositary” means The Depository Trust Company (“DTC”) or such other depositary as may be designated with respect to the securities issuable or issued in whole or in part to the form of one or more Global Registered Notes.

“Dollar” or “U.S.$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

“Euroclear” means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System, or its successor.

“Event of Default” means any event or condition specified as such in Section 4.1.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Date” means, with respect to any Bearer Note of a Series, the date which is the 40th day after the later of the commencement of the offering of such Series of Notes to purchasers thereof and the Issue Date for such Series.

“Exchange Note” means a Note of a Series, the exchange of which for a Note of the same Series has been registered under the Securities Act and effected pursuant to this Indenture and the applicable Registration Rights Agreement.

“Exchange Offer” means an offer to exchange Notes of a Series for Exchange Notes pursuant to an Exchange Offer Registration Statement.

“Exchange Offer Registration Statement” means a registration statement filed with the Commission on an appropriate form in connection with an Exchange Offer for a Series of Notes.

“Exchange Rate Agent” means The Bank of New York, as Exchange Rate Agent.

“Exchange Rate Agreement” means the Exchange Rate Agency Agreement, dated as of July 31, 1997 between the Company and the Exchange Rate Agent.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer.

“Fixed Charge Coverage Ratio” of the Company means, for any period, the ratio between (i) Operating Cash Flow and (ii) the sum of (a) Interest Expense and (b) cash and non-cash dividends declared (whether or not paid) on Preferred Stock of the Company, in each case for such period.

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles in Argentina as in effect as of the date of this Indenture or, for purposes of the covenants contained in Section 3.9 (Provision of Financial Statements and Reports) and Section 3.18 (Maintenance of Books and Records), in effect from time to time.

“Global Bearer Note” means a Temporary Global Bearer Note or a Permanent Global Bearer Note.

“Global Note” means a Note in definitive global form evidencing all or part of a Series of Notes that is deposited with DTC or another Depositary, or a nominee thereof, for credit to the respective accounts of the beneficial owners of the Notes represented thereby.

“Global Registered Note” means a Global Note which is a Registered Note and is deposited with or on behalf of DTC.

“Government Obligations” means, in relation to a Series of Notes, unless otherwise specified with respect to such Series of Notes pursuant to Section 2.5, (i) direct obligations of the government which issued the Specified Currency in which the Notes of such Series are payable or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the government which issued the Specified Currency in which the Notes of such Series are payable, the payment of which is unconditionally guaranteed by such government, which, in either case, are full faith and credit obligations of such government payable in such Specified Currency and are not callable or redeemable at the option of the issuer thereof and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest or principal of the Government Obligation evidenced by such depositary receipt.

“Holder”, “holder of Notes” or “Noteholder” means, with respect to a Registered Note, the Person in whose name at the time such Note is registered in the Register, with respect to a Bearer Note, the bearer thereof and, with respect to any coupon, the bearer thereof.

“Indebtedness” means with respect to any Person at any date of determination, without duplication and determined on an unconsolidated basis, (a) all liabilities of such Person for borrowed money (including overdrafts) or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities (including outstanding disbursements) incurred in the ordinary course of business (whether or not evidenced by a note), but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) all Indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement, in the event of default, are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such Person, (e) all Indebtedness referred to in (but not excluded from) the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (f) all guarantees by such Person of Indebtedness referred to in this definition of any other Person, (g) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends and (h) any liability of such Person under or in respect of Interest Rate Agreements or Currency Agreements. For purposes hereof, the “maximum fixed repurchase price” of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock. For purposes of the covenants contained in Section 3.1 (Limitation on Incurrence of Indebtedness) and Section 3.2 (Limitation on Restricted Payments) and the definition of “Events of Default” contained in Section 4.1, in determining the principal amount of any Indebtedness to be incurred by the Company or which is outstanding at any date, (x) the principal amount of any Indebtedness which provides that an amount less than the principal amount at maturity thereof shall be due upon any declaration of acceleration thereof shall be the accrued value thereof at the date of determination and (y) effect shall be given to the impact of any Interest Rate Agreement or Currency Agreement with respect to such Indebtedness, in each case as determined on an unconsolidated basis.

“Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and such term shall include the forms and terms of particular Notes established as contemplated hereunder.

“Initial Purchasers” means Goldman, Sachs & Co. and Merrill Lynch & Co. as the purchasers of the initial Series of Notes to be issued under this Indenture and any other Person that enters into a purchase agreement with the Company with respect to one or more Series of Notes.

“Institutional Accredited Investor” shall mean an institution that is an “accredited investor” as that term is defined in Rule 501(a)(l), (2), (3) or (7) of Regulation D under the Securities Act.

“Interest Expense” means, for any period, without duplication, the sum of (a) the interest expense of the Company for such period, including, without limitation, (i) amortization of original issue discount, (ii) the net cost of Interest Rate Agreements (including amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) accrued interest, (v) the amount of any interest capitalized by the Company, and (vi) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, plus (b) the interest component of Capitalized Lease Obligations of the Company paid, accrued or scheduled to be paid or accrued during such period, in each case as determined on an unconsolidated basis in accordance with GAAP.

“Interest Rate Agreement” means any interest rate protection agreement and other type of interest rate hedging agreement or arrangement (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) designed to protect against or manage exposure to fluctuations in interest rates in respect of Indebtedness.

“International Global Note” means a Global Note, in permanent or temporary form, that is also a Registered Note or a Bearer Note offered and sold in reliance on Regulation S and deposited with or on behalf of the Common Depositary.

“Issue Date” means, in respect of any Series of Notes, the date of original issuance of such Series of Notes.

“Legend” means any legend printed in capital letters on the form of Note attached as an exhibit hereto other than any such legend related to tax matters.

“Leverage Ratio” means, with respect to any Person, the ratio between (i) Indebtedness of such Person minus cash and Cash Equivalents of such Person and (ii) shareholders’ equity (excluding redeemable preferred stock) of such Person.

“Lien” means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

“Material Subsidiary” means, at any relevant time, any Subsidiary that meets any of the following conditions:

(i) the Company’s and its other Subsidiaries’ investments in and advances to the Subsidiary exceed 10% of the total consolidated assets of the Company and its Subsidiaries; or

(ii) the Company’s and its other Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10% of the total consolidated assets of the Company and its Subsidiaries; or

(iii) the Company’s and its other Subsidiaries’ equity in the earnings before income tax and employee statutory profit sharing of the Subsidiary exceeds 10% of such earnings of the Company and its consolidated Subsidiaries;

all as calculated by reference to the then latest fiscal year-end accounts (or consolidated fiscal year-end accounts, as the case may be) of such Subsidiary and the then latest audited consolidated fiscal year-end accounts of the Company and its Subsidiaries.

“Maturity” means, with respect to any Note, the date on which any principal of such Note becomes due and payable as provided therein or herein, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise, and, when used with respect to the Indebtedness of any other Person, means the date on which any principal or premium thereto of such Indebtedness becomes due and payable as provided in the instrument governing such Indebtedness, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

“Member Organization” has the meaning set forth in Section 2.2(c).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means, with respect to any capital contribution or issuance or sale of Capital Stock as referred to under the covenant contained in Section 3.2 (Limitation on Restricted Payments), the proceeds of such capital contribution, issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such capital contribution, issuance or sale and net of taxes paid or payable as a result thereof.

“Negotiable Obligations Law” means Argentine Law No. 23,576, as amended.

“Note” or “Notes” has the meaning stated in the first recital of this Indenture, or, as the context may require, means Notes that have been authenticated and delivered under this Indenture.

“Offering Document” related to a Series of Notes means the prospectus, offering memorandum or other document (including any supplement thereto) which the Company has authorized to be used to offer the Notes of such Series for sale. An Offering Document related to a Series of Notes shall be deemed to be dated the date thereof or, if the Offering Document includes one or more supplements, the date of the latest of such supplements.

“Officers’ Certificate” means a certificate signed by any two Authorized Officers and delivered to the Trustee.

“Operating Cash Flow” means, for any period, without duplication, the sum of dividends in cash and Cash Equivalents received by the Company during such period, plus fees of the Company during such period for services rendered plus interest income of the Company during such period (other than interest income arising from interest payable by a Subsidiary), minus administrative expenses of the Company for such period, in each case determined on an unconsolidated basis.

“Opinion of Counsel” means the written opinion of qualified legal counsel satisfactory to the Trustee.

“Outstanding”, when used with respect to Notes, subject to the provisions of Section 6.4, shall mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) Notes, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside, segregated and held in trust by the Company for the Holders of such Notes (if the Company shall act as its own Paying Agent), provided that if such Notes, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

(c) Notes in substitution for which other Notes shall have been authenticated and delivered or which shall have been paid, pursuant to the terms of Section 2.10 (except any such Note as to which proof satisfactory to the Trustee is presented that such Note is held by a Person in whose hands such Note is a legal, valid and binding obligation of the Company).

“Paying Agent” means any Person authorized by the Company to pay the principal of or interest on any Notes on behalf of the Company.

“Payment Date” means, with respect to each Series of Notes, the date on which payment of interest and/or principal is due or any date fixed for redemption of the Notes of such Series.

“Permanent Global Bearer Note” means a single permanent Global Note in definitive bearer form, without coupons, which is deposited with the Common Depositary for credit on or after the relevant Exchange Date to the accounts of the beneficial owners of Bearer Notes of a Series at Euroclear or Cedel Bank.

“Permitted Holder” means CEI and TISA and their respective Affiliates.

“Permitted Indebtedness” means any of the following:

(a) Indebtedness of the Company outstanding on the Issue Date, including the PRIDES and the Company’s Preferred Stock;

(b) Indebtedness of the Company to be incurred under the Notes;

(c) Indebtedness of the Company in an aggregate principal amount not in excess of U.S.$105,000,000 to be incurred in connection with the Company’s participation in the consortium led by the Company to bid for the concession to operate the Argentine stated-owned postal service company, Empresa Nacional de Correos y Telégrafos S.A.;

(d) Indebtedness of the Company incurred in connection with the refinancing of the PRIDES in an aggregate principal amount equal to the difference between the Fair Market Value of an asset at the time of its sale and the proceeds received from such sale if, concurrently with such sale, the Company enters into an agreement to repurchase such asset for an amount equal to such proceeds plus interest accrued to the date of repurchase of such asset; provided that in no event shall the aggregate principal amount of such Indebtedness exceed U.S.$30 million;

(e) Indebtedness of the Company (in addition to the above) in an aggregate principal amount not in excess of U.S.$15.0 million at any time outstanding; and

(f) Indebtedness of the Company to the extent it represents a replacement, renewal, refinancing, or extension (including by means of a repurchase or other derivative transaction relating to the Class B Shares of Telefónica) of Indebtedness of the Company incurred or outstanding pursuant to clause (a) through (e) above (which, in the case of a replacement, renewal, refinancing or extension of the PRIDES need not be contemporaneous and shall not exceed the principal amount of the outstanding PRIDES on the date of the Indenture); provided that (A) any such replacement, renewal, refinancing or extension shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration of acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being replaced, renewed, refinanced or extended plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such replacement, renewal, refinancing or extension and such reasonable fees and expenses incurred in connection therewith and (B) in the case of any Indebtedness replacing, renewing, refinancing, or extending Indebtedness which is pari passu to the Notes, any such replacing, renewing, refinancing or extending Indebtedness is made pari passu to the Notes or subordinated to the Notes, and, in the case of any Indebtedness replacing, renewing, refinancing, or extending Subordinated Indebtedness, any such replacing, renewing, refinancing or extending Indebtedness is subordinated at least to the Notes to the same extent as the Indebtedness being replaced, renewed, refinanced or extended.

“Permitted Liens” means the following types of Liens:

(a) Liens on any property or assets of a Subsidiary granted in favor of the Company or any of its Subsidiaries;

(b) Liens securing Acquired Indebtedness created prior to (and not in connection with or in contemplation of) the incurrence of such Indebtedness by the Company or any of its Subsidiaries; provided that such Lien does not extend to any property or assets of the Company or any of its Subsidiaries other than the assets acquired in connection with the incurrence of such Acquired Indebtedness;

(c) Liens created to secure all or any part of the purchase price of property or assets acquired by the Company or any of its Subsidiaries after the Issue Date of the initial Series of Notes issued hereunder (including any interest or title of a lessor under a Capitalized Lease Obligation having such effect); provided, however, that any such Lien shall be restricted solely to the property or asset so financed;

(d) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business of the Company or any of its Subsidiaries and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings;

(e) Liens for taxes, assessments, government charges or claims that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

(f) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Subsidiaries incurred in the ordinary course of business;

(g) Liens arising by reason of any judgment, decree or order of any court so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(h) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(i) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (h); provided that any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien so extended, renewed or replaced and shall not extend to any additional property or assets;

(j) any interest or title of a lessor under any Capitalized Lease Obligation so long as any such Capitalized Lease Obligation secured by such Lien does not exceed U.S.$5.0 million;

(k) Liens existing on the date of this Indenture and listed on Schedule A hereto; and

(l) Liens on the Company’s Telefónica common stock incurred exclusively in connection with the refinancing of the PRIDES.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“pesos” or “Ps.” means Argentine Pesos.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s stock which is entitled to a preference in the payment of dividends or distributions, whether outstanding on the Issue Date of the initial Series of Notes issued hereunder or issued thereafter, and includes, without limitation, all classes and series of such preferred or preference stock of such Person.

“PRIDES” means the 7% Provisionally Redeemable Income Debt Exchangeable for Stock due March 3, 1998 issued by the Company in 1994.

“principal”, whenever used with reference to the Notes or any Note or any portion thereof, shall be deemed to include “and premium, if any”.

“Process Agent” has the meaning set forth in Section 11.7.

“Property” means any asset, revenue or any other property, whether tangible or intangible, real or personal, including, without limitation, any right to receive income.

“Purchase Agreement” means, for the Series A Notes and the Series B Notes, the purchase agreement between the Initial Purchasers and the Company dated as of July 24, 1997 and for any subsequent Series of Notes, an applicable purchase agreement entered into in connection therewith.

“Qualified Institutional Buyer” or “QIB” means a qualified institutional buyer within the meaning of Rule 144A under the Securities Act.

“Record” has the meaning set forth in Section 2.10.

“Redeemable Capital Stock” means, with respect to any Person, any class or series of Capital Stock of such Person that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity; provided, however, that Redeemable Capital Stock of the Company shall not include any Common Stock of the Company the holder of which has a right to put such Common Stock to the Company upon certain terminations of employment.

“Register” has the meaning set forth in Section 2.10.

“Registered Note” means any Note registered in the Register.

“Registrar” means The Bank of New York S.A., acting through its Buenos Aires office, until a successor Registrar shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Registrar” shall mean such successor Registrar.

“Registration Rights Agreement” means, for the Series A Notes, the exchange and registration rights agreement between the Company and the Initial Purchasers dated as of July 31, 1997, and for any subsequent Series of Notes, any applicable exchange and registration rights agreement entered into in connection therewith.

“Regular Record Date” means, unless otherwise established by the applicable Board Resolution or indenture supplemental hereto, for the interest payable on any Payment Date the 15th calendar day (whether or not a Business Day) next preceding such Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Note” has the meaning set forth in Section 2.2.

“Related Proceeding” has the meaning set forth in Section 11.7.

“Resale Registration” means a shelf registration statement filed with the Commission to cover resales of the Series A Notes by the Holders thereof.

“Responsible Officer” when used with respect to the Trustee, means any officer of the Trustee assigned to the Corporate Trust Office of the Trustee to administer corporate trust matters.

“Restricted Global Note” has the meaning set forth in Section 2.2.

“Restricted Payment” means any of the following: (a) the declaration or payment of any dividend or any other distribution on Capital Stock (other than Preferred Stock outstanding on the date hereof) of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock (other than as aforesaid) of the Company (other than dividends or distributions payable solely in Capital Stock (other than Redeemable Capital Stock) of the Company or in options, warrants or other rights to purchase Capital Stock (other than Redeemable Capital Stock) of the Company); or (b) the making of any principal payment on, or the repurchase, redemption, defeasance or other acquisition or retirement for value of, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness (other than Preferred Stock outstanding on the date hereof) of the Company.

“Restricted Period” means, with respect to any Note of a Series sold in reliance on Regulation S, the period of 40 consecutive days beginning on and including the later of (i) the day on which such Note or Notes of a Series represented thereby are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the day on which the closing of the offering of such Note or Notes of that Series occurs.

“Rule 144A” means Rule 144A under the Securities Act.

“S & P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Series” has the meaning set forth in the first recital of this Indenture.

“Series A Notes” means the 8.85% Series A Notes due 2004.

“Series B Notes” means the 10.375% Series B Notes due 2004.

“Specified Currency” means Dollars or such other currency or composite currency as specified pursuant to Section 2.5 which, for the Series A Notes shall be Dollars and for the Series B Notes shall be Pesos.

“Stated Maturity” means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any relevant installment of interest thereon, is due and payable.

“Subordinated Indebtedness” means Indebtedness of the Company that is expressly subordinated in right of payment to the Notes.

“Subsidiary” means (i) any corporation, association or other business entity of which Voting Stock representing more than 50% of the total voting power of the outstanding Voting Stock is owned, directly or indirectly, by the Company and one or more other

Subsidiaries of the Company, (ii) Telefónica for so long as at least 40% of the total voting power of Telefónica’s outstanding Voting Stock is owned directly or indirectly by the Company or one or more other Subsidiaries of the Company and (iii) for so long as Telefónica is a Subsidiary, any corporation, association or other business entity of which Voting Stock representing more than 50% of the total voting power of the outstanding Voting Stock is owned, directly or indirectly, by Telefónica and one or more other Subsidiaries (as defined in this clause (iii)) of Telefónica.

“Supervisory Committee” means the Comisión Fiscalizadora of the Company, a committee of controllers appointed by the shareholders of the Company.

“Telefónica” means Telefónica de Argentina S.A.

“Temporary Global Bearer Note” means a single temporary International Global Note in definitive bearer form, without coupons, which is deposited with the Common Depositary for credit on the relevant Issue Date to the accounts of the beneficial owners of Bearer Notes of a Series at Euroclear or Cedel Bank.

“TISA” means T.I. Telefónica International de España S.A.

“Transfer Agent” means any Person authorized by the Company to which Registered Notes may be surrendered for transfer or exchange.

“Transfer Restricted Notes” means the Series A Notes until (i) the date on which each such Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Series A Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the registration statement in connection with the Resale Registration, (iv) the date on which such Note is distributed to the public pursuant to Rule 144(k) under the Securities Act (or any similar provision then in force, but not Rule 144A under the Securities Act), (v) such Note shall have been otherwise transferred by the Holder thereof and a new Note not bearing a legend restricting further transfer shall have been delivered by the Company and the subsequent disposition of such Note shall not require registration or qualification under the Securities Act or any similar state law then in force, or (vi) such Note ceases to be Outstanding (as defined herein).

“Trustee” means the Person identified as the “Trustee” in the first paragraph hereof and, subject to the provisions of Article Five, shall also include any successor Trustee.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, as in effect at the date as of which this Indenture was executed, except as provided in Section 7.6.

“United States” or “U.S.” means the United States of America.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. Dollars, at any time for the determination thereof, the amount of U.S.

Dollars obtained by converting such foreign currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable foreign currency as quoted by Reuters at approximately 11:00 a.m. (New York time) on the date which is not more than two Business Days prior to the date of such determination.

“Voting Stock” means, with respect to any Person, any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

SECTION 1.2 Other Definitions. Other defined terms shall have the meanings assigned to them where they appear in this Indenture.

ARTICLE TWO

NOTES

SECTION 2.1 Forms Generally. The definitive Notes of each Series and related coupons, if any, shall be in substantially the form of Exhibit E hereto, except as otherwise established by or pursuant to a Board Resolution or a resolution of any two Authorized Officers or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have reprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities exchange or as may, consistently herewith, be determined by the officers, directors or attorneys in fact executing such Notes or coupons, if any, appertaining thereto, as evidenced by their execution of such Notes or coupons. If the forms of Notes or coupons of any Series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by any Authorized Officer of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 2.6 for the authentication and delivery of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. In this Indenture, Notes that are not in temporary form are referred to as “definitive Notes” and Notes that are in temporary form are referred to as “temporary Notes”.

The definitive Notes and any coupons shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed and subject to the prior approval of the CNV where applicable, all as determined by the member of the Board of Directors of the Company and member of the Supervisory Committee of the Company executing such Notes or coupons, as evidenced by their execution of such Notes or coupons.

The Company agrees to cause the Notes to comply with Article 7 of the Negotiable Obligations Law.

Pursuant to Argentine Law N° 24,587, effective November 22, 1995, and Decree N° 259/96, Argentine companies are no longer allowed to issue debt securities in bearer form or in registered endorsable form, except if the same are authorized by the CNV to be publicly offered in Argentina and are represented by global or individual certificates, registered or deposited with Argentine or non-Argentine common depositary systems authorized by the CNV. By General Resolution N° 283/96 of the CNV, Euroclear, Cedel Bank, DTC and the Argentine Caja de Valores S.A. have been authorized as such common depositary systems. Accordingly, as long as the provisions of such law, decree and regulations are applicable, under the Indenture, the Company will only issue Notes in a form which complies with the same.

The Notes and coupons shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the member of the Board of Directors of the Company and member of the Supervisory Committee of the Company executing the same may determine with the approval of the Trustee as evidenced by the execution and authentication thereof.

SECTION 2.2 Temporary Notes; Global Registered Notes; International Global Notes; Bearer Notes; Certificated Notes. (a) Temporary Notes. Until definitive Notes of a Series are prepared, the Company may (and, if a Board Resolution so requires, the Company shall) execute, and there shall be authenticated and delivered in accordance with the provisions of Section 2.6 hereof (in lieu of definitive printed Notes of such Series), temporary Notes of such Series. Such temporary Notes may be in global form. Any temporary Note of a Series shall be subject to the same limitations and conditions and entitled to the same rights and benefits as a definitive Note of such Series, except as provided herein or therein. Unless otherwise provided herein or therein, temporary Notes of a Series shall be exchangeable for definitive Notes of such Series when such definitive Notes are available for delivery; and upon the surrender for exchange of temporary Notes of a Series that are so exchangeable, the Company shall execute and there shall be authenticated and delivered, in accordance with the provisions of Section 2.10 hereof, in exchange for such temporary Notes of a Series, a like aggregate principal amount of definitive Notes of the same Series and of like tenor. The Company shall pay all charges, including without limitation, stamp and other taxes and governmental charges, incident to any exchange of temporary Notes for definitive Notes. All temporary Notes shall be identified as such and shall describe the right, if any, of the Holder thereof to effect an exchange for definitive Notes and the manner in which such an exchange may be effected.

(a) Global Registered Notes. If, as specified pursuant to Section 2.5, the Company issues Notes of any Series represented, in whole or in part, by one or more Global Registered Notes that are deposited with or on behalf of the Depositary or a nominee thereof for credit to the respective accounts of the beneficial owners of the Notes represented thereby (or to such other accounts as they may direct), the provisions of this Section 2.2(b) shall apply.

(i) If the Company shall establish pursuant to Section 2.5 that Notes of a Series are to be issued in whole or in part in the form of one or more Global Registered Notes, then the Company shall execute and the Trustee shall authenticate and deliver in accordance with Section 2.6 one or more Global Registered Notes that (A) shall be registered in the name of the Depositary or its nominee, (B) shall be delivered by the

Trustee to the Depositary or pursuant to the Depositary’s instructions and (C) shall bear legends substantially to the following effect:

“UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IN EXCHANGE FOR THIS GLOBAL NOTE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

“THIS NOTE IS A [RESTRICTED] [REGULATION S] GLOBAL REGISTERED NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER. THIS GLOBAL REGISTERED NOTE MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN SECTION 2.11(b) OF THE INDENTURE, AND MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.10(b) OF THE INDENTURE. BENEFICIAL INTERESTS IN THIS GLOBAL REGISTERED NOTE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SECTION 2.10(b) OF THE INDENTURE.”

(ii) Neither any members of, or participants in, a Depositary (“Agent Members”) nor any other persons on whose behalf Agent Members may act (including Euroclear and Cedel Bank and account holders and participants therein) shall have any rights under this Indenture with respect to any Global Registered Note registered in the name of such Depositary or any nominee thereof, or under any such Global Registered Note, and such Depositary or nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Registered Note (including all Notes represented thereby) for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by such Depositary or such nominee, as the case may be, or impair, as between such Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such persons governing the exercise of the rights of a Holder of any Note.

(iii) Any Notes offered and sold in reliance on Regulation S may be issued in the form of a Global Registered Note that is registered in the name of DTC, as Depositary, or a nominee thereof, and deposited with the Trustee, at its New York office, as custodian for the Depositary, for credit to the respective accounts of beneficial owners of the Notes represented thereby (or to such other accounts as they may direct); provided that until the end of the Restricted Period, all such accounts are maintained at the Depositary by Euroclear or Cedel Bank or by one or more Agent Members acting for the account thereof. Each such Global Registered Note shall be deemed to be a “Regulation S Global Note”. The aggregate principal amount of each Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary therefor, as provided in Sections 2.9 and 2.10.

(iv) Any Notes offered and sold in reliance on Rule 144A may be issued in the form of a Global Registered Note that is registered in the name of DTC, as Depositary, or a nominee thereof, and deposited with the Trustee, at its New York office, as custodian for the Depositary, for credit to the respective accounts of beneficial owners of the Notes represented thereby (or to such other accounts as they may direct). Each such Global Registered Note shall be deemed to be a “Restricted Global Note”. The aggregate principal amount of each Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as provided in Sections 2.9 and 2.10.

(b) International Global Notes. If, pursuant to Section 2.5, the Company issues Notes of any Series represented, in whole or in part, by an International Global Note in permanent or temporary global form that is deposited with or on behalf of the Common Depositary, for credit to the respective accounts of the beneficial owners of the Notes represented thereby (or to such other accounts as they may direct), the provisions of this Section 2.2(c) shall apply to such Notes. All accounts of beneficial owners of International Global Notes shall be maintained at or through Euroclear or Cedel Bank. Registered Notes and, to the extent permitted under applicable Argentine law, Bearer Notes may be issued in the form of an International Global Note.

(i) If the Company shall establish pursuant to Section 2.5 that Notes of a Series are to be issued in whole or in part in the form of one or more International Global Notes, then the Company shall execute and the Trustee shall authenticate and deliver one or more International Global Notes that (A) if issued in registered form, shall be registered in the name of the Common Depositary or its nominee and (B) shall be delivered by the Trustee to the Common Depositary or pursuant to the Common Depositary’s instructions.

(ii) Neither any members of, or participants in, a Common Depositary (“Member Organizations”) nor any other persons on whose behalf Member Organizations may act shall have any rights under this Indenture with respect to any International Global Note registered in the name of, or held by, such Common Depositary or any nominee thereof, or under any such International Global Note, and such Common Depositary or nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such

International Global Note (including all Notes represented thereby) for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by such Common Depositary or such nominee, as the case may be, or impair, as between such Common Depository, its Member Organizations and any other person on whose behalf a Member Organization may act, the operation of customary practices of such persons governing the exercise of the rights of a Holder of any Note.

(c) Bearer Notes. Unless otherwise specified pursuant to Section 2.5, this Section 2.2(d) shall apply to all Bearer Notes which, to the extent permitted under Argentine law, may be issued hereunder pursuant to Section 2.5.

(i) Each Bearer Note shall initially be issued only in the form of one or more Temporary Global Bearer Notes, which shall be deposited with or on behalf of a Common Depositary, for credit to the respective accounts of the beneficial owners of the Notes represented thereby (or to such other accounts as they may direct), provided that all such accounts shall be maintained at or through Euroclear or Cedel Bank. No Bearer Note shall be mailed or otherwise delivered in connection with its sale during the applicable Restricted Period to any location in the United States (including the States thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (the “United States”). A Temporary Global Bearer Note is an International Global Note. On or after the Exchange Date, a Temporary Global Bearer Note shall be exchanged for a Permanent Global Bearer Note or for definitive Bearer Notes in certificated form, as specified pursuant to Section 2.5, provided, however, that no Temporary Global Bearer Note or portion thereof may be exchanged for any definitive Note until (A) on or after the applicable Exchange Date and (B) with respect to each beneficial interest in the portion of such Temporary Global Bearer Note to be so exchanged, Euroclear or Cedel Bank, as the case may be, has delivered to the Trustee a certificate in substantially the form of Exhibit A dated no earlier than 15 days prior to the earlier of the date on which such Bearer Note is delivered and the applicable Exchange Date.

(ii) Upon the exchange of any Temporary Global Bearer Note or portion thereof for definitive certificated Bearer Notes or for interests in a Permanent Global Bearer Note, such Temporary Global Bearer Note shall be endorsed to reflect the reduction of the principal amount evidenced thereby, whereupon its remaining principal amount shall be reduced for all purposes by the amount so exchanged. Until so exchanged in full, such Temporary Global Bearer Note shall in all respects be entitled to the same benefits under this Indenture as the definitive certificated Bearer Notes that may be authenticated and delivered hereunder in exchange therefor, except with respect to the payment of interest as described in paragraph (iii) of this Section 2.2(d).

(iii) No interest payable in respect of any beneficial interest in a Temporary Global Bearer Note shall be paid until the certification requirements set forth in Section 2.2(d)(i)(B) above have been satisfied with respect to such beneficial interest. Delivery of the certificate contemplated by Section 2.2(d)(i)(B) above by a Member Organization shall constitute an irrevocable instruction by such Member Organization to Euroclear or Cedel Bank, as the case may be, to exchange, on the applicable Exchange Date, the beneficial interest covered by such certificate for such definitive Notes as such Member Organization may specify.

(d) Certificated Notes. Notes which are offered and sold to Institutional Accredited Investors which are not QIBs (excluding non-U.S. Persons) shall be issued in the form of Certificated Notes in fully registered form set forth in Exhibit E. Notes issued pursuant to Section 2.11 in exchange for interests in Global Registered Notes shall be fully registered in the form of Certificated Notes substantially in the form set forth in Exhibit E.

SECTION 2.3 Restrictive Legends. (i) Any Restricted Global Notes and Certificated Notes shall bear the legend set forth below on the face thereof and (ii) any Regulation S Global Notes and Certificated Notes issued in exchange for a Global Note pursuant to Section 2.11 shall bear the legend set forth below on the face thereof until the expiration of the applicable Restricted Period and, in the case of the issuance of a Permanent Global Bearer Note or a definitive Bearer Note in certificated form in exchange for a Temporary Global Bearer Note pursuant to Section 2.2(d)(i), receipt by the Company and the Trustee of a certificate substantially in the form of Exhibit A hereto. “THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) [IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”) OR (C)] IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) [INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D)] OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, [(E)] PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F)] PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE

MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. [IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO EACH OF THE TRUSTEE AND THE COMPANY THE LETTER REFERRED TO ABOVE AND SUCH OTHER CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.] AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION”, “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

SECTION 2.4 Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication on all Notes shall be in substantially the following form:

This is one of the series of [Bearer] [Registered] [Certificated] Notes referred to in the within-mentioned Indenture.

The Bank of New York, as Trustee

By
Authorized Signatory

SECTION 2.5 Maximum Aggregate Principal Amount of Notes; Terms of Notes. The maximum aggregate principal amount of Notes of all Series that may be authenticated and delivered at any given time under this Indenture is the remainder of (i) U.S. $800,000,000, or its equivalent in other currencies or composite currency, minus (ii) the aggregate principal amount of Notes of all Series previously issued under this Indenture, provided, however that the aggregate principal amount of any Notes issued upon the transfer of or in exchange for Notes of the same Series in accordance with the provisions of this Indenture (including Exchange Notes issued pursuant to a Registration Rights Agreement) shall not be taken into account for purposes of this calculation. The U.S. Dollar Equivalent of a currency or composite currency in which a Note is issued shall be determined by the Company at the time of issuance of such Note and shall not be affected by subsequent changes in exchange rates.

All Notes of any one Series and any coupons appertaining to any Bearer Notes of such Series shall be substantially identical except as to coin or currency of payments due thereunder, denomination, the rate or rates of interest, if any, or the method of determining the rate of interest, if any, the date or dates from which interest, if any, shall accrue, and Stated Maturity and except as may otherwise be provided in the terms of such Notes determined or established as provided above and below. All Notes of any one Series need not be issued at the same time.

The Notes are direct, unsecured and unconditional general obligations of the Company ranking pari passu without any preference among themselves and with all other present and future unsecured and unsubordinated Indebtedness of the Company (other than

Indebtedness ranking senior thereto by statute or by operation of law). The Notes constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms and entitled to the benefits provided by this Indenture, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

Unless previously redeemed, each Note will have a Stated Maturity of no less than 30 days but no more than 30 years from its Issue Date, as specified on the face thereof.

There shall be established in or pursuant to a Board Resolution or a resolution of any two Authorized Officers or one or more indentures supplemental hereto, prior to the issuance of any Series of Notes, the following terms of the Notes of such Series:

(1) if other than United States dollars, the coin or currency (including composite currency) in which the Notes of such Series shall be denominated and payable and the limit upon the aggregate principal amount of the Notes of the Series that may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the Series);

(2) the date or dates, or the method by which such date or dates shall be determined, on which the principal of the Notes of such Series shall be payable, which date or dates will be from 30 days to 30 years from their respective dates of issuance;

(3) the rate or rates, if any, at which the Notes of such Series shall bear interest, or the method by which such rate or rates shall be determined, the date or dates, or the method by which such date or dates shall be determined, from which such interest shall accrue, the Payment Dates on which such interest shall be payable, the Regular Record Dates for the determination of the Holders to whom interest shall be payable if other than the 15th calendar day (whether or not a Business Day) preceding the relevant Payment Dates and the basis upon which interest shall be calculated if other than a 360-day year of twelve 30-day months;

(4) if the amount of payments of principal of or interest, if any, on the Notes of such Series may be determined with reference to an index, formula or other method, the manner in which such amounts shall be determined;

(5) the place or places where the principal of and any interest on the Notes of such Series shall be payable (if other than as provided in Section 3.12) or where any Registered Note of any Series may be surrendered for registration of transfer or any Note of any Series may be surrendered for exchange;

(6) the right, if any, of the Company at its option and the obligation to redeem, repurchase or repay the Notes of any Series pursuant to any sinking fund, at the option of the Holder thereof, or otherwise, and the price or prices at which, the period or periods within which and the other terms and conditions upon which the Notes of such Series may or shall be redeemed, repurchased or repaid, in whole or in part, pursuant to any such right or obligation;

(7) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to Notes of such Series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

(8) any trustees, authenticating or paying agents, transfer agents, registrars or co-registrars or any other agents with respect to the Notes of such Series;

(9) the form and title of the Notes of such Series;

(10) whether Notes of the Series are to be issuable as Registered Notes, Bearer Notes (with or without coupons) (to the extent permitted by Argentine laws and regulations) or both, any restrictions applicable to the offer, sale or delivery of Bearer Notes and the terms upon which Bearer Notes of the Series may be exchanged for Registered Notes of the Series and vice versa (to the extent permitted by applicable laws and regulations), whether any Notes of the Series are to be issuable initially in temporary global form and whether any Notes of the Series are to be issuable in permanent global form, with or without coupons, and, if so, whether beneficial owners of interests in any such permanent Global Note may exchange such interests for Notes of such Series in certificated form and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 2.10 and, if any Notes of the Series are to be issuable as a Global Note, the identity of the Depositary for such Series (if other than DTC);

(11) the date as of which any Bearer Notes of such Series and any temporary Global Note representing Outstanding Notes of such Series shall be dated if other than the date of original issuance of the first Note of the Series to be issued;

(12) if other than denominations of U.S.$100,000 or an integral multiple of U.S. $1,000 above such amount (or the equivalent thereof in the applicable Specified Currency), the denominations in which any Restricted Global Notes of the Series shall be issuable; if other than denominations of U.S.$10,000 or an integral multiple of U.S. $1,000 above such amount (or the equivalent thereof in the applicable Specified Currency), the denominations in which any Regulation S Global Notes of the Series shall be issuable; if other than denominations of U.S.$200,000 or an integral multiple of U.S. $1,000 above such amount (or the equivalent thereof in the applicable Specified Currency), the denominations in which any Notes of the Series shall be issuable to Institutional Accredited Investors which are not QIBs and, if other than the denomination of U.S.$10,000 (or the equivalent thereof in the applicable Specified Currency), the denomination or denominations in which any Bearer Notes of the Series shall be issuable; and

(13) any other terms of the Notes of such Series.

SECTION 2.6 Authentication and Delivery of Notes. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes of any Series, together with any coupons appertaining thereto, executed by the Company pursuant to Section 2.7, to the Trustee for authentication together with the applicable documents referred to below in this Section 2.6, and the Trustee shall thereafter authenticate and deliver such Notes to or upon the order of the Company (specified in the Company Order referred to below in this Section 2.6) or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by a Company Order. The Company Order (and any related Officers’ Certificate and/or Opinion of Counsel) to be delivered by the Company may be transmitted via facsimile (with the original to be subsequently delivered by mail) and may provide instructions or provide for further instructions from the Company, as to the form and terms of such Notes. In authenticating such Notes and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall be entitled to receive and (subject to TIA Sections 315(a) through 315(d)) shall be fully protected in relying upon:

(1) a Company Order requesting such authentication setting forth instructions as to delivery (if the Notes are not to be delivered to the Company) and completion of any terms not set forth in such Notes as executed by the Company or setting forth procedures acceptable to the Trustee as to such completion and delivery;

(2) any Board Resolution or resolution of any two Authorized Officers or executed supplemental indenture referred to in Sections 2.1 and 2.5 by or pursuant to which the forms and terms of such Notes were established;

(3) to the extent the forms and terms of such Notes are determined pursuant to (and are not set forth in) a Board Resolution or supplemental indenture pursuant to Sections 2.1 and 2.5, an Officers’ Certificate, prepared in accordance with Section 11.5, either setting forth the form or forms and terms of the Notes and related coupons, if any, and describing the actions taken to establish such form or forms and terms or showing the authority to establish such form or forms and terms by Company Order or procedures specified therein; and

(4) an Opinion of Counsel or Opinions of Counsel, prepared in accordance with Section 11.5, which shall state (a) that the form or forms and terms of such Notes and related coupons, if any, have been or will, when established in compliance with procedures therein described, be duly authorized and established in conformity with the provisions of this Indenture; and (b) that such Notes, together with any coupons appertaining thereto, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to such matters as counsel may therein specify.

Notwithstanding the provisions of Section 2.1 and of this Section 2.6, if not all the Notes of any Series are to be issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to (3) above or the Company Order and Opinion of Counsel otherwise required pursuant to this Section 2.6 prior to or at the time of issuance of each Note, but such documents shall be delivered prior to or at the time of issuance of the first Note of such Series.

The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section if the Trustee, (x) being advised by counsel, and after having consulted with counsel to the Company, determines that such action may not lawfully be taken by the Company, (y) acting in good faith through its Board of Directors or a committee of its directors or a Responsible Officer shall determine that such action would expose the Trustee to personal liability to existing Holders or (z) determines that such action will affect its rights, duties, obligations or immunities hereunder in a manner not reasonably acceptable to it.

SECTION 2.7 Execution of Notes. The Notes shall be executed on behalf of the Company by each of (a) a member of its Board of Directors and (b) a member of its Supervisory Committee. Such signatures may, in accordance with applicable laws and regulations, be manual or, if previously approved by the CNV, facsimile signatures. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Note that has been duly authenticated and delivered by the Trustee.

In case any member of the Board of Directors or the Supervisory Committee who shall have signed any of the Notes shall cease to be such member before the Note so signed shall be authenticated and delivered by the Trustee or disposed of by or on behalf of the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Note had not ceased to be such member.

SECTION 2.8 Certificate of Authentication. No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory of the Trustee, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 2.12 together with a written statement (which need not comply with Section 11.5 and need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued and sold by the Company, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 2.9 Payment of Principal and Interest; Principal and Interest Rights Preserved. All payments of principal of and interest on the Notes of any Series shall be allocated on a pro rata basis among all Notes of such Series Outstanding, without preference or priority of any kind among the Notes of such Series. Unless otherwise specified pursuant to Section 2.5, the following provisions shall apply.

(a) Payment of principal of and interest (which term includes any Additional Amounts, unless the context otherwise requires) on any Payment Date (except for payment at Maturity) with respect to any Registered Note of each Series shall be made to the Person in whose name such Note is registered at the close of business on the Regular Record Date immediately preceding such Payment Date. Interest payable at Maturity shall be paid to the Person to whom principal is payable. Payment of principal at Maturity shall be paid to the registered Holder of a Note against presentation or surrender of such Note.

Holders of Certificated Notes will receive payments of principal and interest at Maturity in Dollars, unless such Certificated Notes are denominated in a Specified Currency other than Dollars and such Holder has elected to receive payment in such Specified Currency. Payments of principal and interest will be received by such Holder by check (mailed to the Holder of such Note at such Holder’s address appearing in the Register maintained by the Registrar and the Co-Registrar) drawn on, or by wire transfer to an account maintained by the Holder with, a bank in the principal financial center of the country issuing the relevant currency against presentation and surrender of such Note at the specified office of any Paying Agent. Payments of principal and interest at Maturity by wire transfer will only be made to a Holder of at least U.S.$1,000,000 aggregate principal amount of Certificated Notes (or in the case of Notes not denominated in Dollars, the U.S. Dollar Equivalent thereof), upon written application by such Holder to the Corporate Trust Office of the Trustee accompanied by appropriate wire transfer instructions not later than the fifteenth (15th) day immediately preceding the Maturity. The Company shall pay any reasonable administrative costs in connection with making any such payments. Except as otherwise provided in Section 2.9(h), payments of interest in respect of any Certificated Note (other than at Maturity) will be made on each applicable Payment Date in Dollars, unless such Certificated Note is denominated in a Specified Currency other than Dollars and the Holder of such Certificated Note has elected to receive payment in such Specified Currency, to the persons shown on the Register at the close of business on the relevant Regular Record Date by check (mailed to the Holder of such Note at such Holder’s address appearing in the Register maintained by the Registrar and the Co-Registrar) drawn on, or by wire transfer to an account maintained by the Holder with, a bank in the principal financial center of the country issuing the relevant currency. Payments of interest (other than at Maturity) by wire transfer will only be made to a Holder of at least U.S.$1,000,000 aggregate principal amount of Certificated Notes (or in the case of Notes not denominated in Dollars, the U.S. Dollar Equivalent thereof) upon written application by such Holder to the Corporate Trust Office of the Trustee accompanied by appropriate wire transfer instructions not later than the relevant Regular Record Date immediately preceding the Payment Date. Unless revoked in writing, any such designation made by such Holder with respect to such Notes shall remain in effect with respect to any future payments with respect to such Notes payable to such Holder. The Company shall pay any reasonable administrative costs in connection with making any such payments.

With respect to Certificated Notes denominated in a Specified Currency other than Dollars, on or before 12:00 noon, Buenos Aires time, two Business Days prior to the Payment Date, the Company will deposit in such Specified Currency in a bank account designated by the Trustee the aggregate amount of principal and interest due on such date with respect to the relevant Certificated Notes. The Dollar amount to be received by Holders not electing to receive payment in such Specified Currency will be the amount of such Specified Currency received by the Trustee with respect to such Notes from the Company converted by the Exchange Rate Agent to Dollars, after the deduction of applicable taxes and expenses.

Except in the case of Notes denominated in a Specified Currency other than Dollars where the Holder thereof has elected to receive payment in such Specified

Currency, payments of principal and interest, if any, in respect of a Global Note shall be made to DTC or its nominee as the registered Holder of such Note.

Two Business Days prior to a Payment Date on or before 12:00 noon, Buenos Aires time, in respect of any Global Note denominated in a Specified Currency other than Dollars, the Company will deposit in a bank account designated by the Trustee in the relevant Specified Currency the aggregate amount of principal and interest due on such Payment Date on the Notes represented by such Global Note. Thereafter, the Trustee will arrange with the Exchange Rate Agent for the conversion into Dollars of such aggregate amount after the deduction of applicable taxes and expenses and any portion of the amount as to which the beneficial owners of Notes represented by such Global Note have elected to receive payment in the Specified Currency thereof in accordance with the procedures provided below. The Trustee, as Paying Agent, will deliver to DTC such Dollar amount in same day funds for payment through DTC’s settlement system.

A Holder of Notes held in the book-entry settlement system of DTC denominated in a Specified Currency other than U.S. Dollars electing to receive payments of principal or interest in such Specified Currency, must notify the DTC participant through which its interest is held on or prior to the applicable Regular Record Date, in the case of the payment of interest (other than at Maturity), and by the date established by the relevant participant, in the case of payment of principal and interest at Maturity, of such Holder’s election to receive all or a portion of such payment in such currency. Such DTC participant must notify DTC thereof on or prior to the date which is the third Business Day after the Regular Record Date for any payment of interest (other than at Maturity) on or prior to a date which is twelve days prior to the payment of principal and interest at Maturity. If complete instructions are received by a DTC participant from the relevant Holder and forwarded by the DTC participant to DTC on or prior to such dates, and, if DTC subsequently notifies the Trustee by facsimile transmission (promptly confirmed in writing) of such instructions with appropriate wire transfer instructions on the Business Day immediately succeeding any such date, the Holder will receive payments in such Specified Currency.

(b) Subject to applicable laws and regulations, any installment of principal of and interest (which term includes any Additional Amounts, unless the context otherwise requires) on a Permanent Global Bearer Note of each Series or certificated Bearer Notes of each Series will be payable on each Payment Date (except for payment at Maturity) against presentation to and endorsement of such Permanent Global Bearer Note by the Common Depositary or presentation and surrender of the relevant coupons and, in the case of final interest and principal payments (whether upon redemption, acceleration or at Maturity), the surrender of the Permanent Global Bearer Note or the certificated Bearer Notes, at the office of a Paying Agent located outside the United States as the Company may appoint for the purpose. A record of each payment made on a Permanent Global Bearer Note of a Series, distinguishing between any payment of principal and any payment of interest, will be made on such Permanent Global Bearer Note by the Paying Agent to which such Permanent Global Bearer Note is presented for the purpose of making such payment, and such record shall be prima facie evidence that the payment in question has been made.

(c) Any payment in respect of a Bearer Note will be made by check (or, if such Bearer Note is a Global Bearer Note, by transfer to an account maintained by the Holder thereof). No payment will be made in respect of the Bearer Notes at an office or agency of the Company in the United States and no check in payment thereof which is mailed shall be mailed to an address in the United States, nor shall any transfer made in lieu of payment by check be made to an account maintained by the payee with a bank in the United States. Notwithstanding the foregoing, such payments may be made at an office or agency located in the United States if payment of the full amount so payable at each office of each Paying Agent and each other office outside the United States appointed and maintained for the purpose pursuant to the Indenture is illegal or is effectively precluded because of the imposition of exchange controls or similar restrictions on the full payment or receipt of such amounts in Dollars.

(d) Unless otherwise specified pursuant to Section 2.5, in the event that on any Payment Date in respect of any Series of Notes denominated in a Specified Currency other than the Argentine peso, any restrictions or prohibition of access to the Argentine foreign exchange market exists, the Company agrees to pay all amounts payable under such Notes either (i) by purchasing, with Argentine pesos, any series of “Bonos Externos de la República Argentina” (“Bonex”) or any other securities or public or private bonds issued in Argentina and denominated in dollars, and transferring and selling such instruments outside Argentina for the currency of such Notes, or (ii) by means of any other legal procedure existing in Argentina, on any due date for payment under such Series of Notes, for the purchase of the Specified Currency of such Notes. All costs and taxes payable in connection with the procedures referred to in (i) and (ii) above shall be borne by the Company. The Trustee shall have no obligation under this paragraph to acquire Dollars in the event of any foreign exchange restriction or prohibition in Argentina.

(e) Unless otherwise specified pursuant to Section 2.5, if the date for payment of any amount in respect of any Note is not a Business Day, the Holder thereof shall not be entitled to payment until the next following Business Day and shall not be entitled to further interest or other payment in respect of such delay.

(f) All reductions in the principal amount of a Note (or one or more predecessor Notes) effected by partial payments or installments of principal made on any Payment Date shall be binding upon all Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.

(g) In case a Bearer Note of any Series is surrendered in exchange for a Registered Note of such Series after the close of business (at an office or agency of one of the Paying Agents for such Series) on any Regular Record Date and before the opening of business (at such office or agency) on the next succeeding Payment Date, such Bearer Note shall be surrendered without the coupon relating to such Payment Date and interest will not be payable on such Payment Date in respect of the Registered Note issued in exchange for such Bearer Note, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

(h) Any interest on any Note of any Series that is payable but is not punctually paid or duly provided for on any Payment Date for such Series (herein called “Defaulted Interest”) shall, if such Note is a Registered Note, forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of his having been such a registered Holder, and such Defaulted Interest may be paid by the Company at its election in each case, as provided in clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names such Registered Notes are registered at the close of business on a Special Record Date (the “Special Record Date”) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Registered Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holders of such Registered Notes at their addresses as they appear in the Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Registered Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

(ii) The Company may make payment of any Defaulted Interest on any Registered Note in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Registered Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee in its sole discretion.

(i) Any Defaulted Interest payable in respect of Bearer Notes shall be payable pursuant to such procedures as may be satisfactory to the Trustee in its sole discretion and notice of the payment date therefor shall be given by the Trustee, in the name and at the expense of the Company, in the manner provided in Section 11.4 not more than 25 days and not less than 20 days prior to the date of the proposed payment.

(j) Subject to the foregoing provisions of this Section 2.9, each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Note.

SECTION 2.10 Registration, Transfer and Exchange of Notes. (a) Subject to such reasonable regulations as it may prescribe, the Registrar shall keep a record of exchanges and registrations of ownership, exchanges and transfers of Registered Notes at its Corporate Trust Office. The Co-Registrar shall also maintain a record of all registrations of ownership, exchange, and transfer of Registered Notes at its Corporate Trust Office. The Registrar and Co-Registrar shall keep a record of all Registered Notes (the “Register”) at their Corporate Trust Offices. The Register shall show the principal amount of the Registered Notes, the date of issue, all subsequent transfers and changes of ownership in respect thereof and the names, tax identification numbers (if relevant to a specific Holder) and addresses of the Holders of the Registered Notes and any payment instructions with respect thereto (if different from a Holder’s registered address). The Registrar and Co-Registrar shall also maintain a record (the “Record”) that shall include notations as to whether the Notes have been paid or cancelled, and, in the case of mutilated, destroyed, stolen or lost Notes, whether such Notes have been replaced. In the case of the replacement of any of the Notes, the Record shall include notations of the Note so replaced, and the Note issued in replacement thereof. In the case of the cancellation of any of the Notes, the Record shall include notations of the Note so cancelled and the date on which such Note was cancelled. Each Transfer Agent shall notify the Registrar and the Co-Registrar of any transfers or exchanges of Registered Notes effected by it. The Registrar and the Co-Registrar shall at all reasonable times during office hours make the Register and the Record available to the Company or any Person authorized by the Company in writing for inspection and for the taking of copies thereof or extracts therefrom, and at the expense and written direction of the Company the Registrar and the Co-Registrar shall deliver or cause to be delivered to such Persons all lists of Holders of Registered Notes, their addresses and amounts of such holdings as they may request.

The Register and the Record shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time.

The Co-Registrar shall give prompt notice to the Registrar and the Registrar shall likewise give prompt notice to the Co-Registrar of any registration of ownership, exchange or transfer of Notes or of any other entry to be made in the Register in accordance with this Indenture and any applicable regulation.

As long as it is required by Argentine law or by the CNV, the Registrar shall keep a duplicate of the Register and the Record in the Spanish language in Argentina.

(b) Transfers of Global Registered Notes. Notwithstanding any other provision of this Indenture or the Notes of any Series, transfers of a Global Registered Note, and transfers of interests therein of the kind described in clauses (ii) and (iii) below, shall be made only in accordance with this Section 2.10(b), and all transfers of an interest in any Regulation S Global Note shall comply with Section 2.10(b)(vi) below.

(i) Limitation on Transfer of Global Registered Notes. A Global Registered Note may not be transferred to any Person other than the Depositary or a nominee thereof, and no such transfer to any such other person may be registered; provided that this clause (i) shall not prohibit any transfer of a Note that is issued in exchange for a Global Registered Note but is not itself a Global Registered Note. Nothing in this Section 2.10(b)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Registered Note effected in accordance with the other provisions of this Section 2.10(b).

(ii) Restricted Global Note to Regulation S Global Note. If the owner of a beneficial interest in any Restricted Global Note wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note of the same Series, such transfer may be effected, subject to the Applicable Procedures and only in accordance with the provisions of this Section 2.10(b)(ii). Upon receipt by the Trustee, as Transfer Agent, at its office in The City of New York of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited to a specified Agent Member’s account a beneficial interest in such Regulation S Global Note in a principal amount equal to that of the beneficial interest in such Restricted Global Note to be so transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (which, until the end of the Restricted Period for such Regulation S Global Note, shall be Euroclear or Cedel Bank or an Agent Member acting for Euroclear or Cedel Bank) to be credited with, and the account of the Agent Member to be debited for, such beneficial interest, and (C) a certificate in substantially the form of Exhibit B given by the owner of such beneficial interest, the Trustee shall instruct the Depositary therefor to reduce the principal amount of such Restricted Global Note, and to increase the principal amount of such Regulation S Global Note (and, if so contemplated by such Note, an appropriate notation made on each such Note), by the principal amount of the beneficial interest in such Restricted Global Note to be so transferred, and to credit or cause to be credited to the account of the person specified in such instructions (which shall be the Agent Member for Euroclear or Cedel Bank or both, as the case may be until the end of the Restricted Period for such Regulation S Global Note) a beneficial interest in such Regulation S Global Note having a principal amount equal to the amount by which the principal amount of such Restricted Global Note was reduced upon such transfer.

(iii) Regulation S Global Note to Restricted Global Note. If the owner of a beneficial interest in any Regulation S Global Note wishes at any time to transfer such interest to a person who wishes to take delivery thereof in the form of a beneficial interest in a Restricted Global Note of the same Series, such transfer may be effected, subject to the Applicable Procedures and only in accordance with this Section 2.10(b)(iii). Upon receipt by the Trustee, as Transfer Agent, at its office in The City of New York of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited to a specified Agent Member’s account a beneficial interest in such Restricted Global Note in a principal amount equal to that of the beneficial interest in such Regulation S Global Note to be so transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with, and the account of the Agent Member (or, if such account is held for Euroclear or Cedel Bank, such account held for Euroclear or Cedel Bank, as the case may be) to be debited for, such beneficial interest, and (C) a certificate substantially in the form of Exhibit C given by the owner of such beneficial interest, the Trustee, as Transfer Agent, shall instruct the Depositary therefor to reduce the principal amount of such Regulation S Global Note, and to increase the principal amount of such Restricted Global Note (and, if so contemplated by such Note, an appropriate notation made on each such Note), by the principal amount of the beneficial interest in such Regulation S Global Note to be so transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in such Restricted Global Note having a principal amount equal to the amount by which the principal amount of such Regulation S Global Note was reduced upon such transfer.

(iv) Transfers to Institutional Accredited Investors. If, pursuant to Section 2.5, interests in Notes of a Series represented by Global Notes are transferrable to Institutional Accredited Investors which are not QIBs, and if an owner of a beneficial interest in a Global Note representing interests in Notes of such Series wishes at any time to transfer such interest to an Institutional Accredited Investor which is not a QIB (other than a non-U.S. Person), the Co-Registrar shall register the transfer of such Global Note or portion thereof, whether or not such Global Note bears the legend set forth in Section 2.3, if the aggregate principal amount of the interest in such Global Note to be transferred to such Institutional Accredited Investor is at least U.S.$200,000 (or its equivalent in other currencies or composite currency) and (A) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act and evidence of such fact (which shall be satisfactory to the Company) is furnished to the Co-Registrar with a copy to the Company or (B) the proposed transferee has delivered to the Co-Registrar a certificate substantially in the form of Exhibit D hereto and a letter in substantially the forth of Exhibit F hereto. Upon receipt of the aforementioned documentation pursuant to the Applicable Procedures, the Registrar shall reflect on its books and records the date of such transfer and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, a Certificated Note in fully registered form in like form in the amount being transferred.

(v) Other Exchanges. In the event that a Global Registered Note or any portion thereof is exchanged for Notes that are not Global Registered Notes, such other Notes may in turn be exchanged for Notes of the same Series that are not Global Registered Notes, or for beneficial interests in a Global Registered Note of the same Series (if any is then Outstanding), only in accordance with such procedures, which shall be substantially consistent with the provisions of clauses (i) through (iv) above (including the certification requirements intended to ensure that transfers of beneficial interests in such Global Registered Note comply with Rule 144A or Regulation S under the Securities Act or Section 4(2) of the Securities Act, as the case may be), as may be from time to time adopted by the Company, and any Applicable Procedures.

(vi) Interest in Regulation S Global Note to be Held Through Euroclear or Cedel Bank. Until the termination of the Restricted Period with respect to any Regulation S Global Note, beneficial interests therein may be held only through Agent Members acting for and on behalf of Euroclear and Cedel Bank; provided that this clause (vi) shall not prohibit any transfer in accordance with Section 2.10(b)(iii).

(vii) International Global Notes. The procedures for transfer of beneficial interests in Regulation S Global Notes and Restricted Global Notes set forth in this Section 2.10 shall, if so established pursuant to the applicable Board Resolution or resolution of any two Authorized Officers, apply to each International Global Note, with such modification as may be necessary to reflect the involvement of the Common Depositary and similar matters, all as may be established pursuant to the applicable Board Resolution or resolution of any two Authorized Officers, subject in all cases to the provisions hereof regarding exchanges and deliveries of Bearer Notes.

(c) Successive Transfers and Exchanges. Successive registrations of transfer and exchange of Notes of any Series as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Register with respect to such Series. No service charge shall be made for any registration of transfer or exchange of Notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith and any other amounts required to be paid by the provisions of the Notes.

Upon surrender for registration of transfer of any Registered Note of any Series at any office or agency of the Company in a place of payment for that Series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Notes of the same Series, of any authorized denominations and of a like aggregate principal amount, bearing a number not contemporaneously outstanding and containing identical terms and provisions.

At the option of the Holder, Registered Notes of any Series may be exchanged for other Registered Notes of the same Series, of any authorized denomination or denominations and of a like aggregate principal amount, containing identical terms and provisions, upon surrender of the Registered Notes to be exchanged at any such office or agency. Whenever any Registered Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Registered Notes which the Holder making the exchange is entitled to receive. Unless otherwise specified with respect to any Series of Notes as contemplated by Section 2.5, Bearer Notes may not be issued in exchange for Registered Notes.

(d) Legends. If any Note is issued upon the transfer, exchange or replacement of another Note that does not bear a Legend, the Note so issued shall not bear the Legend. If any Note is issued upon the transfer, exchange or replacement of another Note bearing the Legend, or if a request is made to remove a Legend on any Note, the Note so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which may include an Opinion of Counsel, as may be reasonably required by the Company, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such Notes are not “restricted notes” within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the written direction of the Company, shall authenticate and deliver a Note that does not bear the Legend. The Company agrees to indemnify the Trustee for, and to hold it harmless against, any loss, damages, claim, liability or expense, including the fees and expenses of counsel, reasonably incurred, arising out of or in connection with actions taken or omitted by the Trustee in respect of Notes issued by the Company in reliance upon such Opinion of Counsel and the delivery of a Note that does not bear a Legend.

SECTION 2.11 Exchange of Notes. (a) Bearer and Registered Notes. All Bearer Notes of a Series (other than Bearer Notes in global form) surrendered for exchange for other Notes of such Series shall have attached thereto all unmatured coupons appertaining thereto. Unless otherwise provided pursuant to Section 2.5, Bearer Notes shall be dated the date of initial issuance of Notes of such Series. Each Note authenticated and delivered upon any transfer or exchange for or in lieu of the whole or any part of any Note shall carry all the rights, if any, to interest accrued and unpaid and to accrue which were carried by the whole or such part of such Note. Each new Note, if a Registered Note, shall be so dated, and, if a Bearer Note not in global form, shall have attached thereto such coupons, so that neither gain nor loss of interest shall result from such transfer or exchange.

If (but only if) permitted by the applicable Board Resolution or resolution of any two Authorized Officers and set forth in the applicable Officers’ Certificate, or in any indenture supplemental hereto, delivered as contemplated by Section 2.5, at the option of the Holder, Bearer Notes of any Series may be exchanged for Registered Notes of the same Series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Bearer Notes to be exchanged at any office or agency of the Company for such purpose, located outside the United States, with all unmatured coupons and all matured coupons in default thereto appertaining. If the Holder of a Bearer Note is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, any such permitted exchange may be effected if the Bearer Notes are accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Note shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in the form of Note, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a Bearer Note of any Series is surrendered at any such office or agency in a permitted exchange for a Registered Note of the same Series and like tenor after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Note shall be surrendered without the coupon relating to such Payment Date or proposed date for payment, as the case may be, and interest or Defaulted Interest, as the case may be, will not be payable on such Payment Date or proposed date for payment, as the case may be, in respect of the Registered Note issued in exchange for such Bearer Note, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

(b) Global Registered Notes. (i) Except as provided in Section 2.10 or as may be otherwise provided pursuant to Section 2.5, a Global Registered Note shall not be exchanged for individual Certificated Notes; provided that Global Registered Notes may be exchanged in whole but not in part for Certificated Notes of the same Series registered in the names of any person designated by DTC in the event that (x) such Depositary has notified the Company or the Trustee that it is unwilling or unable to continue as Depositary for such Global Registered Note or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act at a time when it is required to be, and a successor depositary is not appointed by the Company within 90 days after receiving such notice or becoming aware that the Depositary is no longer so registered or (y) the Company, at its option, elects to terminate the book-entry system through the Depositary with respect to Registered Notes in global form or (z) an Event of Default (as defined in such Note) with respect to such Note, shall have occurred and be continuing. The Trustee shall immediately notify the Company of such event.

(ii) Within 150 days from the occurrence of the event described in (x) above, within 60 days of the occurrence of the event described in (y) above, and within 60 days of the notice by the Trustee to the Company of the event described in (z) above, Notes issued in exchange for a Global Registered Note shall be issued by the Company in certificated, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Registered Note to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the Legends borne by such Global Registered Note unless such Legends have been removed in accordance with the provisions of Section 2.10(d). Any Global Registered Note to be so exchanged shall be surrendered for exchange by the Depositary therefor to the office maintained by the Company for such purpose located in the Borough of Manhattan, The City of New York, which initially shall be the Corporate Trust Office of the Trustee. Upon any such surrender, the Trustee shall authenticate and deliver the Notes issuable on such exchange to or upon the order of the Depositary therefor or an authorized representative thereof.

(c) International Global Notes. (i) Unless otherwise provided pursuant to Section 2.5, an International Global Note that is also a Registered Note or a Permanent Global Bearer Note shall not be exchanged for individual certificated Notes; provided that such International Global Note may be exchanged in whole but not in part for certificated Notes of the same Series in the event that (A) Euroclear or Cedel Bank is closed for business for a continuous period of 14 days (other than by reason of legal holidays), or either Euroclear or Cedel Bank announces an intention to do so, or to cease to hold through a Common Depositary, or to act as a clearing agency for, such International Global Note, or (B) an Event of Default with respect to such International Global Note shall have occurred and be continuing and Agent Members in Euroclear or Cedel Bank, as the case may be, owning more than 25% of the aggregate principal amount of the Notes represented by such International Global Note advise the Trustee through

Euroclear and Cedel Bank in writing that the continuation of such book-entry system is no longer required. Any International Global Note to be so exchanged shall be surrendered to the Trustee for exchange. Any International Global Note that is also a Temporary Global Bearer Note shall be exchanged subject to and as provided in Section 2.2(d)(i).

(ii) Within 60 days from the occurrence of one of the events described in clause (i) above, the Company shall issue or cause to be issued certificated Notes of such Series having an aggregate principal amount equal to that of the International Global Note being exchanged. Upon any such surrender, the Trustee shall authenticate and deliver, in exchange for such International Global Note to be exchanged and without charge to the Holders, certificated Notes of the same Series of authorized denominations and of like tenor as such portion, having an aggregate principal amount equal to that of the International Global Note being exchanged, in such combination thereof as shall be communicated to the Trustee by Euroclear or Cedel Bank, and, if in registered form, registered in such name as may be so communicated to the Trustee.

SECTION 2.12 Mutilated, Destroyed, Stolen and Lost Notes; Cancellation and Destruction of Notes. (a) If any mutilated Note or a Note with a mutilated coupon appertaining to it is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of the same Series and principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to the surrendered Note, or, in case any such mutilated Note or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, with coupons corresponding to the coupons, if any, appertaining to the surrendered Note, pay such Note or coupon.

If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Registered Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, or, in case any such destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

If any Bearer Note or coupon shall at any time be lost, stolen or destroyed in such a way as to become unidentifiable, the applicant seeking replacement of the Bearer Note or coupon must execute a notarized certificate providing, among other things, the identity of the applicant, a description of the Bearer Note or coupon, the manner in which the Bearer Note or coupon was acquired and, if possible, the date of acquisition, the date when the last payment was collected and, if lost or stolen, how such loss or theft took place. The applicant must provide such certificate to the Company within 24 hours of its execution. The Company shall promptly (within one Business Day of receipt thereof) provide notice thereof to the Trustee. Such notification to the Company shall serve to suspend any rights under the original Bearer Note or coupon by any other claimant. The Company shall publicize notice of such certification in two widely circulated newspapers in Buenos Aires for two consecutive days. Any payments due on such Bearer note or coupon shall be deposited in an account maintained for the purpose by the Company in a bank located in the jurisdiction where the Company is domiciled as designated by the Company and will be made available to the applicant (net of any expenses associated with publication of notice of such Bearer Note or coupon) on the first Payment Date in respect of such Bearer Note or coupon occurring after the expiration of one year from the date of the certification; provided that, if no Notes of the same Series as such Bearer Note are Outstanding, such payments may be made on a date other than a Payment Date.

(b) All Notes surrendered for payment or exchange shall be delivered to the Trustee. The Trustee shall cancel and destroy all such Notes surrendered for payment or exchange, in accordance with its security destruction policy, and shall deliver a certificate of destruction to the Company.

(c) Upon the issuance of any substitute Note, the Holder of such Note, if so requested by the Company, will pay a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee) connected with the preparation and issuance of the substitute Note.

(d) Every new Note of any Series with its coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Note or in exchange for a Note to which a destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note and its coupons, if any, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of that Series and their coupons, if any, duly issued hereunder.

SECTION 2.13 Purchase and Cancellation. The Company may at any time purchase Notes in the open market or on an exchange or by tender or by private agreement at any price. Any Note so purchased by the Company may be held for the account of the Company or cancelled.

SECTION 2.14 Additional Amounts. (a) All payments of principal and interest in respect of the Notes shall be made without withholding or deduction for or on account of any present or future taxes, duties, levies, contributions, withholdings, taxes on fund transfers, imposts, assessments or other governmental charges (including penalties, interest and other liabilities related thereto) of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of Argentina or any authority therein or thereof having power to tax or any organization of which Argentina is or will become a member (“Taxes”), unless such Taxes are required to be withheld or deducted by law or the official interpretation or application thereof. In the event any such Taxes are required to be withheld or deducted by law or the official interpretation or application thereof, the Company shall pay such additional amounts (“Additional Amounts”) as will result in receipt by the Holders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such Additional Amounts shall be payable with respect to any payment on any such Note:

(i) to the extent that Taxes would not have been imposed but for a connection between the Holder or beneficial owner of such Note and Argentina other than the holding of such Note and the receipt of payments with respect to such Note;

(ii) to the extent of Taxes which would not have been imposed but for any failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the Holder or beneficial owner of such Notes requested by the Company at least thirty (30) days prior to the applicable payment date, if such compliance is required by statute or regulation of Argentina or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such Taxes;

(iii) in respect of any estate, asset, inheritance, gift, sales, transfer or any similar tax assessment or governmental charge; or

(iv) to the extent of Taxes with respect to a Note presented for payment more than thirty (30) days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders, whichever occurs later, except to the extent that the Holder of such Note would have been entitled to such Additional Amounts on presenting such Note for payment on any date during such 30-day period.

(b) Any reference in this Indenture or in any Note to principal or interest shall be deemed also to refer to any Additional Amounts which may be payable under the undertakings referred to in this Section.

(c) The Company shall pay all stamp or other documentary taxes or other duties of a similar nature, if any, which may be imposed by Argentina or the United States or any political subdivision or taxing authority thereof or therein with respect to the execution and delivery of this Indenture or the issuance of the Notes hereunder. The Company shall also indemnify the Holders from and against all stamp, issue, registration, documentary court taxes or other similar taxes and duties, including interest and penalties, paid by any of them in Argentina in connection with any action taken by the Trustee or the Holders to enforce the obligations of the Company under such Notes.

SECTION 2.15 Increase in Interest Rate. (a) With respect to the Series A Notes, if (i) an Exchange Offer Registration Statement is not filed with the Commission on or prior to the 75th day following the Issue Date of the Series A Notes (the “Registration Issue Date”), (ii) the Exchange Offer Registration Statement is not declared effective on or prior to the 150th day following the Registration Issue Date, (iii) the Exchange Offer is not consummated on or prior to the 180th day following the Registration Issue Date or (iv) if the law or applicable interpretations of the Commission prohibit a Holder of Series A Notes from participating in the Exchange Offer or if such Holder does not receive a freely tradeable Exchange Note pursuant to the Exchange Offer or if for any reason the Exchange Offer is not consummated within 180 days of the Registration Issue Date and if by 180 days after the Registration Issue Date a registration statement in connection with the Resale Registration is not declared effective or thereafter ceases to be effective or usable, then the interest rate borne by the Transfer Restricted Notes shall automatically be increased by 50 basis points per annum from and including the 151st day following the Registration Issue Date in the case of (i) and (ii) above, from and including the 181st day following the Registration Issue Date in the case of (iii) above or, solely with respect to Series A Notes which could not be exchanged as set forth above and Exchange Notes that are not freely tradeable, from and including the 181st day after the Registration Issue Date or the date the registration statement in connection with the Resale Registration ceases to be effective, as the case may be, in the case of clause (iv) above. In addition, such interest rate shall automatically be increased by an additional 25 basis points per annum for each 90-day period that any additional interest continues to accrue; provided that the aggregate additional increase in such interest rate will in no event exceed 50 basis points per annum.

(b) The Company shall promptly notify the Trustee in writing each time that the interest rate on any Series of Notes is increased in accordance with this Section.

ARTICLE THREE

COVENANTS OF THE COMPANY

For so long as any Notes of any Series remain outstanding or any amount remains unpaid on any of such Notes, the Company will, and will cause each of its Subsidiaries to, comply with the terms and covenants set forth below (except as otherwise provided in a Board Resolution or a resolution of any two Authorized Officers duly amending this Indenture as provided herein or an indenture supplemental hereto related thereto).

SECTION 3.1 Limitation on Incurrence of Indebtedness. The Company shall not create, incur, assume, issue, guarantee or in any manner become directly liable for or with respect to the payment of (collectively, to “incur”) any Indebtedness, except for Permitted Indebtedness; provided that the Company will be permitted to incur Indebtedness if at the time of such incurrence (A) the Fixed Charge Coverage Ratio for the Company’s immediately preceding four fiscal quarters, taken as one period, would have been at least equal to 1.75 to 1.00 prior to January 1, 1999 and 2.00 to 1.00 thereafter, after giving pro forma effect to (i) the incurrence of such Indebtedness, the payment of related interest, to the extent applicable, and (if applicable) the application of the net proceeds therefrom including to refinance other Indebtedness, as if such Indebtedness had been incurred, and the application of such proceeds had occurred, on the first day of such four-quarter period, (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company since the first day of such four-quarter period as if such Indebtedness had been incurred, repaid or retired on the first day of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period) and (iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity, business or security since the first day of such four-quarter period and the receipt of any dividends or income associated with any such acquisition, as if such acquisition or disposition had occurred on the first day of such four-quarter period and (B) the Company’s Leverage Ratio, giving pro forma effect to the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom would be 0.60 to 1.00 or less; provided, however, that the ability of the

Company to incur any Indebtedness shall not be subject to the Fixed Charge Coverage Ratio set forth in this paragraph prior to the delivery of the financial statements for the Company’s fiscal quarter ending September 30, 1997 pursuant to the covenant contained in Section 3.9 (Provision of Financial Statements and Reports).

SECTION 3.2 Limitation on Restricted Payments. The Company shall not make, directly or indirectly, any Restricted Payment unless:

(a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment;

(b) immediately after giving effect to such Restricted Payment, the Company would be able to incur at least Ps. 1.00 of Indebtedness (other than Permitted Indebtedness) pursuant to the covenant contained in Section 3.1 (Limitation on Incurrence of Indebtedness);

(c) in the event that at any time after the delivery of the Company’s financial statements for the Company’s fiscal quarter ending September 30, 1997 pursuant to the covenant contained in Section 3.9 (Provision of Financial Statements and Reports), the Company’s Fixed Charge Coverage Ratio for the immediately preceding four fiscal quarters, taken as one period, would be less than 1.75 to 1.00 prior to January 1, 1999, and 2.00 to 1.00 thereafter, immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date would not exceed an amount equal to the sum of (i) 50% of the Adjusted Net Income of the Company accrued on a cumulative basis during the period (taken as one accounting period) commencing on the first day of the Company’s first fiscal quarter to commence following the Issue Date and ending on the last day of the Company’s last fiscal quarter to end preceding the date of such proposed Restricted payment, plus (ii) 100% of the aggregate Net Cash Proceeds received by the Company either as capital contributions to the Company or from the issue or sale of Capital Stock on or after such Issue Date, plus (iii) U.S.$10.0 million.

For purposes of determining the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value.

The provisions of this covenant shall not prohibit, so long as (with respect to clauses (ii), (iii) and (iv) below) no Default or Event of Default shall have occurred and be continuing:

(i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration the payment of such dividend would have complied with the provisions of paragraphs (a), (b) and (c) above and such payment will be deemed to have been paid on such date of declaration for purposes of the calculation required by the foregoing paragraph (c);

(ii) the purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company in exchange for, or out of the Net Cash

Proceeds of a substantially concurrent issuance and sale of, shares of Capital Stock of the Company;

(iii) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness in exchange for, or out of the Net Cash Proceeds of a substantially concurrent issuance and sale of, shares of Capital Stock of the Company, provided that any Net Cash Proceeds that are utilized for any such redemption, repurchase, retirement or acquisition shall not be taken into account when making the calculation provided for in clause (c) above; or

(iv) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent incurrence of, new Subordinated Indebtedness so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount (or, if such Subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Subordinated Indebtedness being so purchased, redeemed, defeased, acquired or retired, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the original terms of the Subordinated Indebtedness being refinanced or, if the original terms of such Subordinated Indebtedness do not so provide, the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus, in either case, the amount of reasonable expenses of the Company incurred in connection with such refinancing, (B) such new Subordinated Indebtedness is subordinated to the Notes to the same extent as such Subordinated Indebtedness so purchased, redeemed, defeased, acquired or retired and (C) such new Subordinated Indebtedness has an Average Life longer than the Average Life of the Notes and a final Stated Maturity of principal later than the final Stated Maturity of principal of the Notes.

SECTION 3.3 Limitation on Transactions with Affiliates. The Company shall not, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services or the making of any loan or advance) with, or for the benefit of, any Affiliate of the Company (other than a Subsidiary) unless (i) such transaction or series of related transactions is on terms that are no less favorable to the Company than those that could have been obtained in an arm’s-length transaction with unrelated third parties who are not Affiliates of the Company, and (ii) with respect to any transaction or series of related transactions involving aggregate consideration equal to or greater than U.S.$10.0 million, the Company shall have delivered an Officers’ Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above; provided, however, that this provision will not restrict (1) any transaction by the Company with an Affiliate entered into in the ordinary course of business, (2) the Company from paying reasonable and customary fees to directors of the Company who are not employees of the Company, (3) the payment of compensation (including stock options and other incentive compensation) to officers and other employees the terms of which are approved by the Board of Directors or by a committee appointed by the Board of Directors of the Company, and (4) the Company from making any Restricted Payment in compliance with the covenant contained in Section 3.2 (Limitation on Restricted Payments).

SECTION 3.4 Limitation on Liens. The Company shall not, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind, except for Permitted Liens, on or with respect to any of its property or assets, whether owned at the date of this Indenture or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless (x) in the case of any Lien securing Subordinated Indebtedness, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and (y) in the case of any other Lien, the notes are equally and ratably secured.

SECTION 3.5 Purchase of Notes upon a Change of Control. If a Change of Control shall occur at any time, then each Holder of Notes shall have the right to require that the Company purchase such Holder’s Notes, in whole or in part in integral multiples of U.S.$1,000 or Ps.1,000, as the case may be, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”), pursuant to the offer described below (the “Change of Control Offer”).

Within 30 days following any Change of Control, the Company shall notify the Trustee thereof in writing and give written notice of such Change of Control to each Holder of Notes by first-class mail, postage prepaid, at the address of such Holder appearing in the Register, stating, among other things, (a) the Change of Control Purchase Price and the Change of Control Purchase Date which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act or any applicable securities laws or regulation and the requirements of any securities exchange on which such Notes are listed; (b) that any Note not tendered will continue to accrue interest; (c) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any such Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Purchase Date; (d) that Holders of Notes electing to have any Note or portion thereof purchased pursuant to the Change of Control Offer will be required to surrender such Note, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Change of Control Purchase Date; (e) that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and (f) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

The Company shall comply with any applicable securities laws and regulations in connection with a Change of Control Offer.

The Company shall not enter into any agreement that would prohibit the Company from making a Change of Control Offer to purchase the Notes or if such Change of Control Offer is made, to pay for any Notes tendered for purchase.

SECTION 3.6 Limitation on Sale of Assets. The Company shall not engage in any Asset Sale unless (a)(i) the consideration received by the Company in respect of such Asset Sale is not less than the Fair Market Value of the property or asset which is the subject of such Asset Sale which, if the consideration received by the Company in respect of such Asset Sale consists of at least 75% cash or Cash Equivalents, shall be as determined by the Board of Directors of the Company (whose determination shall be conclusive) as evidenced by a Board Resolution, or, if the consideration so received consists of less than 75% cash or Cash Equivalents, shall be determined by a reputed valuator or investment bank as evidenced by a written fairness opinion therefrom or (ii) if the consideration received by the Company in respect of such Asset Sale is less than the Fair Market Value of the property or asset which is the subject of such Asset Sale, concurrently with such Asset sale the Company enters into an agreement to repurchase such asset or property for an amount not exceeding such consideration plus interest accrued to the date of repurchase and, in either case, (b) immediately before and immediately after giving effect to such Asset Sale, no Default or Event of Default shall have occurred and be continuing or be anticipated to occur.

SECTION 3.7 Purchase of Notes upon Change of Control of Telefónica by Cointel. In the event that (i) Cointel’s ownership of Voting Stock of Telefónica is reduced below 40% of the outstanding Voting Stock of Telefónica, (ii) any owner of Capital Stock of Telefónica shall own more of the outstanding Voting Stock of Telefónica than the Company or (iii) a “person” or a “group” of persons (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) shall have the power, directly or indirectly, to control more of the voting power of the Voting Stock of Telefónica than that controlled, directly or indirectly, by the Company or a group (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) that includes the Company (each of the events described in (i), (ii) and (iii) referred to as a “Telefónica Change of Control”), then, in each case, each Holder of Notes shall have the right to require that the Company purchase such Holder’s Notes, in whole or in part in integral multiples of $1,000 or Ps 1,000, as the case may be, at a purchase price (the “Telefónica Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Telefónica Change of Control Purchase Date”), pursuant to the offer described below (the “Telefónica Change of Control Offer”).

Within 30 days following a Telefónica Change of Control, the Company shall notify the Trustee thereof and give written notice of such Telefónica Change of Control to each Holder of Notes by first-class mail, postage prepaid, at the address of such Holder appearing in the Register, stating, among other things, (a) the purchase price and the purchase date which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act or any applicable securities laws or regulations and the requirements of any securities exchange on which such Notes are listed; (b) that any Note not tendered will continue to accrue interest; (c) that, unless the Company defaults in the payment of the purchase price, any Notes accepted for payment pursuant to the Telefónica Change of Control Offer shall cease to accrue interest on and after the Telefónica Change of Control Purchase Date; (d) that Holders of Notes electing to have any Note or portion thereof purchased pursuant to the Telefónica Change of Control Offer will be required to surrender such Note, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Telefónica Change of Control Purchase Date; (e) that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Telefónica Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and (f) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

SECTION 3.8 Purchase of Notes upon a Failure to Maintain Fixed Charge Coverage Ratio. In the event that (i) the Company owns, directly or indirectly, less than 51% but at least 40% of the Voting Stock of Telefónica and (ii) at any time after the delivery of the Company’s financial statements for the Company’s fiscal quarter ending September 30, 1997 pursuant to the covenant contained in Section 3.9 (Provision of Financial Statements and Reports), the Company’s Fixed Charge Coverage Ratio for the immediately preceding four fiscal quarters, taken as one period, is less than 1.50 to 1.00 (if such four fiscal quarters shall end prior to October 1, 1999) or less than 1.75 to 1.00 (if such four fiscal quarters shall end thereafter) (a “Maintenance Event”) then each Holder of Notes shall have the right to require that the Company purchase such Holder’s Notes, in whole or in part in integral multiples of $1,000 or Ps 1,000, as the case may be, at a purchase price (the “Maintenance Purchase Price”) in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Maintenance Purchase Date”), pursuant to the offer described below (the “Maintenance Offer”).

Within 30 days following a Maintenance Event, the Company shall notify the Trustee thereof and give written notice of such Maintenance Event to each Holder of notes by first-class mail, postage prepaid, at the address of such Holder appearing in the Register, stating, among other things, (a) the purchase price and the purchase date which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act or any applicable securities laws or regulations and the requirements of any securities exchange on which such Notes are listed; (b) that any Note not tendered will continue to accrue interest; (c) that, unless the Company defaults in the payment of the purchase price, any Notes accepted for payment pursuant to the Maintenance Offer shall cease to accrue interest on and after the Maintenance Purchase Date; (d) that Holders of Notes electing to have any Note or portion thereof purchased pursuant to the Maintenance Offer will be required to surrender such Note to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Maintenance Purchase Date; (e) that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Maintenance Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and (f) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

SECTION 3.9 Provision of Financial Statements and Reports. The Company shall provide the Trustee for transmission to the Holders of Notes and to the Initial Purchasers:

(i) within 140 days after the end of the fiscal year of the Company, annual reports containing audited consolidated and unconsolidated financial statements of the Company for such fiscal year; and (ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports containing unaudited consolidated and unconsolidated quarterly financial statements of the Company, prepared in accordance with GAAP. Each of the financial statements referred to in (i) and (ii) shall be prepared in accordance with GAAP, consistently applied (except as noted therein), and shall be translated into English. The financial statements referred to in (i) shall be accompanied by a discussion and analysis, substantially in the format of the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that would be included in a Form 20-F filed under the Exchange Act, except that such discussion and analysis will be required only to compare the financial condition and results of operations of the fiscal year most recently ended to the prior fiscal year. The financial statements referred to in (ii) shall be accompanied by a “Management’s Discussion and Analysis of Results of Operations and Financial Condition” for the most recently ended fiscal period covered by such financial statements compared to the comparable fiscal period of the prior fiscal year. The financial statements referred to in (i) shall contain a reconciliation to U.S. GAAP of net income and shareholders’ equity. In addition, following the effectiveness of any registration statement of the Company under the Securities Act, the Company shall file with the Commission in accordance with applicable law and regulations (unless the Commission shall refuse to accept such filing) and provide to the Trustee (i) annual reports on Form 20-F (or any successor form) containing the information required to be contained (or required in such successor form); (ii) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 6-K (or any successor form) and (iii) any other information, documents and other reports which the Company is required to file with the Commission.

In addition to the foregoing, the Company will deliver to the Trustee simultaneously (i) with the delivery of each set of financial statements referred to above, an Officer’s Certificate (A) stating whether any Default exists on the date of such certificate and, if such certificate shall state that a Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto and (B) if at the date of the balance sheet included in such financial statements the Company owns, directly or indirectly, less than 51% but at least 40% of the Voting Stock of Telefónica, setting forth in reasonable detail the calculation of the Company’s Fixed Charge Coverage Ratio for the four fiscal quarters ended on such balance sheet date and (ii) with the delivery of the financial statements as of the end of each fiscal year of the Company, a statement of the Company’s independent public accountants as to (A) whether anything has come to their attention in the course of their auditing of such financial statements to cause them to believe that any Default existed on the date of the balance sheet included in such financial statements and (B) confirming the calculations, if any, set forth in the Officer’s Certificate delivered pursuant to clause (i) above for that fiscal year. In the event that any Authorized Officer of the Company obtains knowledge of any Default or Event of Default, if such Default or Event of Default is then continuing, the Company will also promptly file with the Trustee an Officers’ Certificate setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto.

In addition to the information provided for in the foregoing paragraphs, to the extent that any Note of a Series has been offered in reliance on Rule 144A, the Company shall furnish to any Holder of such Note or a beneficial interest in a Restricted Global Note of such

Series, or to any prospective purchaser designated by such a Holder, upon request of such Holder, financial and other information described in paragraph (d) (4) of Rule 144A with respect to the Company to the extent required in order to permit such Holder to comply with Rule 144A (as amended from time to time and including any successor provision) with respect to any resale of such Note or beneficial interest, unless, at the time of such request, the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act or is exempt from such requirements pursuant to Rule 12g3-2(b) under the Exchange Act (as amended from time to time and including any successor provision).

The Company shall at all times comply with the periodic reporting requirements of the CNV and the Buenos Aires Stock Exchange as in effect at the time of reporting.

SECTION 3.10 Payment of Principal and Interest. The Company shall duly and punctually pay the principal of and interest and Additional Amounts, if any, on the Notes of each Series in accordance with the terms of the Notes of each Series and this Indenture.

SECTION 3.11 Maintenance of Governmental Approvals. The Company shall duly obtain and maintain in full force and effect all governmental approvals, consents or licenses which are necessary under the laws of Argentina for the execution, delivery and performance of this Indenture, the Notes and any purchase or placement agreement relating thereto by the Company or for the validity or enforceability of any thereof.

SECTION 3.12 Maintenance of Office or Agency. The Company shall maintain (i) in the Borough of Manhattan, The City of New York, an office or agency of a Paying Agent where the Notes may be paid and notices and demands to or upon the Company in respect of the Notes and this Indenture may be served and an office or agency of a Transfer Agent where Notes may be surrendered for registration of transfer and exchange, and (ii) so long as it is required under Argentine law or by the CNV, an office or agency of a Paying Agent and Transfer Agent for such purposes in Buenos Aires, Argentina. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any required office or agency or shall fail to furnish the Trustee with the address thereof, all presentations, surrenders, notices and demands may be served at the Corporate Trust Office of the Trustee.

SECTION 3.13 Corporate Existence. The Company shall (a) maintain in effect its corporate existence except as otherwise permitted under the covenant contained in Section 3.19 (Consolidation, Merger and Sale of Assets) and (b) take all reasonable actions to maintain all rights, privileges, titles to property, franchises and the like necessary or desirable in the normal conduct of its business, activities or operations.

SECTION 3.14 Compliance with Laws and Other Agreements. The Company shall, and shall cause each of its Material Subsidiaries to, comply with all applicable laws, rules, regulations, orders and directives of any Governmental Agency having jurisdiction over the business of the Company or any such Material Subsidiary, as the case may be, and all covenants and other obligations contained in any agreements to which the Company or any such Material Subsidiary, as the case may be, is a party, except where the failure so to comply would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, operations, business affairs or business prospects of the Company and its Material Subsidiaries taken as a whole and except to the extent any such law, rule, regulation, order, directive, covenant or obligation is contested in good faith and, if appropriate, by appropriate legal proceedings. As used herein, the term “Governmental Agency” shall mean any public legal entity or public agency of Argentina, whether created by federal, provincial or local government, or any other legal entity now existing or hereafter created in Argentina, or now or hereafter owned or controlled, directly or indirectly, by any public legal entity or public agency of Argentina.

SECTION 3.15 Payments of Taxes and Other Claims. The Company shall, and shall cause each of its Material Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any such Material Subsidiary, as the case may be, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the Property of the Company or any such Material Subsidiary, as the case may be, provided, however, that neither the Company nor any Material Subsidiary will be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claims whose amount, applicability or validity is being contested in good faith and, if appropriate, by appropriate legal proceedings or whose amounts in the aggregate do not exceed U.S.$10 million (or its equivalent in other currencies, each such equivalent to be determined at the time the relevant tax, assessment or charge arose and not to be affected by subsequent changes in exchange rates).

SECTION 3.16 Maintenance of Insurance. The Company shall, and shall cause each of its Material Subsidiaries to, keep at all times all of its Properties which are of an insurable nature insured against loss or damage with insurers believed by the Company or any such Material Subsidiary, as the case may be, to be responsible to the extent that Property of similar characteristics is usually so insured by corporations similarly situated and owning like Properties in accordance with good business practice.

SECTION 3.17 Pari Passu. The Company shall ensure at all times that its obligations under the Notes and this Indenture constitute unconditional general obligations of the Company ranking at least pari passu with all other unsecured and unsubordinated Indebtedness of the Company (other than Indebtedness ranking senior thereto by statute or by operation of law).

SECTION 3.18 Maintenance of Books and Records. The Company shall, and shall cause each of its Material Subsidiaries to, maintain books, accounts and records in accordance with GAAP or generally accepted accounting principles in the jurisdictions where such Material Subsidiaries are organized.

SECTION 3.19 Consolidation, Merger and Sale of Assets. (a) The Company shall not in a single transaction or a series of related transactions consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any other Person or Persons, and the Company shall not permit any Material Subsidiary to enter into any such transaction, or series of transactions, if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Material Subsidiaries on a consolidated basis as an entirety to any other Person or Persons, unless at the time and immediately after giving effect thereto: (i) either (A) the Company shall be the surviving corporation or (B) the Person (if other than the Company) formed by such consolidation or into which the Company or such Material Subsidiary is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of the properties and assets of the Company and Material Subsidiaries, as the case may be (the “Surviving Entity”), (x) shall be a corporation duly organized and validly existing under the laws of Argentina and (y) shall expressly assume, by an indenture supplemental to this Indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, the Company’s obligations for the due and punctual payment of the principal of (and premium, if any, on) and interest on all the Notes and the performance and observance of every covenant of this Indenture on the part of the Company to be performed or observed; (ii) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Company or any Material Subsidiary in connection with or as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; (iii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (on the assumption that the transaction or series of transactions occurred on the first day of the four-quarter period ended immediately prior to the consummation of such transaction or series of transactions with the appropriate adjustments with respect to the transaction or series of transactions being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) could incur at least U.S.$1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of the covenant contained in Section 3.1 (Limitation on Incurrence of Indebtedness); (iv) if any of the property or assets of the Company would thereupon become subject to any Lien, the provisions of the covenant contained in Section 3.4 (Limitation on Liens) are complied with; and (v) the Company or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and, if applicable, such supplemental indenture comply with the terms of this Indenture.

(b) Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or other disposition of all of substantially all of the properties and assets of the Company in accordance with Section 3.19(a) in which the Company is not the continuing obligor under this Indenture, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, with the same effect as if such successor had been named as the Company herein. When a successor assumes all the obligations of its predecessor under this Indenture and the Notes, the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Notes.

SECTION 3.20 Further Assurances. The Company shall, at its own cost and expense, execute and deliver to the Trustee all such documents, instruments and agreements and do or cause to be done all such other acts and things as may be reasonably required, in the opinion of the Trustee, to enable the Trustee to exercise and enforce its rights under this Indenture and under the documents, instruments and agreements required under this Indenture and to carry out the intent of this Indenture.

SECTION 3.21 Payments and Paying Agents. (a) The Company shall, at or before 12:00 noon (New York City time) at least one Business Day (on or before 12:00 noon (Buenos Aires time) at least two Business Days for Notes denominated in a Specified Currency other than U.S. Dollars) prior to each due date of the principal of or interest on any Notes (including Additional Amounts, if any), deposit with the Trustee a sum sufficient to pay such principal or interest (including Additional Amounts, if any) so becoming due.

(b) At least ten Business Days prior to the first Payment Date for the Notes of a Series, and, if there has been any change with respect to the matters set forth in the below-mentioned certificate, at least ten Business Days prior to each Payment Date for the Notes of such Series, the Company shall furnish the Trustee an Officers’ Certificate instructing the Trustee as to any circumstances in which payments of principal of or interest on any Notes of such Series (including Additional Amounts, if any) due on such date shall be subject to deduction or withholding for or on account of any Taxes and the rate of any such deduction or withholding and certifying that the Company shall make all payments required to be made on account of such Taxes to the appropriate governmental authority. If any such deduction or withholding shall be required and if the Company therefore becomes liable to pay Additional Amounts pursuant to the terms of such Notes, then at least ten Business Days prior to each Payment Date, the Company shall furnish the Trustee with a certificate that specifies the amount required to be withheld on such Payment Date to Holders of such Notes and specifies the Additional Amounts due to Holders of such Notes, and shall pay to the Trustee such Additional Amounts as shall be required to be paid to such Holders. The Company covenants to indemnify each of the Trustee and the other Paying Agents for, and to hold each harmless against, any loss, liability or expense reasonably incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with actions taken or not taken by any of them in reliance on any certificate furnished to them pursuant to this paragraph or the failure to furnish any such certificate. The obligations of the Company under the preceding sentence shall survive payment of all the Notes of such Series, the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee, Registrar, Co-Registrar or any Paying Agent.

Any certificate required by this Section to be provided to the Trustee and any other Paying Agent shall be deemed to be duly provided if telecopied to the Trustee and such other Paying Agent. Upon request, the Company shall provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Taxes in respect of which the Company has paid any Additional Amounts. Copies of such documentation shall be made available to the Holders or the other Paying Agents, as applicable, upon request therefor.

(c) Whenever the Company shall appoint a Paying Agent other than the Trustee with respect to the Notes of any Series, it shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

(i) that it will hold all sums received by it as such agent for the payment of the principal of or interest on any Notes of such Series (whether such sums have been paid to it by or on behalf of the Company or by any other obligor on the Notes of such Series) in trust for the benefit of the Holders of such Notes or of the Trustee,

(ii) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes of such Series) to make any payment of the principal of or interest on any Notes of such Series (including Additional Amounts, if any) and any other payments to be made by or on behalf of the Company under this Indenture or such Notes when the same shall be due and payable, and

(iii) that it will pay any such sums so held in trust by it to the Trustee upon the Trustee’s written request at any time during the continuance of the failure referred to in clause (ii) above.

Promptly after any such appointment, the Company shall give, at its expense, notice thereof to the Holders of the relevant Series of Notes as specified in Section 11.4 and to the CNV.

The Trustee shall arrange with all such Paying Agents for the payment, from funds furnished by the Company to the Trustee pursuant to this Indenture, of the principal of and interest on the Notes of such Series (including Additional Amounts, if any) and of the compensation of such Paying Agents for their services as such.

If the Company shall act as its own Paying Agent with respect to any Notes of such Series, it shall, on or before each due date of the principal of or interest on such Notes, set aside, segregate and hold in trust for the benefit of the Holders of such Notes a sum sufficient to pay such principal or interest (including Additional Amounts, if any) so becoming due. The Company shall promptly notify the Trustee of any failure to take such action.

Anything in this Section 3.21 to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a satisfaction and discharge with respect to any Notes of such Series hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for such Notes by the Company or any Paying Agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

Anything in this Section 3.21 to the contrary notwithstanding, the agreements to hold sums in trust as provided in this Section are subject to the provisions of Sections 8.3 and 8.4.

ARTICLE FOUR

REMEDIES OF THE TRUSTEE AND NOTEHOLDERS ON EVENT OF DEFAULT

SECTION 4.1 Events of Default Defined. “Event of Default” with respect to the Notes of any Series shall, except as otherwise provided in a Board Resolution or a resolution of any two Authorized Officers or an indenture supplemental hereto related thereto, be any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body).

(a) default in the payment of any interest on any Note of such Series when it becomes due and payable and continuance of such default for a period of 45 days;

(b) default in the payment of the principal of or premium, if any, on any Note of such Series at its Maturity;

(c) default in the performance, or breach, of the covenant contained in Section 3.18 (Consolidation, Merger and Sale of Assets),

(d) the failure to make or consummate a Change of Control Offer in accordance with the covenant contained in Section 3.5 (Purchase of Notes upon a Change of Control) or the failure to make or consummate a Telefónica Change of Control Offer in accordance with the covenant contained in Section 3.7 (Purchase of Notes upon Change of Control of Telefónica by Cointel) or the failure to make or consummate a Maintenance Offer in accordance with the covenant contained in Section 3.8 (Purchase of Notes upon a failure to Maintain Fixed Charge Coverage Ratio), in each case for the Notes of such Series;

(e) default in the performance, or breach, of any covenant or agreement of the Company contained in this Indenture (other than a default in the performance, or breach, of the covenants and agreements dealt with in (c) or (d) above) and continuance of such default or breach for a period of 45 days after written notice thereof shall have been given to the Company by the Trustee;

(f) (i) one or more defaults in the payment of principal of or premium, if any, on Indebtedness of the Company aggregating U.S.$20,000,000 or more, when the same becomes due and payable at the Maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (ii) Indebtedness of the Company aggregating U.S.$20,000,000 or more shall have been effectively accelerated or otherwise declared due and payable, or required to be prepaid or repurchased by reason of a default or defaults prior to the Stated Maturity thereof;

(g) (i) one or more defaults in the payment of principal of or premium, if any, on Indebtedness of a Material Subsidiary aggregating U.S.$20,000,000 or more, when the same becomes due and payable at the Maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (ii) Indebtedness of a Material Subsidiary aggregating U.S.$20,000,000 or more shall have been effectively accelerated or otherwise declared due and payable, or required to be prepaid or repurchased by reason of a default or defaults prior to the Stated Maturity thereof;

(h) one or more final judgments, orders or decrees of any court or regulatory agency shall be rendered against the Company or any Material Subsidiary or their respective properties for the payment of money, either individually or in an aggregate amount, in excess of U.S.$15,000,000 and either (i) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order or (ii) there shall have been a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect;

(i) a resolution is passed or adopted by the Board of Directors or stockholders of the Company, or a judgment of a court of competent jurisdiction is made, that the Company be wound up or dissolved, other than for the purposes of or pursuant to a merger or consolidation otherwise permitted under and in accordance with the covenant contained in Section 3.19 (Consolidation, Merger and Sale of Assets);

(j) a court having jurisdiction enters a decree or order for (i) relief in respect of the Company or any Material Subsidiary in an involuntary case under Argentine Law No. 24,522, as amended, or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) appointment of an administrator, receiver, trustee or intervenor for the Company or any Material Subsidiary or for all or substantially all of the property of the Company or any Material Subsidiary; provided, however, that appointment of an administrator shall only apply (A) to the Company to the extent that such administrator has the power to affect the Company’s ability to meet its obligations under the Notes or (B) to a Material Subsidiary to the extent that such administrator materially affects the operations of any such Material Subsidiary;

(k) the Company or any Material Subsidiary (i) commences a voluntary case under Argentine Law No. 24,522, as amended, or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consents to the appointment of or taking possession by an administrator, receiver, trustee or intervenor for the Company or any Subsidiary or for all or substantially all of the property of the Company or any Subsidiary or (iii) effects any general assignment for the benefit of creditors; provided, however, that appointment of an administrator shall only apply (A) to the Company to the extent that such administrator materially affects the Company’s ability to meet its obligations under the Notes or (B) to a Material Subsidiary to the extent that such administrator has the power to affect the operations of any such Material Subsidiary; or

(l) it becomes unlawful for the Company to perform or comply with any one or more of its obligations under any of the Notes or this Indenture.

SECTION 4.2 Notice of Event of Default; Acceleration of Maturity. If an Event of Default (other than an Event of Default specified in clauses (j) or (k) above) shall occur and be continuing with respect to any Series of Notes, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding of such Series, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee, upon the written request of such Holders, shall declare the principal of, premium and Additional Amounts, if any, and accrued interest on all of the outstanding Notes of such Series immediately due and payable, and upon any such declaration all such amounts payable in respect of such Notes shall become immediately due and payable. If an Event of Default specified in clauses (j) or (k) above occurs and is continuing, then the principal of, premium and Additional Amounts, if any, and accrued interest on all of the outstanding Notes shall ipso facto automatically be accelerated and become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after any such acceleration with respect to Notes of any Series and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority of the principal amount of the Outstanding Notes of that Series, present or represented at an extraordinary meeting of such Holders at which a quorum is present, may vote to rescind and annul such acceleration and its consequences if

(a) the Company has paid or deposited with the Trustee a sum sufficient to pay in the Specified Currency in which the Notes of such Series are payable,

(i) all overdue interest on all Notes of such Series,

(ii) all unpaid principal and Additional Amounts, if any (and premium, if any), on all Notes of such Series which has become due otherwise than by reason of such acceleration, and interest on such unpaid principal at the rate or rates prescribed therefor in such Notes,

(iii) to the extent that payment of such interest is lawful, interest on overdue interest and Additional Amounts at the rate or rates prescribed therefor in the Notes of such Series, and

(iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b) all Events of Default with respect to the Notes of such Series (other than the non-payment of amounts of principal of (or premium, if any, on) or interest on such Notes which have become due solely by reason of such acceleration) have been cured or waived as provided in Section 4.10.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

The foregoing provisions shall be without prejudice to the rights of each individual Holder to initiate an action against the Company for the payment of any principal, Additional Amount and/or interest past due on any Notes, as the case may be, in accordance with the provisions of Article 29 of the Negotiable Obligations Law.

SECTION 4.3 Collection of Indebtedness by Trustee; Trustee May Prove Debt. The Company covenants that (a) in case there shall be a default in the payment of any installment of interest (including Additional Amounts, if any) on any of the Notes when such interest (including Additional Amounts, if any) shall have become due and payable, and such default shall have continued for a period of 45 days or (b) in case there shall be a default in the payment of all or any part of the principal (including Additional Amounts, if any) of any of the Notes when the same shall have become due and payable, whether upon maturity of such Notes or upon any redemption or by declaration or otherwise, then upon demand by the Trustee, the Company will pay to the Trustee for the benefit of the Holders of such Notes the whole amount that then shall have become due and payable on such Notes for principal, premium or interest (including Additional Amounts, if any), as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the rate or rates of interest specified in such Notes); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, as provided in Section 5.6, except as a result of its negligence or bad faith.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as Trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon such Notes and collect in the manner provided by law out of the property of the Company or other obligor upon such Notes, wherever situated, the moneys adjudged or decreed to be payable.

All rights of action and of asserting claims under this Indenture or under any of the Notes may be enforced by the Trustee without the possession of any of the Notes or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as Trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes in respect of which such action was taken.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes in respect to which such action was taken, and it shall not be necessary to make any Holders of such Notes parties to any such proceedings.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and may collect and receive any money or other property payable or deliverable on any such claims and to distribute the same.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 4.4 Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article in respect of any Notes shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal, upon presentation of the several Notes in respect of which moneys have been collected and stamping (or otherwise noting) thereon the payment, or issuing Notes in reduced principal amounts in exchange for the presented Notes if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of costs and expenses (including any court tax) applicable to such Notes in respect of which moneys have been collected, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, as provided in Section 5.6, except as a result of negligence or bad faith, and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 5.6;

SECOND: In case the principal of the Notes in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of overdue interest (including Additional Amounts, if any) on such Notes in default in the order of the maturity of the installments of such interest (including Additional Amounts, if any), with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest (including Additional Amounts, if any) at the rate or rates of interest specified in such Notes, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Notes in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owed and unpaid upon all such Notes for principal and interest (including Additional Amounts, if any), with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest (including Additional Amounts, if any) at the rate or rates of interest specified in such Notes; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon such Notes, then to the payment of such principal and interest (including Additional Amounts, if any), without preference or priority of principal over interest (including Additional Amounts, if any), or of interest over principal, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and accrued and unpaid interest (including Additional Amounts, if any); and

FOURTH: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

SECTION 4.5 Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion (but is not required to) proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

SECTION 4.6 Restoration of Rights on Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be, subject to applicable law, returned respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Noteholders shall continue as though no such proceedings have been taken.

SECTION 4.7 Limitations on Suits by Noteholders. Except as provided in Section 4.2 and as otherwise required by the TIA, no Holder of any Note shall have any right by virtue or by availing itself of any provision of this Indenture or of the Notes to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder or under the Notes, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Notes of the same Series as such Note then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.9; it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee, that no one or more Holders of Notes shall have any right in any manner whatever by virtue or by availing itself of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Notes or to obtain or seek to obtain priority over or preference to any other Holder or to enforce any right under this Indenture or under the Notes, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes. For the protection and enforcement of the provisions of this Section, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 4.8 Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 4.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Noteholder to exercise any right, power or remedy accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 4.7, every right, power and remedy given by this Indenture or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

SECTION 4.9 Control by Noteholders. The Holders of a majority in aggregate principal amount of the Notes of all Series for the benefit of which a remedy available to the Trustee may be exercised shall have the right to direct the time, method, and place of conducting any proceeding for such remedy, or exercising any trust or power conferred on the Trustee with respect thereto; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of Section 5.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by action of its Board of Directors or a committee of its directors or a Responsible Officer shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearance specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Notes not joining in the giving of said direction, it being understood that (subject to Section 5.1) the Trustee shall have no duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such Holders.

Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Noteholders.

SECTION 4.10 Waiver of Past Defaults. Prior to a declaration of the acceleration of the maturity of the Notes of a Series, the affirmative vote of the Holders of not less than a majority in aggregate principal amount of the Notes of such Series at the time Outstanding present or represented at an extraordinary meeting at which a quorum is present may on behalf of the Holders of all the Notes of such Series waive any past default or Event of Default in respect of the Notes of such Series, except a default (a) in the payment of the principal of or any premium or interest on, or Additional Amounts (if any) in respect of, any Note of such Series, or (b) in respect of a covenant or provision hereof that cannot be modified or amended without the affirmative vote of each Holder affected as provided in Section 7.2. In the case of any such waiver, the Company, the Trustee and the Holders of the Notes of such Series shall be restored to their former positions and rights hereunder, respectively.

Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred with respect to such Series of Notes, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 4.11 Payments After a Default. Upon the occurrence of an Event of Default with respect to the Notes of a Series and the subsequent acceleration of the maturity of the principal amount of the Notes of such Series, the Trustee may by notice in writing: (a) to the Company and any Paying Agent, require each Paying Agent to deliver all Notes of such Series and all moneys, documents and records held by it with respect to the Notes of such Series to the Trustee or as the Trustee otherwise directs in such notice; and (b) require any Paying Agent to act as agent of the Trustee under this Indenture and the Notes of such Series, and thereafter to hold all Notes of such Series and all moneys, documents and records held by it in respect to such Notes to the order of the Trustee.

In the event that the Trustee shall require any Paying Agent to act as an agent of the Trustee hereunder or under the Notes of any Series or exercise any of its other rights and powers under this Section 4.11, the Company shall not be relieved of its obligations to compensate, reimburse and indemnify such Paying Agent, and the Trustee shall not be under any obligation to compensate, reimburse or indemnify any such Paying Agent unless, and only to the extent that, the Company has provided the Trustee with funds expressly for such purpose.

SECTION 4.12 Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note or coupon shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Sections 2.9 and 2.10) interest, if any, on such Notes or payment of such coupon on the respective due dates expressed in such Note or coupon (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

ARTICLE FIVE

CONCERNING THE TRUSTEE

SECTION 5.1 Duties and Responsibilities of the Trustee. Except during the continuance of an Event of Default, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise under the circumstances in the conduct of his own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a) during the continuance of an Event of Default, (i) the duties and obligations of the Trustee with respect to the Notes shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 4.9 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(d) none of the provisions contained in this Indenture shall require the Trustee to expend, advance or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not satisfactorily assured to it.

Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 5.1.

SECTION 5.2 Certain Rights of the Trustee. Subject to Section 5.1 and to the provisions of TIA Sections 315(a) through 315(d):

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Order or Officers’ Certificate and any resolution of the Board of Directors may be evidenced to the Trustee by a Board Resolution;

(c) the Trustee may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion of counsel;

(d) the Trustee shall be under no obligation to exercise any of the powers vested in it by this Indenture at the request, order or direction of any of the Holders of Notes of any Series or any related coupons pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred thereby;

(e) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

(h) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate or a Company Order; and

(i) except as otherwise specifically provided in this Indenture, (i) all references in this Indenture to the Trustee shall be deemed to refer to the Trustee in its capacity as Trustee and in its capacities as Co-Registrar, Paying Agent and Transfer Agent and (ii) every provision of this Indenture relating to the conduct or affecting the liability or offering protection, immunity or indemnity to the Trustee shall be deemed to apply with the same force and effect to the Trustee acting in its capacities as Co-Registrar, Paying Agent and Transfer Agent.

SECTION 5.3 Trustee Not Responsible for Recitals, Disposition of Notes or Application of Proceeds Thereof. The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Indenture or any offering material or of the Notes or coupons, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Notes or the proceeds thereof.

SECTION 5.4 Trustee and Agents May Hold Notes; Collections, Etc. The Trustee, any Authenticating Agent, any Paying Agent, the Registrar, the Co-Registrar or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of securities with the same rights it would have if it were not the Trustee or such agent and, subject to TIA Sections 310(b) and 311, may otherwise deal with Holders, beneficial owners of Notes and the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent. The Trustee or any agent of the Company or the Trustee is entitled to enter into business transactions with the Company or any of its affiliates without accounting for any profit resulting from such transactions.

SECTION 5.5 Moneys Held in Trust. Subject to the provisions of Section 8.4, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Company or the Trustee shall be under any liability for interest on or investment of any moneys received by it hereunder except as otherwise agreed upon in writing with the Company.

SECTION 5.6 Compensation and Indemnification of Trustee and Its Prior Claim. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, U.S.$15,000 per annum or such other compensation as may be agreed in writing between the Company and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a Trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ) except to the extent any such expense, disbursement or advances are caused by its negligence or bad faith. The Trustee shall provide to the Company such supporting documentation as may be available to it and reasonably requested by the Company relating to such expenses, disbursements and advances. The Company also covenants to indemnify and defend each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, liability or expense (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ) arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder, the exercise of its rights hereunder and the performance of its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises, except to the extent such loss, liability or expense is due to its own negligence or bad faith. The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the resignation of such Trustee, payment of any or all of the Notes and the satisfaction and discharge of this Indenture. The Trustee shall have, with respect to such indebtedness, a prior claim to that of the Holders of the Notes on all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes.

SECTION 5.7 Right of Trustee to Rely on Officers’ Certificate, Etc. Whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof shall be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by a Company Order or an Officers’ Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warranty to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

SECTION 5.8 Persons Eligible for Appointment as Trustee. The Trustee for the Notes hereunder shall be eligible to act as Trustee under TIA Section 310(a)(1) and under Article 13 of the Negotiable Obligations Law (which Article 13, as in effect as of the date hereof, provides that any trustee hereunder shall be a financial institution or an entity which acts as intermediary in the public offering of securities which does not own 20% or more of the Company’s capital stock) and shall at all times be a corporation having a combined capital and surplus of at least U.S. $50,000,000, authorized under the laws of the jurisdiction in which it is doing business to exercise corporate trust powers, and subject to supervision or examination by federal, state, territorial or other governmental authority. If such corporation publishes reports of condition at least annually, pursuant to the law or to the requirements of such federal, state, territorial or other governmental authority, then for the purposes of this Section 5.8, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 5.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 5.9 Resignation and Removal; Appointment of Successor Trustee. (a) The Trustee, or any Trustee or Trustees hereafter appointed, may at any time resign with respect to the Notes by giving 30 days’ written notice of resignation to the Company and by giving notice thereof to the Noteholders as specified in Section 11.4 and to the CNV, at the expense of the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee or Trustees with respect to the Notes by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee or Trustees. If no successor Trustee shall have been so appointed with respect to the Notes and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee, or the Holders of at least 10% in principal amount of the Notes may petition any such court for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and as it may prescribe, appoint a successor Trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall cease to be eligible in accordance with the provisions of Section 5.8 or shall fail to comply with the provisions of TIA Section 310(b), and shall fail to resign after written request therefor by or on behalf of the Company or by any Noteholder; or

(ii) the Trustee shall become incapable of acting with respect to the Notes, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (A) the Company, by a Board Resolution, may remove the Trustee with respect to the Notes and appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee, or (B) subject to TIA Section 315(e), the Holders of at least 10% in principal amount of the Notes may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to the Notes. Such court may thereupon, after such notice, if any, as it may deem proper and as it may prescribe, remove the Trustee and appoint a successor Trustee.

(c) The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may at any time remove the Trustee with respect to Notes and appoint a successor Trustee by delivering to the Trustee so removed, to the successor Trustee so appointed and to the Company the evidence provided for in Section 6.1 of the action in that regard taken by the Noteholders.

(d) Any resignation or removal of the Trustee with respect to the Notes and any appointment of a successor Trustee pursuant to any of the provisions of this Section 5.9 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 5.10.

SECTION 5.10 Acceptance of Appointment by Successor Trustee. Any successor Trustee appointed as provided in Section 5.9 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee with respect to the Notes shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to the Notes of its predecessor hereunder, with like effect as if originally named as Trustee for the Notes hereunder; but, nevertheless, on the written request of the Company or of the successor Trustee, upon payment of its charges then unpaid, the Trustee ceasing to act shall, subject to Section 8.4, pay over to the successor Trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor Trustee all such rights, powers, duties and obligations. Upon request of any such successor Trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of Section 5.6.

Upon acceptance of appointment by any successor Trustee as provided in this Section 5.10, the Company shall give, at its expense, notice thereof to the Noteholders as specified in Section 11.4 (which notice shall include the successor Trustee’s Corporate Trust Office) and to the CNV. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.9. If the Company fails to give such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Company.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this article.

SECTION 5.11 Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

In the case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force as provided in the Notes or in this Indenture as the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply to only its successor or successors by merger, conversion or consolidation.

SECTION 5.12 Notice of Defaults. If a Default or an Event of Default occurs and is continuing with respect to the Notes of any Series and if it is known to a Responsible Officer of the Trustee, the Trustee shall, in the manner and to the extent provided in TIA Section 313(c), give to Holders of the Outstanding Notes of such Series a notice of such Default or Event of Default within 30 days after such Default or Event of Default becomes known to such Responsible Officer in accordance with the provisions of Section 11.4. Except in the case of a Default or an Event of Default in payment of the principal of, premium or Additional Amounts, if any, or interest on, any Note of any Series or in the payment of any sinking fund installment with respect to Notes of such Series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 5.13 Trustee’s Representative in Argentina. As long as it is required by Argentine law or by the CNV, The Bank of New York S.A. will initially act as the Trustee’s representative in Argentina for the purpose of receiving communications in respect of this Indenture or the Notes from residents of Argentina or the CNV.

SECTION 5.14 Appointment of Authenticating Agent. The Trustee may appoint one or more Authenticating Agents to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.7, 2.10, 2.11, 2.12 and 7.5 as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by these Sections to authenticate the Notes. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.

Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Company. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than U.S.$50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 5.6.

If an appointment with respect to one or more Series is made pursuant to this Section, the Notes of such Series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the [Bearer] [Registered] [Certificated] Notes of the Series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

By:	[NAME OF AUTHENTICATING AGENT],
as Authenticating Agent

By:
Authorized Signatory

SECTION 5.15 Certain Rights of Paying Agents, Transfer Agents, Registrar and Co-Registrar. (a) Each of the Paying Agents, Transfer Agents, the Registrar and Co-Registrar shall be obliged to perform such duties, and only such duties, as are herein specifically set forth, and no implied duties or obligations shall be read into this Indenture against it. No provision of this Agreement shall require any of the Paying Agents, Transfer Agents, the Registrar or Co-Registrar to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of its rights and powers, hereunder.

(b) In acting hereunder and in connection with the Notes, each of the Paying Agents, Transfer Agents, the Registrar and the Co-Registrar shall act solely as agents of the Company and will not thereby assume any obligations towards, or relationship of agency or trust for, any of the Noteholders.

(c) Each of the Paying Agents, Transfer Agents, the Registrar and the Co-Registrar may consult with legal or other professional advisers satisfactory to it, and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and in accordance with the opinion of such advisers.

(d) Each of the Paying Agents, Transfer Agents, the Registrar and the Co-Registrar shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from the Company or the Trustee, or any Note, form of transfer, resolution, direction, consent, certificate, affidavit, telex, facsimile transmission or other paper or document believed by it in good faith to be genuine and to have been delivered, signed or sent by the proper party or parties.

(e) The Paying Agents, Transfer Agents, the Registrar and the Co-Registrar and their respective officers, directors and employees, may become the owner of, or acquire any interest in, any Notes with the same rights that it or they would have if it were not appointed hereunder, and may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or other obligations of the Company as freely as if it were not appointed hereunder.

(f) Each of the Paying Agents, Transfer Agents, the Registrar and the Co-Registrar may perform the services required to be rendered by it hereunder either directly or through attorneys-in-fact or agents not regularly in its employ and such Paying Agents, Transfer

Agents, the Registrar or the Co-Registrar, as the case may be, shall not be responsible or liable for any misconduct or negligence on the part of any such attorney or agent appointed by it with due care hereunder.

(g) Each of the Paying Agents, Transfer Agents, the Registrar and the Co-Registrar shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

(h) The Paying Agents shall be entitled to deal with moneys paid to it hereunder in the same manner as other moneys paid to it as a banker by its customers except that:

(i) the Paying Agents shall not be entitled to exercise any lien, right of set-off or similar claim in respect thereof; and

(ii) the Paying Agents shall not be liable to any Person for interest on, or to invest, any sums held by it under this Agreement, except as may otherwise be agreed in writing with such Person.

(i) The Company covenants and agrees to pay to each of the Paying Agents, Transfer Agents, the Registrar and the Co-Registrar such compensation as may be agreed in writing between the Company and such Person and the Company covenants and agrees to pay or reimburse each of the Paying Agents, Transfer Agents, the Registrar and the Co-Registrar upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursement of its counsel and of all agents and other Persons not regularly in its employ) except to the extent any such expense, disbursement or advances are caused by its negligence or bad faith. Each such Person shall provide to the Company such supporting documentation as may be available to it and reasonably requested by the Company relating to such expenses, disbursements and advances. The Company also covenants to indemnify and defend each of the Paying Agents, Transfer Agents, the Registrar and the Co-Registrar, and to hold each harmless against, any loss, liability or expense (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ) arising out of or in connection with its appointment hereunder, the exercise of its rights hereunder and the performance of its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises, except to the extent such loss, liability or expense is due to its own negligence or bad faith. The obligations of the Company under this Section to compensate and indemnify each of the Paying Agents, Transfer Agents, the Registrar and the Co-Registrar and to pay or reimburse each such Person for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the resignation of such Person, payment of any or all of the Notes and the satisfaction and discharge of this Indenture.

ARTICLE SIX

CONCERNING THE NOTEHOLDERS

SECTION 6.1 Evidence of Action Taken by Noteholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Holders of a Series of Notes may be embodied in and evidenced by the record of Holders of Notes of such Series voting in favor thereof, either in Person or by proxies duly appointed in writing, at any meeting of Holders of Notes of such Series duly called and held in accordance with the provisions of this Article Six. Any action taken by the Holders of Notes of any Series by the percentage of Notes specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee, the Registrar, the Co-Registrar and the Holders of all the Notes of such Series affected by such action.

SECTION 6.2 Proof of Execution of Instruments and of Holding of Notes; Record Date. The execution of any instrument by a Noteholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be reasonably satisfactory to the Trustee.

The principal amount and serial numbers of Registered Notes held by any Person shall be proved by the Register maintained pursuant to Section 2.10. The principal amount and serial numbers of Bearer Notes held by any Person, and the date of holding the same, may be proved by the production of such Bearer Notes or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Notes therein described. The Trustee and the Company may assume that such ownership of any Bearer Note continues until (a) another certificate bearing a later date issued in respect of the same Bearer Note is produced, or (b) such Bearer Note is produced to the Trustee by some other Person, or (c) such Bearer Note is no longer Outstanding. The principal amount and serial numbers of Bearer Notes held by any Person, and the date of holding the same, may also be proved in any other manner which the Trustee deems sufficient.

The Company, by or pursuant to a Board Resolution or a resolution of any two Authorized Officers, may set a record date for purposes of determining the identity of Holders of Notes entitled to vote or consent to any action referred to in Section 6.1, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or reconsideration) not more than 30 days nor less than 3 days prior to the proposed date of such vote or consent at the relevant meeting of Holders of Notes, and thereafter, notwithstanding any other provisions hereof, only Holders of Notes of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent.

SECTION 6.3 Holders to Be Treated as Owners. The Company, the Trustee, the Registrar, the Co-Registrar and each Paying Agent and Transfer Agent and any agent of any of them may deem and treat any Person in whose name any Registered Note shall be registered upon the Register as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Note (including Additional Amounts, if any) and for all other purposes; and none of the Company, the Trustee, the Registrar, the Co-Registrar, any Paying Agent, any Transfer Agent and any agent of any of them shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such note.

Title to any Bearer Note and any coupons appertaining thereto shall pass by delivery. The Company, the Trustee, each Paying Agent and any agent of any of them may treat the bearer of any Bearer Note and the bearer of any coupon as the absolute owner of such Note or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Note or coupons be overdue, and none of the Company, the Trustee, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

None of the Company, the Trustee, the Registrar, the Co-Registrar, any Transfer Agent or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Note in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depositary, as a Holder, with respect to such Global Note or impair, as between such depositary and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such Global Note.

SECTION 6.4 Notes Owned by Company Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Notes have concurred in any request, consent or waiver under this Indenture or the Notes, and for the purpose of making the calculations required by TIA Section 313, Notes that are owned by the Company or any Affiliate or Subsidiary of the Company or any other obligor on the Notes with respect to which such determination is being made or by any Person directly or indirectly controlling or controlled or under direct or indirect common control with the Company or any other obligor on the securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such request, consent or waiver, only Notes that a Responsible Officer of the Trustee knows are so owned shall be disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Notes. In the case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all securities, if any, known by the Company to be owned or held by or for the account of any of the above-described Persons; and the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are Outstanding for the purpose of any such determination.

SECTION 6.5 Noteholders’ Meetings. (a) A meeting of Holders of Notes of a Series may be called at any time and from time to time pursuant to Section 14 of the Negotiable Obligations Law, Section 237 of the Argentine Corporations Law and this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Notes of such Series.

(b) Each of the Company (through the Board of Directors or, if the Board of Directors should fail to act upon the request of the Trustee or the Holders as provided in this Section, the Supervisory Committee of the Company) and the Trustee may at any time call a meeting of the Holders of the Notes of any Series for any purpose specified in this Indenture. The meetings will be held in Buenos Aires; provided, however, that the Company and the Trustee may determine to hold any such meeting simultaneously in Buenos Aires and in New York City and/or London by any means of telecommunication which permits the participants to hear and speak to each other, and any such simultaneous meeting shall be deemed to constitute a single meeting for purposes of the quorum and voting percentages applicable to such meeting. In addition, the Company (through the Board of Directors or, if the Board of Directors should fail to act upon the request of the Trustee or the Holders as provided in this Section, the Supervisory Committee of the Company) shall upon the request of the Trustee or of Holders of at least 5% in aggregate principal amount of the Notes of any Series at the time Outstanding call such a meeting of the Holders of the Notes of such Series for any purpose specified in this Indenture. In the event that the Board of Directors and the Supervisory Committee of the Company shall fail to call a meeting requested by the Trustee or the Holders as provided in the immediately preceding sentence, the meeting may be called by the CNV or by a competent court. If a meeting is being held pursuant to a request of Noteholders, the agenda for such meeting shall be that set forth in the request made by such Noteholders and such meeting shall be called within 40 days from the date such request is received by the Company and the Trustee. Notice of any meeting of Noteholders, setting forth the date, time and place of such meeting and the agenda therefor (which shall describe in general terms the action proposed to be taken at such meeting), shall be given as specified in Section 11.4 not less than 10 nor more than 180 days prior to the date fixed for the meeting and, in addition, shall be published during five consecutive days, not less than 10 days nor more than 30 days prior to the date fixed for the meeting, in the Official Gazette of Argentina and in a widely circulated newspaper in Argentina and, if the Notes of such Series are listed on the Buenos Aires Stock Exchange and/or on the Argentine Over-The-Counter Market, in the Bulletin of the Buenos Aires Stock Exchange and/or in the Bulletin of the Argentine Over-The-Counter Market, as the case may be. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the last date on which publication is made as required hereunder. In addition, the Company shall be required to cause all such other publications of such Notices as may be required from time to time by applicable Argentine law or the rules and regulations of any other stock exchange upon which such Notes shall then be listed. To be entitled to vote at any meeting of Noteholders a

Person shall be (i) a Holder of one or more Notes of the relevant Series as of the relevant record date determined pursuant to Section 6.2 or, if no such record date shall have been so determined, as of the date of such meeting or (ii) a Person appointed by an instrument in writing as proxy by such a Holder of one or more Notes. The only Persons who shall be entitled to be present or to speak at any meeting of the Noteholders shall be the Persons entitled to vote for or on behalf of Noteholders at such meeting and their representatives and counsel, any representatives of the Company and its counsel, and any representative of the CNV and, if such Series of Notes is listed on the Buenos Aires Stock Exchange, any representative of such Stock Exchange. With respect to all matters not contemplated in this Indenture, meetings of Holders of Notes of a Series shall be held in accordance with Argentine law.

(c) Meetings of Holders of Notes of a Series may be ordinary or extraordinary. Amendments or supplements to this Indenture or to the Notes of any Series or waivers of any provisions hereof or thereof approved at a meeting of Holders may only be approved at an extraordinary meeting. Persons entitled to vote 60% (in the case of an extraordinary meeting) or a majority (in the case of an ordinary meeting) in aggregate principal amount of the Notes of the relevant Series at the time Outstanding shall constitute a quorum at any such meeting of Holders of Notes of such Series. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum within thirty minutes of the time appointed for any such meeting, the meeting may be adjourned for a period of not less than 10 days nor more than 30 days, as determined by the chairman of the meeting. Notice of the reconvening of any adjourned meeting shall be given as provided above, except that such notice need be published only for three days not less than eight days prior to the date on which the meeting is scheduled to be reconvened. The Persons entitled to vote 30% in aggregate principal amount of the Notes of the relevant Series at the time Outstanding (in the case of an extraordinary meeting) or the Persons present at any reconvened adjourned meeting of the Holders of Notes of the relevant Series (in the case of an ordinary meeting), shall constitute a quorum at any such reconvened adjourned meeting. Notice of the reconvening of an adjourned meeting shall state expressly the aggregate principal amount of Notes of such Series that shall constitute a quorum at said meeting.

(d) Except as otherwise provided herein or in or pursuant to a Board Resolution or a resolution of any two Authorized Officers or one or more indentures supplemental hereto with respect to one or more Series of Notes, at a meeting or adjourned meeting of Holders of a Series of Notes duly convened and at which a quorum is present as aforesaid, any resolution to modify or amend, or to waive compliance with any provision (other than the provisions in connection with a “fundamental” change referred to in Section 7.2) shall be effectively passed and decided if approved by the Persons entitled to vote a majority in aggregate principal amount of the Notes of such Series represented and voting at such meeting. Any such modifications, amendments or waivers to this Indenture or to the Notes of a Series passed at any such meeting shall be conclusive and binding upon all Holders of Notes of such Series affected thereby, whether or not they have given such consent or were present or represented at such meeting, and on all future Holders of Notes of such Series affected thereby, whether or not notation of such modifications, amendments or waivers is made upon such Notes.

(e) Any Noteholder who has executed an instrument in writing appointing a Person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such Noteholder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Any resolution passed or decision taken at any meeting of Noteholders of any Series duly held in accordance with this Section shall be binding on all the Noteholders of such Series whether or not present or represented at the meeting.

(f) The appointment of any proxy shall be proved by having the signature of the Person executing the proxy guaranteed or certified by any notary public, bank, trust company reasonably satisfactory to the Company or judicially certified in the manner provided under Argentine law. The following persons may not act as proxies: members of the Board of Directors or of the Supervisory Committee and managers and other employees of the Company. The holding of a beneficial interest in a Global Note shall be proved by a certificate or certificates of the Depositary.

(g) A representative of the Trustee shall act as chairman of the meeting. If the Trustee fails to designate a representative to act as chairman of the meeting, the Company shall designate a member of the Supervisory Committee to act as chairman of the meeting. If the Company fails to designate such a person, the CNV or a competent court shall designate a person to act as chairman. A secretary of the meeting shall be elected by the affirmative vote of the Holders of a majority in aggregate principal amount of the Notes of the relevant Series represented at the meeting. At any meeting of Noteholders of any Series each Noteholder of such Series or proxy shall be entitled to one vote for each U.S.$1,000 (or if the Note or Notes held by such Noteholder is or are denominated in a currency other than Dollars, for every 1,000 units of such other currency) principal amount of Notes of such Series held or represented by such Noteholder; provided that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote except as a Noteholder or proxy. Any meeting of Noteholders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

(h) The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the Noteholders or proxies and on which shall be inscribed the serial number or numbers of the Outstanding Notes of such Series held or represented by them. A record, at least in duplicate, of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting. The record shall be signed and verified by the chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE SEVEN

SUPPLEMENTAL INDENTURES

SECTION 7.1 Supplemental Indentures Without Consent of Noteholders. The Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes, subject to the prior approval of the CNV:

(a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes of a Series any property or assets;

(b) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Section 3.18;

(c) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Company may in good faith determine to be for the protection of the Holders of any Series of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture or in the Notes of such Series as herein set forth; provided that, in respect of any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Notes of such Series at the time Outstanding to waive such an Event of Default;

(d) to cure any ambiguity or to cure, correct or supplement any provision contained herein or in the Notes of a Series or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in the Notes of a Series or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture, the Notes of a Series or under any supplemental indenture as the Company may, in its written opinion, deem necessary or desirable and which shall not adversely affect the interests of the Holders of Outstanding Notes of any Series in any material respect;

(e) to establish the form or terms of the Notes of a Series as permitted by Sections 2.1 and 2.5 (including in connection with the issuance of Bearer Notes);

(f) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of any Series;

(g) to cause this Indenture to comply with the requirements of the Trust Indenture Act; or

(h) to correct or supplement any provision herein as requested by any securities exchange in order to obtain the listing thereon of Notes of one or more Series,

provided that any such action shall not adversely affect the interests of the Holders of Outstanding Notes of any Series in any material respect.

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture that adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 7.1 may be executed without the consent of the Holders of any of the Notes of a Series at the time Outstanding, notwithstanding any of the provisions of Section 7.2, and each such Holder of Notes of any Series shall, by acceptance of such Notes, or beneficial interests in any Global Notes, be deemed to have consented to such supplemental indenture.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company at its expense shall give notice thereof to the CNV, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 7.2 Supplemental Indentures with Consent of Noteholders. With the affirmative vote of the Holders of not less than a majority in aggregate principal amount of the Notes of any Series present or represented at an extraordinary meeting of Holders of Notes of such Series at which a quorum is present, the Company and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture as it applies to the Notes of such Series or of modifying in any manner the rights of the Holders of the Notes of such Series; provided that no such supplemental indenture shall, without the unanimous affirmative vote of the Holders of all Notes of a Series, make any “fundamental” change to the terms of the Notes of such Series. For purposes hereof, “fundamental” changes are defined as (i) a change in the Stated Maturity of the principal of or interest on the Notes of such Series; (ii) a reduction in the principal amount of or interest on the Notes of such Series or a change in the obligation of the Company to pay Additional Amounts in respect thereof; (iii) a change in the place of, or the currency in which, payment of principal of or interest (including Additional Amounts, if any) on the Notes of such Series is to be made; (iv) an impairment of the right to institute suit for the enforcement of any payment of principal of or interest on the Notes of such Series on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or (v) a reduction in the above-stated percentage of aggregate principal amount of Notes of a Series necessary to modify or amend this Indenture as it applies to the Notes of such Series or the provisions of the Notes of such Series or to waive future compliance with or past default by the Company or a reduction in the quorum requirements or the percentages of votes required for the adoption of any action at a meeting of Holders of Notes of such Series.

Upon the request of the Company and upon the filing with the Trustee of evidence of the vote of Noteholders as aforesaid and other documents, if any, required by Section 6.1, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company at its expense shall give notice thereof to the Holders of Notes of such Series as provided in Section 11.4, and to the CNV, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 7.3 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof and upon receipt of any necessary approval of the CNV, this Indenture and the applicable Series of Notes shall be and shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of such Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 7.4 Documents to Be Given to Trustee. The Trustee shall be entitled to receive such Officers’ Certificates, Opinions of Counsel and copies of resolutions of the Board of Directors or any two Authorized Officers as it shall deem necessary or advisable as conclusive evidence that any supplemental indenture executed pursuant to this Article Seven has been duly authorized by the Company and otherwise complies with the applicable provisions of this Indenture, the Trust Indenture Act and the Negotiable Obligations Law, in each case as then in effect.

SECTION 7.5 Notation on Notes in Respect of Supplemental Indentures. Notes of the relevant Series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting. If the Company shall so determine, new Notes of such Series modified so as to conform, in the opinion of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company at its expense, authenticated by the Trustee and delivered in exchange for the Notes of the relevant Series then Outstanding.

SECTION 7.6 Conformity with Trust Indenture Act and Negotiable Obligations Law. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act and the Negotiable Obligations Law as then in effect.

ARTICLE EIGHT

SATISFACTION AND DISCHARGE OF INDENTURE;

UNCLAIMED MONEYS

SECTION 8.1 Satisfaction and Discharge or Indenture. If at any time (a) the Company shall have paid or caused to be paid the principal of and interest on all the Notes (including Additional Amounts, if any) Outstanding hereunder (other than Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.12) as and when the same shall have become due and payable, or (b) the Company shall have delivered to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.12) or (c) (i) all the Notes not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) the Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash in the Specified Currency (other than moneys repaid by the Trustee or any Paying Agent to the Company in accordance with Section 8.3 or 8.4) sufficient to pay at maturity or upon redemption all Notes (other than any Notes that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.12) not theretofore delivered to the Trustee for cancellation, including principal, premium and interest (including Additional Amounts, if any) due or to become due on or prior to such date of maturity or redemption, as the case may be, and if, in any such case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company with respect to the Notes, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer, exchange and replacement of Notes, and the Company’s right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payments of principal thereof and interest thereon (including Additional Amounts, if any), and remaining rights of the Holders to receive mandatory sinking fund payments, if any, (iv) the rights, obligations and immunities of the Trustee hereunder and (v) the rights of the Noteholders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction and discharging of this Indenture; provided that the rights of Holders of the Notes to receive amounts in respect of principal of and interest on the Notes held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Notes are listed. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred (including reasonable fees of counsel) and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

SECTION 8.2 Application by Trustee of Funds Deposited for Payment of Notes. Subject to Section 8.4, all moneys deposited with the Trustee pursuant to Section 8.1 or Article Ten shall be held in trust and applied by it, in accordance with the provisions of the Notes, the coupons (if any) and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon as principal and interest (including Additional Amounts, if any); but such money need not be segregated from other funds except to the extent required by law and the Trustee shall have no liability for interest thereon or the investment thereof.

SECTION 8.3 Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to Notes, all moneys other than moneys deposited with the Trustee pursuant to Section 8.1, Section 8.4 or Article Ten then held by any Paying Agent under the provisions of this Indenture with respect to the Notes shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 8.4 Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years. Any moneys deposited with or paid to the Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of or interest on any Note (including Additional Amounts, if any) and not applied but remaining unclaimed for two years after the date upon which such principal or interest (including Additional Amounts, if any) shall have become due and payable, shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company on Company Order by the Trustee or such Paying Agent, or (if then held by the Company) shall be discharged from such trust and the Holder of such Note shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment that such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.

ARTICLE NINE

REDEMPTION OF NOTES

SECTION 9.1 Notice of Redemption; Partial Redemptions. Notes of any Series which are redeemable before their Stated Maturity pursuant to Section 2.5 shall be redeemable in accordance with their terms and in accordance with this Article. Notice of redemption to the Holders of Notes to be redeemed as a whole or in part at the option of the Company pursuant to the terms of such Notes established as contemplated by Section 2.5 shall be given to Holders as specified in Section 11.4 and to the CNV. Such notice shall specify the provision pursuant to which the redemption is being made, the principal amount of each Note held by such Holders to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Notes, that interest accrued to the date fixed for redemption and any Additional Amounts will be paid as specified in such notice, that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue and any other matter required to be specified therein by Argentine law or regulation and notified to the Trustee in writing by the Company at least 15 days prior to the giving of Notice to the Holders. In case any Note is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

The election of the Company to redeem any Notes shall be evidenced by a Board Resolution. The notice of redemption of Notes to be redeemed at the option of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company at least 30 days but not more than 50 days before the date of redemption.

On or before 12 p.m. (New York City time) one Business Day prior to the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.21) an amount of money sufficient to redeem on the redemption date all the Notes so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption and any Additional Amounts. If less than all the Outstanding Notes of any Series are to be redeemed, the Company will deliver to the Trustee at least 30 days prior to the date on which notice of redemption will be mailed (and 45 days prior to such date if the notice of redemption must be published) an Officers’ Certificate stating the aggregate principal amount of Notes of such Series to be redeemed.

If less than all the Notes of a Series are to be redeemed, the Trustee shall select, in such manner as it shall deem appropriate and fair, Notes to be redeemed in whole or in part. Notes may be redeemed in part in an amount equal to the minimum authorized denomination for Notes or any multiple thereof. The Trustee shall promptly notify the Company in writing of the Notes of such Series selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note that has been or is to be redeemed.

SECTION 9.2 Payment of Notes Called for Redemption. If notice of redemption has been given as above provided, the Notes or portions of Notes specified in such notice shall become due and payable on the date and at the place or places stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption and any Additional Amounts, and on and after said date (unless the Company shall default in the payment of such Notes at the redemption price, together with interest accrued to said date and any Additional Amounts) interest on the Notes or portions of Notes so called for redemption shall cease to accrue and, except as provided in Sections 5.5 and 8.4, such Notes shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Notes except the right to receive the redemption price thereof and unpaid interest accrued to the date fixed for redemption and any Additional Amounts. On presentation and surrender, pursuant to the terms of such Notes, at a place of payment specified in said notice, said Notes or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption and any Additional Amounts; provided that any payment of interest becoming due on the date fixed for redemption and any Additional

Amounts shall be payable to the Holders of such Notes registered as such on the relevant record date subject to the terms and provisions of Section 2.5.

From and after the redemption date, if moneys for the redemption of the Notes called for redemption shall have been made available as provided herein for redemption on the redemption date, such Notes shall cease to bear interest, and the only right of the Holders of such Notes shall be to receive payment of the redemption price and all unpaid interest accrued to the date of redemption and any Additional Amounts.

Notwithstanding any provision to the contrary in this Section 9.2, if any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate specified in the Note.

Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Note so presented.

SECTION 9.3 Exclusion of Certain Notes from Eligibility for Selection for Redemption. Notes shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officers’ Certificate delivered to the Trustee at least 30 days prior to the date on which notice of redemption will be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Company or (b) an entity specifically identified in such written statement as directly or indirectly controlling, or controlled by or under direct or indirect common control with the Company.

SECTION 9.4 Redemption at the Option of the Company for Taxation Reasons. If as a result of any change in, or amendment to, the laws or regulations of Argentina or of any political subdivision or governmental authority thereof or therein having power to tax or as a result of any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective after the date of the Offering Document relating to a Series of Notes, the Company becomes obligated to pay any Additional Amounts in respect of the Notes of such Series and such obligation cannot be avoided by the Company taking reasonable measures available to it, then the Notes of such Series will be redeemable as a whole (but not in part), at the option of the Company, at any time upon not less than forty-five (45) nor more than seventy-five (75) days’ notice given to the Trustee by the Company and not less than thirty (30) nor more than sixty (60) days’ notice given to the Holders thereof as provided in Section 11.4 at their principal amount together with accrued interest thereon to the date fixed for redemption (the “Redemption Date”) and any Additional Amounts then payable with respect thereto. In order to effect a redemption of the Notes of any Series under this Section, the Company shall deliver to the Trustee immediately prior to the giving of the redemption notice (i) an Officers’ Certificate stating that the obligation to pay such Additional Amounts with respect to the Notes of such Series cannot be avoided by the Company taking reasonable measures available to it and setting forth in reasonable detail a statement of the facts relating thereto and (ii) an Opinion of Counsel to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such change, amendment, official interpretation or application described above; provided, however, that (i) no notice of redemption may be given earlier than sixty (60) days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts if interest or principal were then payable on the Notes of such Series and (ii) at the time such notice of redemption with respect to the Notes of such Series is given, such obligation to pay such Additional Amounts with respect to such Notes remains in effect. Such notice, once delivered by the Company to the Trustee, shall be irrevocable with respect to the Notes of such Series.

SECTION 9.5 Redemption at the Option of the Company Related to Personal Assets Tax. If (i) the Company becomes responsible for the payment of tax in respect of Notes of any Series pursuant to Argentine Law N° 23,966, as amended by Law N° 24,468 and its implementing decrees (the “Personal Assets Tax Law”, which provides for the “Personal Assets Tax”), and (ii) such obligation cannot be avoided by the Company taking reasonable measures available to it, then the Notes of such Series will be redeemable as a whole (but not in part), at the option of the Company, at any time upon not less than forty-five (45) nor more than seventy-five (75) days’ notice given to the Trustee by the Company and not less than thirty (30) nor more than sixty (60) days’ notice given to the Holders thereof as provided in Section 11.4 at their principal amount together with accrued interest thereon to the Redemption Date and any Additional Amounts then payable with respect thereto. In order to effect a redemption of the Notes of any Series under this Section, the Company shall deliver to the Trustee immediately prior to the filing of the redemption notice (i) an Officers’ Certificate stating that the obligation to pay such Personal Assets Tax with respect to the Notes of such Series cannot be avoided by the Company taking reasonable measures available to it and (ii) an Opinion of Counsel to the effect that the Company has or will become obligated to pay such Personal Assets Tax; provided, however, that (1) no notice of redemption may be given earlier than sixty (60) days prior to the earliest date on which the Company would be obligated to pay such Personal Assets Tax and (ii) at the time such notice of redemption with respect to the Notes of such Series is given, such obligation to pay such Personal Assets Tax with respect to such Notes remains in effect. Such notice, once delivered by the Company to the Trustee, shall be irrevocable with respect to the Notes of such Series.

(b) In order to comply with the certification requirements of the Personal Assets Tax Law, the Company shall have the right, from time to time, to request each Holder of Certificated Notes to provide the Company with the documents required by Argentine laws and regulations to prove to the relevant Argentine authorities as to whether any sum should be paid under the Personal Assets Tax Law with respect to such Certificated Notes.

(c) In the event that the Company pays any Personal Assets Tax in respect of outstanding Notes, the Company agrees to waive any right it may have to seek reimbursement (whether by way of foreclosing on such Notes, by deduction from payments of principal or interest on such Notes or otherwise) from Holders or direct owners of the Notes of any such amounts paid.

ARTICLE TEN

DEFEASANCE

SECTION 10.1 Company’s Option to Effect Defeasance. The Company may at its option by Board Resolution or a resolution of any two Authorized Officers, at any time, elect to have either Section 10.2 or Section 10.3 applied to any Series of Notes Outstanding upon compliance with the conditions set forth below in this Article Ten.

SECTION 10.2 Total Defeasance and Discharge. Upon the Company’s exercise of the option provided in Section 10.1 applicable to this Section and compliance with the conditions set forth below in this Article Ten, the Company shall be deemed to have been discharged from its obligations with respect to any Series of Outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, the “total defeasance”). For this purpose, such total defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes of such Series and to have satisfied all its other obligations under the Notes of such Series and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of the Notes of such Series to receive, solely from the trust fund described in Section 8.2 and as more fully set forth in such Section, payments in respect of the principal of, and interest on, such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes under Sections 2.2, 2.10, 2.11. 2.12, 2.14, 2.15, 3.12, 3.21 and 8.2, (c) the rights, powers, trusts, duties, protections and immunities of the Trustee hereunder and (d) this Article Ten. Subject to compliance with this Article Ten, the Company may exercise its option under this Section 10.2 notwithstanding the prior exercise of its option under Section 10.3.

SECTION 10.3 Partial Defeasance. Upon the Company’s exercise of the option provided in Section 10.1 applicable to this Section 10.3, the Company shall be released from its obligations under Article Three except Sections 3.9(b), 3.13(a) and 3.19 and to have the occurrence of any of the following events not constitute Events of Default: any event specified in Section 4.1(d), (e), (f), (g), (h), or (l) (but with respect to Section 4.1(e), only insofar as such clause relates to obligations under Article Three from which the Company has been released as described in this Section 10.3). For this purpose, such partial defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or clause, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or clause to any other provision herein or in any other document, but the remainder of this Indenture and the Notes of such Series shall be unaffected thereby.

SECTION 10.4 Conditions to Total Defeasance or Partial Defeasance. The following shall be conditions to application of either Section 10.2 or Section 10.3 to the then Outstanding Notes of any Series:

(a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another Trustee satisfying the requirements of Section 5.8 who shall agree to comply with the provisions of this Article 10 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (i) cash in the Specified Currency of such Notes in an amount, or (ii) Government Obligations payable in the Specified Currency of such Notes which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one Business Day before the due date of any payment, money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying Trustee) to pay and discharge, the principal of, premium, if any, and each installment of interest on such Notes on the Stated Maturity (or upon redemption, if applicable) of such principal or installment of interest in accordance with the terms of this Indenture and of such Notes.

(b) In the case of an election under Section 10.2, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or (ii) since the Issue Date there has been a change in applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Notes of such Series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and total defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, total defeasance and discharge had not occurred.

(c) In the case of an election under Section 10.3, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes of such Series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and partial defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and partial defeasance had not occurred.

(d) The Company shall have delivered to the Trustee an Officers’ Certificate to the effect that neither the Notes of such Series, if then listed on any securities exchange, nor the Notes of any other Series then listed on any securities exchange, will be delisted as a result of such deposit.

(e) No Default or Event of Default with respect to the Notes of such Series shall have occurred and be continuing on the date of such deposit or, insofar as subsections 4.1(j) and (k) are concerned, at any time during the period ending on the 91st day after the date of such deposit.

(f) Such total defeasance or partial defeasance shall not cause the Trustee to have a conflicting interest as defined in TIA Section 310(b) with respect to any Notes of the Company.

(g) Such total defeasance or partial defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any material agreement or instrument to which the Company is a party or by which it is bound.

(h) The Holders of the Notes of the relevant Series will have a valid, perfected and unavoidable security interest in the trust funds.

(i) Neither the Company nor any Subsidiary shall be in an “insolvent situation” (“estado de cesación de pagos”) within the meaning of Argentine Bankruptcy Law No. 24,522, as amended, on the date of such deposit or at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be satisfied until the expiration of such period).

(j) The Company shall have delivered to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that, after the passage of 90 calendar days following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors’ rights generally.

(k) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the total defeasance under Section 10.2 or the partial defeasance under Section 10.3 (as the case may be) have been complied with and that such total defeasance or partial defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the United States Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.

SECTION 10.5 Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of Section 10.4, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying Trustee; collectively, for purposes of this Section, the “defeasance Trustee”) pursuant to Section 10.4 in respect of a Series of Notes shall be held in trust and applied by the defeasance Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the defeasance Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the defeasance Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 10.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes of such Series.

Anything in this Article Ten to the contrary notwithstanding, the defeasance Trustee shall deliver or pay to the Company from time to time upon Company Order any money or Government Obligations held by it as provided in Section 10.4 which, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the defeasance Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

SECTION 10.6 Reinstatement. If the defeasance Trustee or the Paying Agent is unable to apply any money in accordance with Section 10.2 or 10.3 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes of the relevant Series shall be revived and reinstated as though no deposit has occurred pursuant to this Article Ten until such time as the defeasance Trustee or Paying Agent is permitted to apply all such money in accordance with Section 10.2 or 10.3; provided, however, that if the Company makes any payment of principal of, or interest on any Notes of the relevant Series following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the defeasance Trustee or the Paying Agent.

ARTICLE ELEVEN

MISCELLANEOUS PROVISIONS

SECTION 11.1 Incorporators, Stockholders, Officers and Directors of Company Exempt from Individual Liability. Notwithstanding the provisions of Article 34 of the Negotiable Obligations Law, no recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders thereof and as part of the consideration for the issue of the Notes.

SECTION 11.2 Provisions of Indenture for the Sole Benefit of Parties and Noteholders. Nothing in this Indenture or in the Notes, express or implied, shall give or be construed to give to any Person, firm or corporation, other than the parties hereto, any Paying Agent, any Authenticating Agent, any Registrar, any Co-Registrar and any Transfer Agent and their successors and the Holders of the Notes, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto, any Paying Agent, any Authenticating Agent, any Registrar, any Co-Registrar and any Transfer Agent and their successors and of the Holders of the Notes.

SECTION 11.3 Successors and Assigns of Company Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 11.4 Notices and Demands on Company, Trustee and Noteholders. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes to or on the Company may be given or served by facsimile transmission or telex or by being sent by courier (except as otherwise specifically provided herein) addressed (until another address of the Company is filed by the Company with the Trustee) to it at Tucumán 1, Piso 18, (1049) Buenos Aires, Argentina, Attention: Iván Perez, Financial Controller. Any notice, direction, request or demand by the Company or any Noteholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office of the Trustee. Any notice, request or demand by the Company or any Noteholder to or upon the Registrar in Argentina shall be deemed to have been sufficiently given or made, for all purposes, if made at 25 de Mayo 199, (1002) Buenos Aires, Argentina.

All notices regarding the Notes of any Series will be deemed to have been duly given to the Holders of such Notes (i) if in writing and mailed, first-class postage prepaid, to each Holder of a Registered Note of such Series at the address of such Holder as it appears in the Register, not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice and any such notice shall be deemed to have been given on the date of such mailing; and (ii) upon publication in a widely circulated newspaper, Argentina and, if the Notes of such Series are listed on the Buenos Aires Stock Exchange and/or on the Argentine Over-The-Counter Market, as the case may be, in the Bulletin of the Buenos Aires Stock Exchange and/or in the Bulletin of the Argentine Over-The-Counter Market, as the case may be. Any such notice will be deemed to have been given on the date of such publication or, if notice is required to be published more than once or on different dates, on the last date on which publication is made as so required.

In addition, the Company shall be required to cause all such other publications of such notices as may be required from time to time by applicable Argentine law and regulations.

Any aforementioned notice (a) if sent by courier as provided above shall be deemed to have been given, made or served on the day on which the courier confirms delivery to the address specified above, (b) if given by facsimile transmission, when such facsimile is transmitted to the telephone number specified in this paragraph and telephone confirmation of receipt thereof is received, (c) if given by telex, when such telex is transmitted to the telex number specified in this paragraph and telephonic confirmation of receipt thereof is received or (d) if given by publication or by mail, as provided above. Notwithstanding the foregoing, any notice or other communication to the Trustee shall be deemed given only upon actual receipt thereof by the Trustee.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Except as otherwise provided herein or in the Notes of a Series, the Company agrees to give the Trustee the English text of any notice that the Company is required to provide to the Noteholders pursuant hereto and to the Notes of such Series, at least 5 days prior to the earliest date on which such notice is required to be given.

In case, by reason of the suspension of or irregularities in regular mail service, the temporary suspension of publication or general circulation of any newspaper or otherwise, it shall be, in the opinion of the Trustee, impracticable to mail or publish notice to the Company and Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

SECTION 11.5 Officers’ Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by or on behalf of the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition and the definitions herein relating thereto, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with, and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any certificate, statement or opinion of Authorized Officers may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such Authorized Officers know that the certificate or opinion or representations with respect to the matters upon which their certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Company, upon the certificate, statement or opinion of or representations by Authorized Officers, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of Authorized Officers or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such Authorized Officers or counsel, as the case may be, know that the certificate or opinion or representations with respect to the accounting matters upon which their certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

The Trustee shall make available to any Noteholder as soon as practicable at the Corporate Trust Office of the Trustee or at the office of any Paying Agent, upon request and upon presentation by such Holder of such evidence of its ownership of its Notes as may be satisfactory to the Trustee, copies of all financial statements and certificates delivered to the Trustee by the Company pursuant to this Indenture or the Notes; provided that the Trustee shall have no liability with respect to any information contained therein or omitted therefrom.

SECTION 11.6 Payments Due on Non-Business Days. Except as otherwise specified pursuant to Section 2.5, if the date of maturity of interest on or principal of the Notes or the date fixed for redemption or repayment of any such Note shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue on such payment for the period after such date.

SECTION 11.7 Governing Law; Consent to Jurisdiction; Waiver of Immunities. (a) This Indenture and the Notes shall be construed in accordance with and governed by the laws of the State of New York; provided, however, that all matters relating to the due authorization of the execution, issuance and delivery from time to time of Notes by the Company, the approval thereof by the CNV for their offering to the public in Argentina and matters relating to the legal requirements necessary in order for the Notes to qualify as “Obligaciones Negociables” under Argentine law shall be governed by the Negotiable Obligations Law, as amended, and other applicable Argentine laws and regulations.

(b) The Company agrees that any suit, action or proceeding against it or its properties, assets or revenues with respect to this Indenture or any Note (a “Related Proceeding”) may be brought in the Supreme Court of the State of New York, County of New York, in the United States District Court for the Southern District of New York or in the courts of Argentina that sit in Buenos Aires (each, a “Specified Court”). The Company hereby irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any Related Proceeding. The Company irrevocably waives, to the fullest extent it may effectively do so, any objection to the laying of venue of any Related Proceeding in any Specified Court and the defense of an inconvenient forum to the maintenance of any Related Proceeding in any Specified Court.

(c) The Company agrees that service of all writs, claims, process and summonses in any Related Proceeding or any suit, action or proceeding to enforce or execute any judgment obtained in a Related Proceeding (a “Related Judgment”) brought against it in the State of New York may be made upon CT Corporation System, Inc., presently located at 1633 Broadway, New York, New York 10019 (the “Process Agent”), and the Company irrevocably appoints the Process Agent as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, claims, process and summonses, and agrees that the failure of a Process Agent to give any notice to it of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. The Company agrees to maintain at all times an agent with an office in New York to act as its Process Agent. Nothing herein shall in any way be deemed to limit the ability to serve any such writs, claims, process or summonses in any other manner permitted by applicable law.

(d) To the extent that the Company or any of its revenues, assets or properties shall be entitled, with respect to any Related Proceeding at any time brought against the Company or any of its revenues, assets or properties in any jurisdiction in which any Specified Court is located or with respect to any suit, action or proceeding at any time brought solely for the purpose of enforcing or executing any Related Judgment in any jurisdiction in which any Specified Court is located, to any sovereign or other immunity from suit, from the jurisdiction of any such court, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, the Company irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction (including, without limitation, the Foreign Sovereign Immunities Act of 1976 of the United States).

SECTION 11.8 Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but all such counterparts shall together constitute but one and the same instrument.

SECTION 11.9 Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 11.10 Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.11 Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 11.12 Conflict with Trust Indenture Act. If any provision hereof omits, limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

ARTICLE TWELVE

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 12.1 Disclosure of Names and Addresses of Holders. Every Holder of Notes or coupons, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

SECTION 12.2 Reports by Trustee. Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Notes pursuant to this Indenture, the Trustee shall transmit to the Holders of Notes, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of May 15 if required by TIA Section 313(a).

SECTION 12.3 Reports by Company. With respect to each Series of Notes registered under the Securities Act, the Company shall:

(1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3) transmit to all Holders of Notes of such Series, in the manner and to the extent provided in TIA Section 313(c), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

COMPAÑIA INTERNACIONAL DE TELECOMUNICACIONES S.A.

By:
Name:
Title:

By:
Name:
Title:

THE BANK OF NEW YORK, as Trustee, Co-Registrar, Paying Agent and Transfer Agent

By:
Name:
Title:

THE BANK OF NEW YORK S.A. as Registrar, Paying Agent and Transfer Agent

By:
Name:
Title:

EXHIBIT A

FORM OF CERTIFICATION TO BE GIVEN

BY EUROCLEAR OR CEDEL BANK

CERTIFICATE

Compañía Internacional de Telecomunicaciones S.A.

[Title of Notes]

This is to certify that based solely on written certifications that we have received in writing, by tested telex or by electronic transmission from each of the persons appearing in our records as persons entitled to a portion of the principal amount set forth below (our “Member Organizations”) substantially in the form attached hereto, as of the date hereof, [U.S.$]                  principal amount of the above-captioned Notes (i) is owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States person(s)”), (ii) is owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v), are herein referred to as “financial institutions”) purchasing for their own account or for resale, or (b) United States person(s) who acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such financial institution has agreed, on its own behalf or through its agent, that we may advise [            ] or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)) and, to the further effect, that financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the states and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify that (i) we are not making available herewith for exchange (or, if relevant, collection of any interest) any portion of the temporary Global Note representing the above-captioned Notes excepted in the above-referenced certificates of Member Organizations and (ii) as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:

[To be dated no earlier than 15 days prior to

the earlier of the date on which such Notes

are delivered and the Exchange Date]

[MORGAN GUARANTY TRUST

COMPANY OF NEW YORK,

BRUSSELS OFFICE, as Operator of

the Euroclear System]

[Cedel Bank, société anonyme]

By:

A-2

EXHIBIT B

FORM OF TRANSFER CERTIFICATE

FOR EXCHANGE OR TRANSFER FROM RESTRICTED GLOBAL

NOTE TO REGULATION S GLOBAL NOTE

(Transfers pursuant to § 2.10(b)(ii) of the Indenture)

The Bank of New York,

  as Trustee

101 Barclay Street

New York, New York 10286

Re:	Compañía Internacional de Telecomunicaciones S.A. (the “Company”)
[Name of Series] (the “Notes”)

Reference is hereby made to the Indenture, dated as of July 31, 1997 (the “Indenture”), among the Company, The Bank of New York, as Trustee, Co-Registrar, Paying Agent and Transfer Agent, and The Bank of New York S.A., as Registrar, Paying Agent and Transfer Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to [U.S.$                    ] [Ps                    ] principal amount of the Notes which are evidenced by a Restricted Global Note (CUSIP No.                    ) and held with the Depositary in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes to a person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by a Regulation S Global Note of the same Series as the Notes (CUSIP No.                    ), which amount, immediately after such transfer, is to be held with the Depositary through Euroclear or Cedel Bank or both (Common Code                    ).

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 903 or Rule 904 under the United States Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby further certify that:

(1)	the offer of the Notes was not made to a person in the United States,

(2)	either:

(A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

(B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

(3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5) upon completion of the transaction, the beneficial interest being transferred as described above will be held with the Depositary through Euroclear or Cedel Bank or both (Common Code                    ).

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the agents or underwriters who originally assisted the Company in the placement of the Notes. Terms used in this certificate and not otherwise defined herein or in the Indenture have the meanings set forth in Regulation S under the Securities Act.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:                         ,

B-2

EXHIBIT C

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER OR EXCHANGE FROM REGULATION S GLOBAL

NOTE TO RESTRICTED GLOBAL NOTE

(Transfers pursuant to § 2.10(b)(iii) of the Indenture)

The Bank of New York,

  as Trustee

101 Barclay Street

New York, New York 10286

Re:	Compañía Internacional de Telecomunicaciones S.A. (the “Company”)
[Name of Series] (the “Notes”)

Reference is hereby made to the Indenture, dated as of July 31, 1997 (the “Indenture”), among the Company, The Bank of New York, as Trustee, Co-Registrar, Paying Agent and Transfer Agent, and The Bank of New York S.A., as Registrar, Paying Agent and Transfer Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to [U.S.$                    ] [Ps                    ] principal amount of the Notes which are evidenced by a Regulation S Global Note (CUSIP No.                    ) and held with the Depository through [Euroclear] [Cedel Bank] (Common Code                     ) in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in Notes to a person that will take delivery thereof in the form of an equal principal amount of Notes evidenced by a Restricted Global Note of the same Series and of like tenor as the Notes (CUSIP No.                     ).

In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act and, accordingly, the Transferor does hereby further certify that the Notes are being transferred to a person that the Transferor reasonably believes is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the agents or underwriters who originally assisted the Company in the placement of the Notes.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:                         ,

C-2

EXHIBIT D

FORM OF TRANSFER CERTIFICATE FOR

TRANSFER TO INSTITUTIONAL ACCREDITED INVESTOR

(Transfers pursuant to § 2.10(b)(iv) of the Indenture)

The Bank of New York,

    as Trustee

101 Barclay Street

New York, New York 10286

Re:	Compañía Internacional de Telecomunicaciones S.A. (the “Company”)
[Name of Series] (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed purchase of [U.S.$            ] [Ps            ] principal amount of the Notes, we confirm that:

1. Reference is hereby made to the Indenture dated as of July 31, 1997 (the “Indenture”), among the Company, The Bank of New York, as Trustee, Co-Registrar, Paying Agent and Transfer Agent, and The Bank of New York S.A., as Registrar, Paying Agent and Transfer Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

3. We understand that, in connection with any proposed resale of any Notes, we will be required to furnish to the Trustee and the Company such certifications, legal opinions and other information as the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF TRANSFEREE]

By:
Name:
Title:

D-2

EXHIBIT E

COMPAÑIA INTERNACIONAL DE TELECOMUNICACIONES S.A.

(FORMERLY KNOWN AS COMPAÑIA DE INVERSIONES EN

TELECOMUNICACIONES S.A.) (INCORPORATED IN BUENOS AIRES, ARGENTINA,

WITH LIMITED LIABILITY (SOCIEDAD

ANÓNIMA) UNDER THE LAWS OF THE REPUBLIC OF ARGENTINA ON

OCTOBER 1, 1990, WITH A TERM OF DURATION OF 99 YEARS

EXPIRING IN 2089, AND REGISTERED WITH THE PUBLIC REGISTRY

OF COMMERCE ON OCTOBER 4, 1990 UNDER NUMBER 7265, BOOK 108,

VOLUME A OF SOCIEDADES ANONIMAS, AND WITH LEGAL DOMICILE AT

TUCUMAN 1—PISO 18, (1049) BUENOS AIRES, ARGENTINA)

[INCLUDE IF NOTE IS A GLOBAL REGISTERED NOTE—UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IN EXCHANGE FOR THIS GLOBAL NOTE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A [RESTRICTED] [REGULATION S] GLOBAL REGISTERED NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER. THIS GLOBAL REGISTERED NOTE MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN SECTION 2.11(b) OF THE INDENTURE, AND MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.10(b) OF THE INDENTURE. BENEFICIAL INTERESTS IN THIS GLOBAL REGISTERED NOTE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SECTION 2.10(b) OF THE INDENTURE.]

[INCLUDE UNLESS NOTE (OR IT’S PREDECESSOR) WAS ORIGINALLY SOLD OUTSIDE THE UNITED STATES PURSUANT TO REGULATION S UNDER THE SECURITIES ACT OR UNLESS, PURSUANT TO SECTION 2.10 OF THE INDENTURE, THE COMPANY DETERMINES THAT THIS LEGEND MAY BE REMOVED—THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE

FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) [IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”) OR (C)] IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) [INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D)] OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, [(E)] PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR [(F)] PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. [IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO EACH OF THE TRUSTEE AND THE COMPANY THE LETTER REFERRED TO ABOVE AND SUCH OTHER CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.] AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION”, “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.]

[INCLUDE IF NOTE IS AN ORIGINAL ISSUE DISCOUNT NOTE—FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS NOTE IS     % OF ITS PRINCIPAL AMOUNT, THE ISSUE DATE IS                     , 199    , [AND] THE YIELD TO MATURITY IS     %[, THE METHOD USED TO DETERMINE THE YIELD IS                      AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT APPLICABLE TO THE SHORT ACCRUAL PERIOD OF                     , 199     TO                     , 199     IS     % OF THE PRINCIPAL AMOUNT OF THIS NOTE].*]

*	Include bracketed phrase only if the Notes of the Series are to have a short accrual period.

[INCLUDE IF NOTE IS A TEMPORARY GLOBAL BEARER NOTE—THIS NOTE IS A TEMPORARY GLOBAL BEARER NOTE, WITHOUT COUPONS, EXCHANGEABLE FOR DEFINITIVE BEARER NOTES WITH COUPONS OR AN INTEREST IN A PERMANENT GLOBAL BEARER NOTE (AS DEFINED IN THE INDENTURE REFERRED TO HEREINAFTER). THE RIGHTS ATTACHING TO THIS TEMPORARY GLOBAL BEARER NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE BEARER NOTES OR AN INTEREST IN THE PERMANENT GLOBAL BEARER NOTE, ARE AS SPECIFIED IN THE INDENTURE.]

[INCLUDE IF NOTE IS A BEARER NOTE—ANY UNITED STATES PERSON WHO HOLDS THIS NOTE WILL BE SUBJECT TO THE LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTION 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]

COMPAÑIA INTERNACIONAL DE TELECOMUNICACIONES S.A.

[TEMPORARY] [GLOBAL] [BEARER] [REGISTERED] FIXED RATE NOTE

[U.S.$]

                     % SERIES      NOTES DUE

[CUSIP No. ]
[ISIN No. U.S.]
[CIN No. ]	[U.S.$]
No.

[INCLUDE IF NOTE IS A REGISTERED NOTE—Compañía Internacionnal de Telecomunicaciones S.A. (formerly known as Compañía de Inversiones en Telecomunicaciones S.A.) a company duly organized and existing under the laws of the Republic of Argentina (“Argentina”) (herein called the “Company”, which term includes any successor Person (as defined on the reverse hereof) under the Indenture hereinafter referred to), for value received, hereby promises to pay to                         , or registered assigns, the principal sum of                  in [Specified Currency] on                  (or on such earlier date as the principal sum may become repayable in accordance with the terms and conditions set forth in the Indenture), and to pay interest thereon from                 , or from the most recent Payment Date (as defined below) to which interest has been paid or duly provided for, payable semiannually in arrears on                  and                  of each year (each, a “Payment Date”), commencing                         , at the rate of     % per annum, until the principal hereof is paid in full or duly provided for, all subject to and in accordance with the terms and conditions of the Indenture. The interest so payable and punctually paid, or duly provided for, on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on                  or                  (whether or not a Business Day (as defined on the reverse hereof)) (each, a “Regular Record Date”), as the case may be, immediately preceding such Payment Date; provided, however, that interest payable at Maturity (as defined on the reverse hereof) will be payable to the Person to whom principal shall be payable.

Any such interest (other than interest payable at Maturity) not so punctually paid or duly provided for shall forthwith cease to be payable to the Person in whose name this Note is registered in the books (the “Register”) maintained by the Trustee (as defined on the reverse hereof), as Co-Registrar and The Bank of New York S.A., as Registrar (each such Person being a “Holder”), on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by this Note, may be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee (a “Special Record Date”), notice whereof shall be given to Holders of Notes of this Series (as defined on the reverse hereof) not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this Series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of principal of and interest on the Note at Maturity shall be made against presentation and surrender of this Note at the Corporate Trust Office of the Trustee and, subject to any fiscal or other laws or regulations applicable thereto, at the specified offices of any other Paying Agent appointed by the Company. Payments of principal of and interest on this Note at Maturity and payment of interest on this Note (other than at Maturity) shall be made by [Specified Currency] check drawn on bank in                          and mailed to the Person entitled thereto at such Person’s address as it appears in the Register. In the case of a Holder of at least                          aggregate principal amount of Notes of this Series, payments of principal and interest at Maturity and payments of interest on this Note other than at Maturity may be made by wire transfer to a [Specified Currency] account maintained by the payee with a bank in                  ; provided that such Holder elects payment by wire transfer by giving written notice to the Trustee with appropriate wire transfer instructions to such effect designating such account no later than the Regular Record Date immediately preceding the relevant Payment Date in the case of interest payable other than at Maturity and no later than fifteen (15) days prior to Maturity in the case of payments of principal and interest at Maturity. Unless such designation is revoked in writing, any designation made by such Holder with respect to this Note shall remain in effect with respect to any future payments of principal of and interest on this Note payable to such Holder.

[INCLUDE IF NOTE IS A GLOBAL REGISTERED NOTE—payment of principal and interest with respect to Global Registered Notes shall be made to or upon the order of the Depositary (as defined on the Reverse hereof) in the manner provided in the indenture.]

[INCLUDE IF NOTE IS A BEARER NOTE—Compañía Internacionnal de Telecomunicaciones S.A. (formerly known as Compañía de Inversiones en Telecomunicaciones S.A.), a company duly organized and existing under the laws of the Argentine Republic (“Argentina”) (herein called the “Company”, which term includes any successor Person (as defined on the reverse hereof) under the Indenture hereinafter referred to), for value received, hereby promises to pay to bearer upon presentation and surrender of this Note the principal sum of                  in [Specified Currency] on                  (or on such earlier date as the principal sum may become repayable in accordance with the terms and conditions set forth in the Indenture), and to pay interest thereon, against [presentation of this Note to and endorsement of this Note by the Common Depositary*] [presentation of the relevant Coupons]**, from                 , or from the most recent Payment Date (as defined below) to which interest has been paid or duly provided for, payable semiannually in arrears on                  and                  of each year (each a “Payment Date”), commencing                 , at the rate of                 % per annum, until the principal hereof is paid in full or duly provided for, all subject to and in accordance with the terms and conditions of the Indenture.

No payment of principal (or premium, if any) or any interest in respect of this Note shall be made at an office or agency of the Company in the United States (as defined on the reverse hereof) and no check in payment thereof which is mailed shall be mailed to an address in the United States, nor shall any transfer made in lieu of payment by check be made to an account

*	Include in Global Bearer Notes.
**	Include in certificated Bearer Notes.

maintained by the payee with a bank in the United States. Notwithstanding the foregoing, such payments may be made at an office or agency located in the United States if payment of the full amount so payable at each office of each Paying Agent (as defined on the reverse hereof) and each other office outside the United States appointed and maintained for the purpose pursuant to the Indenture is illegal or effectively precluded because of the imposition of exchange controls or other similar restrictions on the full payment or receipt of such amount in Dollars.

[INCLUDE IF NOTE IS A CERTIFICATED BEARER NOTE—Principal of (and premium, if any, on) or any interest in respect of this Note shall be payable by check upon presentation and surrender of this Note or the applicable Coupon, as the case may be, at the office of a Paying Agent located outside the United States or at such other offices or agencies located outside the United States as the Company shall have appointed for the purpose pursuant to the Indenture. Such offices of the Paying Agent shall initially be The Bank of New York, located on the date hereof at 46 Berkeley Street, London WIX 6AA England, and The Bank of New York S.A., located on the date hereof at 25 de Mayo 199, (1002) Buenos Aires, Argentina.

[INCLUDE IF NOTE 1S A PERMANENT GLOBAL BEARER NOTE—Principal of (and premium, if any, on) or any interest in respect of this Note will be payable by check or by transfer to an account maintained by the Holder hereof against presentation and endorsement of this Note and, in the case of final payment in respect of this Note, the surrender hereof at the office of a Paying Agent located outside the United States as the Company shall have appointed for the purpose pursuant to the Indenture. A record of each payment made on this Note, distinguishing between any payment of principal and any payment of interest, will be made on this Note by or on behalf of the Paying Agent to which this Note is presented for the purposes of making such payment, and such record shall be prima facie evidence that the payment in question has been made. Such offices of the Paying Agent shall initially be The Bank of New York, located on the date hereof at 46 Berkeley Street, London WIX 6AA England, and The Bank of New York S.A., located on the date hereof at 25 de Mayo 199, (1002) Buenos Aires, Argentina.

[INCLUDE IF NOTE IS A TEMPORARY GLOBAL BEARER NOTE—This Temporary Global Bearer Note is exchangeable for [definitive certificated Bearer Notes with Coupons attached] [one or more Permanent Global Bearer Notes] upon request of Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System, or Cedel Bank, société anonyme, to the Trustee, only (i) on or after the Exchange Date (as defined on the reverse hereof), and (ii) upon compliance with the procedures set forth in Section 2.2 of the Indenture. Upon exchange of any portion of this Temporary Global Bearer Note for [definitive certificated Bearer Notes] [or] [a Permanent Global Bearer Note], the Trustee shall cause the grid attached to this Temporary Global Bearer Note to be endorsed to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of such [definitive certificated Bearer Notes issued in exchange therefore] [or] [the increase in the aggregate principal amount of the Permanent Global Bearer Note effected upon such exchange], whereupon the principal amount hereof shall be reduced for all purposes by the amount so exchanged and noted. Except with respect to the payment of interest as described in the Indenture, until exchanged in full for [definitive certificated Bearer Notes] [or] [interests in a Permanent Global Bearer Note], this Temporary Global Bearer Note shall in all respects be entitled to the same benefits under the Indenture as [duly authenticated and delivered definitive certificated Bearer Notes] [or] [interests in a Permanent Global Bearer Note.]]

This Note has been issued pursuant to resolutions of the ordinary and extraordinary meetings of shareholders of the Company passed on April 25, 1996 and March 31, 1997, by resolutions of the Board of Directors of the Company passed on May 15, 1997, June 26, 1997 and July 24, 1997 and by resolutions of certain Authorized Officers adopted on July 24, 1997 pursuant to delegated authority.

This Note is issued in the English language.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:	COMPAÑIA INTERNACIONAL DE TELECOMUNICACIONES S.A.

By:
Name:
	Title:	Director

By
Name:
	Title:	Syndic

CERTIFICATE OF AUTHENTICATION

Dated:

This is one of the [Bearer], [Registered], [Certificated] Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, AS TRUSTEE

By:
Authorized Signatory

[Reverse]

This Note is an obligación negociable under Argentine Law No. 23,576, as amended (the “Negotiable Obligations Law”), and is one of a duly authorized issue of notes of the Company (herein called the “Notes”), issuable in one or more series (each, a “Series”), and limited in aggregate principal amount to U.S. $800,000,000 (or its equivalent in other currencies or composite currency) to be issued under an Indenture, dated as of July 31, 1997 (herein called the “Indenture”), among the Company, The Bank of New York, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), Co-registrar (the “Co-Registrar”), a transfer agent (such transfer agent and the other transfer agents referred to herein being collectively referred to herein as the “Transfer Agents”) and a paying agent (such paying agent and other paying agents being collectively referred to herein as the “Paying Agents”) and The Bank of New York S.A. as Registrar (the “Registrar”), a Transfer Agent and a Paying Agent, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Registrar, the Co-Registrar and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the Series designated on the face hereof, limited in aggregate principal amount to                         .

[INCLUDE IF NOTE IS A REGISTERED NOTE—The Notes of this Series shall be issuable only in registered form (“Registered Notes”) without coupons and, if issued other than as a Global Note, [only in minimum denominations of                          and integral multiples of                          in excess thereof, if issued to Institutional Accredited Investors;] only in minimum denominations of                          and integral multiples of                          in excess thereof, if issued in exchange for beneficial interests in a Regulation S Global Note; and only in denominations of                          and integral multiples of                          in excess thereof, if issued in exchange for beneficial interests in a Restricted Global Note.]

[INCLUDE IF NOTE IS A BEARER CERTIFICATED NOTE—The Notes of this Series shall be issuable only in bearer form (“Bearer Notes”) with coupons (“Coupons”) at the time of issue attached thereto for the amount of interest due on each Payment Date, in authorized denominations of                         . Title to Bearer Notes and Coupons shall pass by delivery.]

Payments of interest hereon with respect to any Payment Date or at Maturity will include interest accrued to but excluding such Payment Date or the date of such Maturity, as the case may be. Interest hereon shall be computed on the basis of a 360-day year consisting of twelve months of 30 days.

If any payment on this Note is due on a day that is not a Business Day (as defined herein), then such payment need not be made on such day but may be made on the next succeeding day that is a Business Day with the same force and effect as if made on the due date for such payment, and no interest will accrue on such payment for the period from and after such date on account of such delay.

[INCLUDE IF NOTE IS A REGISTERED NOTE—Subject to the restrictions set forth herein and in the Indenture, the transfer or exchange of this Note is registrable on the Register maintained by each Transfer Agent upon surrender of this Note at the office of any Transfer Agent duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the registered Holder thereof or his attorney duly authorized in writing. Upon such surrender of this Note for registration of transfer or exchange, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees or of the Holder, as the case may be, one or more new Notes of the same Series as this Note, dated the date of authentication thereof, of any authorized denominations and of a like aggregate principal amount. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.]

[INCLUDE IF NOTE IS A TEMPORARY GLOBAL BEARER NOTE—The Notes of this Series issuable upon exchange of this Temporary Global Bearer Note shall be issuable only in bearer form with Coupons or without Coupons, in the case of a Permanent Global Note, at the time of issue attached thereto for the amount of interest due on each Payment Date, in denominations of                        .]

[INCLUDE IF NOTE IS A BEARER CERTIFICATED NOTE—The Company, the Trustee, any Paying Agent and any agent of any of them may treat the Holder of a Bearer Note or of a Coupon as the absolute owner thereof for all purposes, whether or not such Note or Coupon be overdue, and neither the Company, the Trustee, any Paying Agent nor any such agent shall be affected by notice to the contrary. For all purposes of the Notes and the Indenture, the “Holder” of any Bearer Note or any Coupon is the bearer thereof.]

[INCLUDE IF NOTE IS A REGISTERED NOTE—The Company, the Trustee, the Registrar, the Co-Registrar, any Paying Agent, any Transfer Agent and any agent of any of them may treat, prior to due presentment thereof for registration of transfer, the person in whose name a Registered Note is registered as the absolute owner thereof for all purposes, whether or not such Note be overdue, and neither the Company, the Trustee, the Registrar, the Co-Registrar, any Paying Agent, any Transfer Agent nor any such agent shall be affected by notice to the contrary. For all purposes under the Notes and the Indenture, the “Holder” of any Registered Note is the Person in whose name such Note is registered in the Register.]

[Here insert any provisions specified in the applicable Board Resolution or resolution of two Authorized Officers or Supplemental Indenture.]

R-2

The following are the terms and conditions (the “Conditions”) applicable to the Notes of each Series, except to the extent that the provisions of the Board Resolution or the resolution of two Authorized Officers or Supplemental Indenture set forth above applicable to such Series of Notes may specify other terms and conditions that shall, to the extent so specified or to the extent inconsistent with these terms and conditions, replace the following terms and conditions.

1. Additional Amounts. (a) All payments of principal and interest in respect of this Note shall be made without withholding or deduction for or on account of any present or future taxes, duties, levies, contributions, withholdings, taxes on fund transfers, imposts, assessments or other governmental charges (including penalties, interest and other liabilities related thereto) of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of Argentina or any authority therein or thereof having power to tax or any organization of which Argentina is or will become a member (“Taxes”), unless such Taxes are required to be withheld or deducted by law or the official interpretation or application thereof. In the event any such Taxes are required to be withheld or deducted by law or the official interpretation or application thereof, the Company shall pay such additional amounts (“Additional Amounts”) as will result in receipt by the Holders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such Additional Amounts shall be payable with respect to any payment on any such Note:

(i) to the extent that Taxes would not have been imposed but for a connection between the Holder or beneficial owner of such Note and Argentina other than the holding of such Note and the receipt of payments with respect to such Note;

(ii) to the extent of Taxes which would not have been imposed but for any failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the Holder or beneficial owner of such Notes requested by the Company at least thirty (30) days prior to the applicable payment date, if such compliance is required by statute or regulation of Argentina or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such Taxes;

(iii) in respect of any estate, asset, inheritance, gift, sales, transfer or any similar tax assessment or governmental charge; or

(iv) to the extent of Taxes with respect to a Note presented for payment more than thirty (30) days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders, whichever occurs later, except to the extent that the Holder of such Note would have been entitled to such Additional Amounts on presenting such Note for payment on any date during such 30-day period.

(b) Any reference in the Indenture or in any Note to principal or interest shall be deemed also to refer to any Additional Amounts which may be payable under the undertakings referred to in this condition.

(c) The Company shall pay all stamp or other documentary taxes or other duties of a similar nature, if any, which may be imposed by Argentina or the United States or any political subdivision or taxing authority thereof or therein with respect to the execution and delivery of the Indenture or the issuance of the Notes thereunder. The Company shall also indemnify the Holders from and against all stamp, issue, registration, documentary court taxes or other similar taxes and duties, including interest and penalties, paid by any of them in Argentina in connection with any action taken by the Trustee or the Holders to enforce the obligations of the Company under such Notes.

2. Redemption for Tax Reasons. If as a result of any change in, or amendment to, the laws or regulations of Argentina or of any political subdivision or governmental authority thereof or therein having power to tax or as a result of any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective after the date of the Offering Document relating to a Series of Notes, the Company becomes obligated to pay any Additional Amounts in respect of the Notes of such Series and such obligation cannot be avoided by the Company taking reasonable measures available to it, then the Notes of such Series shall be redeemable as a whole (but not in part), at the option of the Company, at any time upon not less than thirty (30) nor more than sixty (60) days’ notice given to the Holders thereof as provided in the Indenture at their principal amount together with accrued interest thereon to the date fixed for redemption (the “Redemption Date”) and any Additional Amounts then payable with respect thereto. In order to effect a redemption of the Notes of any Series under this Condition, the Company shall deliver to the Trustee immediately prior to the filing of the Redemption Notice (i) an Officers’ Certificate stating that the obligation to pay such Additional Amounts with respect to the Notes of such Series cannot be avoided by the Company taking reasonable measures available to it and setting forth in reasonable detail a statement of the facts relating thereto and (ii) an Opinion of Counsel to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such change, amendment, official interpretation or application described above; provided, however, that (i) no notice of redemption may be given earlier than sixty (60) days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts if interest or principal were then payable on the Notes of such Series and (ii) at the time such notice of redemption with respect to the Notes of such Series is given, such obligation to pay such Additional Amounts with respect to such Notes remains in effect. Such notice, once delivered by the Company to the Trustee, shall be irrevocable with respect to the Notes of such Series.

3. Redemption Related to Personal Assets Tax. (a) If (i) the Company becomes responsible for the payment of tax in respect of Notes of any Series pursuant to Argentine Law No. 23,966, as amended by Law No. 24,468 and its implementing decrees (the “Personal Assets Tax Law” which provides for the “Personal Assets Tax”) and (ii) such obligation cannot be avoided by the Company taking reasonable measures available to it, then the Notes of such Series shall be redeemable as a whole (but not in part), at the option of the Company, at any time upon not less than thirty (30) nor more than sixty (60) days’ notice given to the Holders thereof as provided in the Indenture at their principal amount together with accrued interest thereon to the Redemption Date and any Additional Amounts then payable with respect thereto. In order to effect a redemption of the Notes of such Series under this Condition, the Company shall deliver to the Trustee immediately prior to the filing of the Redemption Notice (i) an Officers’ Certificate stating that the obligation to pay such Personal Assets Tax with respect to the Notes of such Series cannot be avoided by the Company taking reasonable measures available to it and (ii) an Opinion of Counsel to the effect that the Company has or will become obligated to pay such Personal Assets Tax; provided, however, that (x) no notice of redemption may be given earlier than sixty (60) days prior to the earliest date on which the Company would be obligated to pay such Personal Assets Tax and (y) at the time such notice of redemption with respect to the Notes of such Series is given, such obligation to pay such Personal Assets Tax with respect to such Notes remains in effect. Such notice, once delivered by the Company to the Trustee, shall be irrevocable with respect to the Notes of such Series.

(b) In order to comply with the certification requirements of the Personal Assets Tax Law, the Company may from time to time request each Holder of Certificated Notes to provide the Company with the documents required by Argentine laws and regulations to prove to the relevant Argentine authorities as to whether any sum should be paid under the Personal Assets Tax Law with respect to such Certificated Notes.

4. Waiver of Right to Reimbursement for Personal Assets Taxes. In the event that the Company pays any Personal Assets Tax in respect of outstanding Notes, the Company agrees to waive any right it may have to seek reimbursement (whether by way of foreclosing on such Notes, by deduction from payments of principal or interest on such Notes or otherwise) from Holders or direct owners of the Notes of any such amounts paid.

5. Purchase of Notes by the Company. The Company may at any time purchase Notes in the open market or on an exchange or by tender or by private agreement at any price. Any Note so purchased by the Company may be held for the account of the Company or cancelled; provided, however, that for purposes of determining the Holders entitled to make, give or take any requests, demands, authorizations, directions, notices, consents, waivers or other actions under the terms of the Notes, any Notes held for the account of the Company or any of its subsidiaries shall not be considered outstanding and shall not participate in making, giving or taking such action.

6. Foreign Exchange Restrictions. In the event that on any Payment Date in respect of Notes of a Series denominated in U.S. Dollars, any restrictions or prohibition of access to the Argentine foreign exchange market exists, the Company agrees to pay all amounts payable under such Notes in dollars either (i) by purchasing, with pesos, any series of “Bonos Externos de la Republica Argentina” (U.S. dollar-denominated Argentine Government Bonds, or “Bonex”) or any other securities or public or private bonds issued in Argentina and denominated in dollars, and transferring and selling such instruments outside Argentina for dollars, or (ii) by means of any other legal procedure existing in Argentina, on any due date for payment under such Series of Notes, for the purchase of dollars. All costs and taxes payable in connection with the procedures referred to in (i) and (ii) above shall be borne by the Company.

7. Limitation on Incurrence of Indebtedness. The Company shall not create, incur, assume, issue, guarantee or in any manner become directly liable for or with respect to the payment of (collectively, to “incur”) any Indebtedness, except for Permitted Indebtedness; provided that the Company will be permitted to incur Indebtedness if at the time of such incurrence (A) the Fixed Charge Coverage Ratio for the Company’s immediately preceding four fiscal quarters, taken as one period, would have been at least equal to 1.75 to 1.00 prior to

January 1, 1999 and 2.00 to 1.00 thereafter, after giving pro forma effect to (i) the incurrence of such Indebtedness, the payment of related interest, to the extent applicable, and (if applicable) the application of the net proceeds therefrom including to refinance other Indebtedness, as if such Indebtedness had been incurred, and the application of such proceeds had occurred, on the first day of such four-quarter period, (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company since the first day of such four-quarter period as if such Indebtedness had been incurred, repaid or retired on the first day of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period) and (iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity, business or security since the first day of such four-quarter period and the receipt of any dividends or income associated with any such acquisition, as if such acquisition or disposition had occurred on the first day of such four-quarter period and (B) the Company’s Leverage Ratio, giving pro forma effect to the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom would be 0.60 to 1.00 or less; provided, however, that the ability of the company to incur any Indebtedness shall not be subject to the Fixed Charge Coverage Ratio set forth in this paragraph prior to the delivery of the financial statements for the Company’s fiscal quarter ending September 30, 1997 pursuant to Condition 15 (“Provision of Financial Statements and Reports”).

8. Limitation on Restricted Payments. (a) The Company shall not make, directly or indirectly, any Restricted Payment unless:

(i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment;

(ii) immediately after giving effect to such Restricted Payment, the Company would be able to incur at least Ps 1.00 of Indebtedness (other than Permitted Indebtedness) pursuant to Condition 7 (“Limitation on Incurrence of Indebtedness”);

(iii) in the event that at any time after the delivery of the Company’s financial statements for the Company’s fiscal quarter ending September 30, 1997, pursuant to Condition 15 (“Provision of Financial Statements and Reports”), the Company’s Fixed Charge Coverage Ratio for the immediately preceding four fiscal quarters, taken as one period, would be less than 1.75 to 1.00 prior to January 1, 1999, and 2.00 to 1.00 thereafter, immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date of the initial Series of Notes issued under the Indenture would not exceed an amount equal to the sum of (A) 50% of the Adjusted Net Income of the Company accrued on a cumulative basis during the period (taken as one accounting period) commencing on the first day of the Company’s first fiscal quarter to commence following such Issue Date and ending on the last day of the Company’s last fiscal quarter to end preceding the date of such proposed Restricted Payment, plus (B) 100% of the aggregate Net Cash Proceeds received by the Company either as capital contributions to the Company or from the issue or sale of Capital Stock on or after such Issue Date, plus (C) US$10.0 million.

(b) For purposes of determining the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value.

(c) The provisions of this covenant shall not prohibit, so long as (with respect to clauses (ii), (iii) and (iv) below) no Default or Event of Default shall have occurred and be continuing:

(i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration the payment of such dividend would have complied with the provisions of paragraphs (a)(i), (a)(ii) and (a)(iii) above and such payment will be deemed to have been paid on such date of declaration for purposes of the calculation required by the foregoing paragraph (a)(iii);

(ii) the purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company in exchange for, or out of the Net Cash Proceeds of a substantially concurrent issuance and sale of, shares of Capital Stock of the Company;

(iii) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness in exchange for, or out of the Net Cash Proceeds of a substantially concurrent issuance and sale of, shares of Capital Stock of the Company, provided that any Net Cash Proceeds that are utilized for any such redemption, repurchase, retirement or acquisition shall not be taken into account when making the calculation provided for in clause (a)(iii) above; or

(iv) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent incurrence of, new Subordinated Indebtedness so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount (or, if such Subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Subordinated Indebtedness being so purchased, redeemed, defeased, acquired or retired, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the original terms of the Subordinated Indebtedness being refinanced or, if the original terms of such Subordinated Indebtedness do not so provide, the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus, in either case, the amount of reasonable expenses of the Company incurred in connection with such refinancing, (B) such new Subordinated Indebtedness is subordinated to the Notes to the same extent as such Subordinated Indebtedness so purchased, redeemed, defeased, acquired or retired and (C) such new Subordinated Indebtedness has an Average Life longer than the Average Life of the Notes and a final Stated Maturity of principal later than the final Stated Maturity of principal of the Notes.

9. Limitation on Transactions with Affiliates. The Company shall not, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services or the making of any loan or advance) with, or for the benefit of, any Affiliate of the Company (other than a Subsidiary) unless (i) such transaction or series of related transactions is on terms that are no less favorable to the Company than those that could have been obtained in an arm’s-length transaction with unrelated third parties who are not Affiliates of the Company, and (ii) with respect to any transaction or series of related transactions involving aggregate consideration equal to or greater than US$10.0 million, the Company shall have delivered an Officers’ Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above; provided, however, that this provision will not restrict (1) any transaction by the Company with an Affiliate entered into in the ordinary course of business, (2) the Company from paying reasonable and customary fees to directors of the Company who are not employees of the Company, (3) the payment of compensation (including stock options and other incentive compensation) to officers and other employees the terms of which are approved by the Board of Directors or by a committee appointed by the Board of Directors of the Company, and (4) the Company from making any Restricted Payment in compliance with Condition 8 (“Limitation on Restricted Payments”).

10. Limitation on Liens. The Company shall not, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind, except for Permitted Liens, on or with respect to any of its property or assets, whether owned at the date of the Indenture or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless (i) in the case of any Lien securing Subordinated Indebtedness, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and (ii) in the case of any other Lien, the Notes are equally and ratably secured.

11. Purchase of Notes upon a Change of Control. (a) If a Change of Control shall occur at any time, then each holder of Notes shall have the right to require that the Company purchase such holder’s Notes, in whole or in part in integral multiples of US$1,000 or Ps 1,000, as the case may be, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”), pursuant to the offer described below (the “Change of Control Offer”).

(b) Within 30 days following any Change of Control, the Company shall notify the Trustee thereof in writing and give written notice of such Change of Control to each Holder of Notes by first-class mail, postage prepaid, at the address of such Holder appearing in the Register, stating, among other things, (i) the Change of Control Purchase Price and the Change of Control Purchase Date which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act or any applicable securities laws or regulation and the requirements of any securities exchange on which such Notes are listed; (ii) that any Note not tendered will continue to accrue interest; (iii) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any such Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Purchase Date; (iv) that Holders of Notes electing to have any Note or portion thereof purchased pursuant to the Change of Control Offer will be required to surrender such Note to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Change of Control Purchase Date; (v) that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vi) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

(c) The Company shall comply with any applicable securities laws and regulations in connection with a Change of Control Offer.

(d) The Company shall not enter into any agreement that would prohibit the Company from making a Change of Control Offer to purchase the Notes or if such Change of Control Offer is made, to pay for any Notes tendered for purchase.

12. Limitation on Sale of Assets. The Company shall not engage in any Asset Sale unless (a)(i) the consideration received by the Company in respect of such Asset Sale is not less than the Fair Market Value of the property or asset which is the subject of such Asset Sale which, if the consideration received by the Company in respect of such Asset Sale consists of at least 75% cash or Cash Equivalents, shall be determined by the Board of Directors of the Company (whose determination shall be conclusive) as evidenced by a Board Resolution, or, if the consideration so received consists of less than 75% cash or Cash Equivalents, shall be determined by a reputed valuator or investment bank as evidenced by a written fairness opinion therefrom and (ii) if the consideration received by the Company in respect of such Asset Sale is less than the Fair Market Value of the property or asset which is the subject of such Asset Sale, concurrently with such Asset Sale the Company enters into an agreement to repurchase such asset or property for an amount not exceeding such consideration plus interest accrued to the date of repurchase and, in either case, (b) immediately before and immediately after giving effect to such Asset Sale, no Default or Event of Default shall have occurred and be continuing or be anticipated to occur.

13. Purchase of Notes upon Change of Control of Telefónica by Cointel. (a) In the event that (i) Cointel’s ownership of Voting Stock of Telefónica is reduced below 40% of the outstanding Voting Stock of Telefónica, (ii) any owner of Capital Stock of Telefónica shall own more of the outstanding Capital Stock of Telefónica than the Company or (iii) a “person” or a “group” of persons (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) shall have the power, directly or indirectly, to control more of the voting power of the Voting Stock of Telefónica than that controlled, directly or indirectly, by the Company or a group (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) that includes the Company (each of the events described in (i), (ii) and (iii) referred to as a “Telefónica Change of Control”), then, in each case, each Holder of Notes shall have the right to require that the Company purchase such Holder’s Notes in whole or in part in integral multiples of US$1,000 or Ps 1,000, as the case may be, at a purchase price (the “Telefónica Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Telefónica Change of Control Purchase Date”) pursuant to an offer to be made by the Company as described below (the “Telefónica Change of Control Offer”).

(b) Within 30 days following a Telefónica Change of Control, the Company shall notify the Trustee thereof and give written notice of such Telefónica Change of Control to each Holder of Notes by first-class mail, postage prepaid, at the address of such Holder appearing in the Register, stating, among other things, (i) purchase price and the purchase date which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act or any applicable securities laws or regulations and the requirements of any securities exchange on which such Notes are listed; (ii) that any Note not tendered will continue to accrue interest; (iii) that, unless the Company defaults in the payment of the Telefónica Change of Control Purchase Price, any Notes accepted for payment pursuant to a Telefónica Change of Control Offer shall cease to accrue interest on and after the Telefónica Change of Control Purchase Date; (iv) that Holders of Notes electing to have any Note or portion thereof purchased pursuant to the Telefónica Change of Control Offer will be required to surrender such Note to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Telefónica Change of Control Purchase Date; (v) that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Telefónica Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vi) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

14. Purchase of Notes upon a Failure to Maintain Fixed Charge Coverage Ratio. (a) In the event that (i) the company owns, directly or indirectly, less than 51% but at least 40% of the Voting Stock of Telefónica and (ii) at any time after the delivery of the Company’s financial statements for the Company’s fiscal quarter ending September 30, 1997 pursuant to Condition 15 (“Provision of Financial Statements and Reports”), the Company’s Fixed Charge Coverage Ratio for the immediately preceding four fiscal quarters, taken as one period, is less than 1.50 to 1.00 (if such four fiscal quarters shall end prior to October 1, 1998) or less than 1.75 to 1.00 (if such four fiscal quarters shall end thereafter) (a “Maintenance Event”), then each Holder of Notes shall have the right to require that the Company purchase such Holder’s Notes, in whole or in part, in integral multiples of $1,000 or Ps 1,000, as the case may be, at a purchase price (the “Maintenance Purchase Price”) in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Maintenance Purchase Date”), pursuant to the offer described below (the “Maintenance Offer”).

(b) Within 30 days following a Maintenance Event, the Company shall notify the Trustee thereof and give written notice of such Maintenance Event to each Holder of Notes by first-class mail, postage prepaid, at the address of such Holder appearing in the Register, stating, among other things, (i) the purchase price and the purchase date which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act or any applicable securities laws or regulations and the requirements of any securities exchange on which such Notes are listed; (ii) that any Note not tendered will continue to accrue interest; (iii) that, unless the Company defaults in the payment of the purchase price, any Notes accepted for payment pursuant to the Maintenance Offer shall cease to accrue interest on and after the Maintenance Purchase Date; (iv) that Holders of Notes electing to have any Note or portion thereof purchased pursuant to the Maintenance Offer will be required to surrender such Note to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Maintenance Purchase Date; (v) that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Maintenance Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vi) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

15. Provision of Financial Statements and Reports. (a) The Company shall provide the Trustee for transmission to the Holders of Notes and to the Initial Purchasers: (i) within 140 days after the end of the fiscal year of the Company, annual reports containing audited consolidated and unconsolidated financial statements of the Company for such fiscal year; and (ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports containing unaudited consolidated and unconsolidated quarterly financial statements of the Company, prepared in accordance with GAAP. Each of the financial statements referred to in (i) and (ii) shall be prepared in accordance with GAAP, consistently applied (except as noted therein), and shall be translated into English. The financial statements referred to in (i) shall be accompanied by a discussion and analysis, substantially in the format of the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that would be included in a Form 20-F filed under the Exchange Act, except that such discussion and analysis will be required only to compare the financial condition and results of operations of the fiscal year most recently ended to the prior fiscal year. The financial statements referred to in (ii) shall be accompanied by a “Management’s Discussion and Analysis of Results of Operations and Financial Condition” for the most recently ended fiscal period covered by such financial statements compared to the comparable fiscal period of the prior fiscal year. The financial statements referred to in (i) shall contain a reconciliation to U.S. GAAP of net income and shareholders’ equity. In addition, following the effectiveness of any registration statement of the Company under the Securities Act, the Company shall file with the Commission in accordance with applicable law and regulations (unless the Commission shall refuse to accept such filing) and provide to the Trustee (i) annual reports on Form 20-F (or any successor form) containing the information required to be contained (or required in such successor form); (ii) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 6-K (or any successor form) and (iii) any other information, documents and other reports which the Company is required to file with the Commission.

(b) In addition to the foregoing, the Company will deliver to the Trustee simultaneously (i) with the delivery of each set of financial statements referred to above, a certificate of the Company (A) stating whether any Default exists on the date of such certificate and, if such certificate shall state that a Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto and (B) if at the date of the balance sheet included in such financial statements the Company owns, directly or indirectly, less than 51% but at least 40% of the Voting Stock of Telefónica, setting forth in reasonable detail the calculation of the Company’s Fixed Charge Coverage Ratio for the four fiscal quarters ended on such balance sheet date and (ii) with the delivery of the financial statements as of the end of each fiscal year of the Company, a statement of the Company’s independent public accountants as to (A) whether anything has come to their attention in the course of their auditing of such financial statements to cause them to believe that any Default existed on the date of the balance sheet included in such financial statements and (B) confirming the calculations, if any, set forth in the Company’s certificate delivered pursuant to clause (i) above for that fiscal year. In the event that any senior officer of the Company obtains knowledge of any Default or Event of Default, if such Default or Event of Default is then continuing, the Company will also promptly file with the Trustee a certificate of the chief financial officer or the chief accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto.

(c) In addition to the information provided for in the foregoing paragraph, to the extent that any Note of a Series has been offered in reliance on Rule 144A, the Company shall furnish to any Holder of such Note or a beneficial interest in a Restricted Global Note of such Series, or to any prospective purchaser designated by such a Holder, upon request of such Holder, financial and other information described in paragraph (d) (4) of Rule 144A with respect to the Company to the extent required in order to permit such Holder to comply with Rule 144A (as amended from time to time and including any successor provision) with respect to any resale of such Note or beneficial interest, unless, at the time of such request, the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act or is exempt from such requirements pursuant to Rule 12g3-2(b) under the Exchange Act (as amended from time to time and including any successor provision).

(d) The Company shall at all times comply with the periodic reporting requirements of the CNV and the Buenos Aires Stock Exchange as in effect at the time of reporting.

16. Payment of Principal and Interest. The Company shall duly and punctually pay the principal of and interest and Additional Amounts, if any, on the Notes of each Series in accordance with the terms of the Notes of each Series and the Indenture.

17. Maintenance of Governmental Approvals. The Company shall duly obtain and maintain in full force and effect all governmental approvals, consents or licenses which are necessary under the laws of Argentina for the execution, delivery and performance of the

Indenture, the Notes and any purchase or placement agreement relating thereto by the Company or for the validity or enforceability of any thereof.

18. Maintenance of Office or Agency. The Company shall maintain (a) in the Borough of Manhattan, The City of New York, an office or agency of a Paying Agent where the Notes may be paid and notices and demands to or upon the Company in respect of the Notes and the Indenture may be served and an office or agency of a Transfer Agent where Notes may be surrendered for registration of transfer and exchange, and (b) so long as it is required under Argentine law or by the CNV, an office or agency of a Paying Agent and Transfer Agent for such purposes in Buenos Aires, Argentina. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any required office or agency or shall fail to furnish the Trustee with the address thereof, all presentations, surrenders, notices and demands may be served at the Corporate Trust Office of the Trustee.

19. Corporate Existence. The Company shall (a) maintain in effect its corporate existence except as otherwise permitted under Condition 25 (“Consolidation, Merger and Sale of Assets”) and (b) take all reasonable actions to maintain all rights, privileges, titles to property, franchises and the like necessary or desirable in the normal conduct of its business, activities or operations.

20. Compliance with Laws and Other Agreements. The Company shall, and shall cause each of its Material Subsidiaries to, comply with all applicable laws, rules, regulations, orders and directives of any Governmental Agency having jurisdiction over the business of the Company or any such Material Subsidiary, as the case may be, and all covenants and other obligations contained in any agreements to which the Company or any such Material Subsidiary, as the case may be, is a party, except where the failure so to comply would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, operations, business affairs or business prospects of the Company and its Material Subsidiaries taken as a whole and except to the extent any such law, rule, regulation, order, directive, covenant or obligation is contested in good faith and, if appropriate, by appropriate legal proceedings. As used herein, the term “Governmental Agency” shall mean any public legal entity or public agency of Argentina, whether created by federal, provincial or local government, or any other legal entity now existing or hereafter created, or now or hereafter owned or controlled, directly or indirectly, by any public legal entity or public agency of Argentina.

21. Payments of Taxes and Other Claims. The Company shall, and shall cause each of its Material Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any such Material Subsidiary, as the case may be, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the Property of the Company or any such Material Subsidiary, as the case may be; provided, however, that neither the Company nor any Material Subsidiary will be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claims whose amount, applicability or validity is being contested in good faith and, if appropriate, by appropriate legal proceedings or whose amounts in the aggregate do not exceed US$10 million (or its equivalent in other currencies, each such equivalent to be determined at the time the relevant tax, assessment or charge arose and not to be affected by subsequent changes in exchange rates).

22. Maintenance of Insurance. The Company shall, and shall cause each of its Material Subsidiaries to, keep at all times all of its Properties which are of an insurable nature insured against loss or damage with insurers believed by the Company or any such Material Subsidiary, as the case may be, to be responsible to the extent that Property of similar characteristics is usually so insured by corporations similarly situated and owning like Properties in accordance with good business practice.

23. Pari Passu. The Company shall ensure at all times that its obligations under the Notes and the Indenture constitute unconditional general obligations of the Company ranking at least pari passu with all other unsecured and unsubordinated Indebtedness of the Company (other than Indebtedness ranking senior thereto by statute or by operation of law).

24. Maintenance of Books and Records. The Company shall, and shall cause each of its Material Subsidiaries to, maintain books, accounts and records in accordance with GAAP or generally accepted accounting principles in the jurisdictions where such Material Subsidiaries are organized.

25. Consolidation; Merger and Sale of Assets. (a) The Company shall not in a single transaction or a series of related transactions consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any other Person or Persons, and the Company shall not permit any Material Subsidiary to enter into any such transaction, or series of transactions, if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Material Subsidiaries on a consolidated basis as an entirety to any other Person or Persons, unless at the time and immediately after giving effect thereto: (i) either (A) the Company shall be the surviving corporation or (B) the Person (if other than the Company) formed by such consolidation or into which the Company or such Material Subsidiary is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of the properties and assets of the Company and Material Subsidiaries, as the case may be (the “Surviving Entity”), (x) shall be a corporation duly organized and validly existing under the laws of Argentina and (y) shall expressly assume, by an indenture supplemental to the Indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, the Company’s obligations for the due and punctual payment of the principal of (and premium, if any, on) and interest on all the Notes and the performance and observance of every covenant of the Indenture on the part of the Company to be performed or observed; (ii) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Company or any Material Subsidiary in connection with or as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; (iii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (on the assumption that the transaction or series of transactions occurred on the first day of the four-quarter period ended immediately prior to the consummation of such transaction or series of transactions with the appropriate adjustments with respect to the transaction or series of transactions being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur at least US$1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of Condition 7 (“Limitation on Incurrence of Indebtedness”); (iv) if any of the property or assets of the Company or any of its Material Subsidiaries would thereupon become subject to any Lien, the provisions of Condition 10 (“Limitation on Liens”), are complied with; and (v) the Company or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and, if applicable, such supplemental indenture comply with the terms of the Indenture.

(b) Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or other disposition of all of substantially all of the properties and assets of the Company in accordance with (a) above in which the Company is not the continuing obligor under the Indenture, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, with the same effect as if such successor had been named as the Company therein. When a successor assumes all the obligations of its predecessor under the Indenture and the Notes, the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Notes.

26. Further Assurances. The Company shall, at its own cost and expense, execute and deliver to the Trustee all such documents, instruments and agreements and do or cause to be done all such other acts and things as may be reasonably required, in the opinion of the Trustee, to enable the Trustee to exercise and enforce its rights under the Indenture and under the documents, instruments and agreements required under the Indenture and to carry out the intent of the indenture.

27. Events of Default. The following shall be “Events of Default” under the Indenture which shall be applicable separately to Notes of each Series.

(a) default in the payment of any interest on any Note of such Series when it becomes due and payable and continuance of such default for a period of 45 days;

(b) default in the payment of the principal of or premium, if any, on any Note of such Series at its Maturity;

(c) default in the performance, or breach, of the provisions of Condition 25 (“Consolidation, Merger and Sale of Assets”);

(d) the failure to make or consummate a Change of Control Offer in accordance with Condition 11 (“Purchase of Notes upon a Change of Control”), the failure to make or consummate a Telefónica Change of Control Offer in accordance with Condition 13 (“Purchase of Notes upon Change of Control of Telefónica by Cointel”) or the failure to make or consummate a Maintenance Offer in accordance with Condition 14 (“Purchase of Notes Upon a Failure to Maintain Fixed Charge Coverage Ratio”), in each ease, for the Notes of such Series;

(e) default in the performance, or breach, of any covenant or agreement of the Company contained in the Indenture (other than a default in the performance, or breach, of the covenants and agreements dealt with in (c) or (d) above) and continuance of such default or breach for a period of 45 days after written notice thereof shall have been given to the Company by the Trustee;

(f) (i) one or more defaults in the payment of principal of or premium, if any, on Indebtedness of the Company aggregating US$20.0 million or more, when the same becomes due and payable at the Maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (ii) Indebtedness of the Company aggregating US$20.0 million or more shall have been effectively accelerated or otherwise declared due and payable, or required to be prepaid or repurchased by reason of a default or defaults prior to the Stated Maturity thereof;

(g) (i) one or more defaults in the payment of principal of or premium, if any, on Indebtedness of a Material Subsidiary aggregating US$20.0 million or more, when the same becomes due and payable at the Maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (ii) Indebtedness of a Material Subsidiary of the Company aggregating US$20.0 million or more shall have been effectively accelerated or otherwise declared due and payable, or required to be prepaid or repurchased by reason of a default or defaults prior to the Stated Maturity thereof;

(h) one or more final judgments, orders or decrees of any court or regulatory agency shall be rendered against the Company or any Material Subsidiary or their respective properties for the payment of money, either individually or in an aggregate amount, in excess of US$15.0 million and either (i) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order or (ii) there shall have been a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect;

(i) a resolution is passed or adopted by the Board of Directors or stockholders of the Company, or a judgment of a court of competent jurisdiction is made, that the Company be wound up or dissolved, other than for the purposes of or pursuant to a merger or consolidation otherwise permitted under and in accordance with Condition 25 (“Consolidation, Merger and Sale of Assets”);

(j) a court having jurisdiction enters a decree or order for (i) relief in respect of the Company or any Material Subsidiary in an involuntary case under Argentine Law No. 24,522, as amended, or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) appointment of an administrator, receiver, trustee or intervenor for the Company or any Material Subsidiary or for all or substantially all of the property of the Company or any Material Subsidiary; provided, however, that appointment of an administrator shall only apply (A) to the Company to the extent that such administrator has the power to affect the Company’s ability to meet its obligations under the Notes or (B) to a Material Subsidiary to the extent that such administrator materially affects the operations of any such Material Subsidiary;

(k) the Company or any Material Subsidiary (i) commences a voluntary case under Argentine Law No. 24,522, as amended, or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consents to the appointment of or taking possession by an administrator, receiver, trustee or intervenor for the Company or any Material Subsidiary or for all or substantially all of the property of the Company or any Material Subsidiary or (iii) effects any general assignment for the benefit of creditors; provided, however, that appointment of an administrator shall only apply (A) to the Company to the extent that such administrator materially affects the Company’s ability to meet its obligations under the Notes or (B) to a Material Subsidiary to the extent that such administrator has the power to affect the operations of any such Material Subsidiary; or

(l) it becomes unlawful for the Company to perform or comply with any one or more of its obligations under any of the Notes or the Indenture.

If an Event of Default (other than an Event of Default specified in clauses (j) or (k) above) shall occur and be continuing with respect to any Series of Notes, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding of such Series, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee, upon the written request of such Holders, shall declare the principal of, premium and Additional Amounts, if any, and accrued interest on all of the outstanding Notes of such Series immediately due and payable, and upon any such declaration all such amounts payable in respect of such Notes shall become immediately due and payable. If an Event of Default specified in clauses (j) or (k) above occurs and is continuing, then the principal of, premium and Additional Amounts, if any, and accrued interest on all of the outstanding Notes shall ipso facto automatically be accelerated and become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes of any Series may, on behalf of the Holders of all the Notes of such Series, waive any past defaults under the Indenture, except a default in the payment of the principal of, premium or Additional Amounts, if any, or interest on any Note of such Series, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Note of such Series.

If a Default or an Event of Default occurs and is continuing with respect to any Series of Notes and is known to a Responsible Officer of the Trustee, the Trustee shall mail to each holder of the outstanding Notes of such Series notice of the Default or Event of Default within 30 days after such Responsible Officer obtains knowledge of the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of, premium or Additional Amount, if any, or interest on any Notes of any Series, the Trustee may withhold the notice to the holders of such Notes if a committee of its trust officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

28. Notices. The Company is required to give notice to the Trustee of any event which requires notice to be given to the Holders in sufficient time for the Trustee to provide such notice to the Holders in the manner provided in the Indenture. All notices regarding the Notes will be given to the Holders by the Trustee unless otherwise required by applicable law.

All notices regarding the Notes of any Series will be deemed to have been duly given to the Holders of such Notes (i) if in writing and mailed, first-class postage prepaid, to each Holder of a Registered Note of such Series at the address of such Holder as it appears in the Register, not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice and any such notice shall be deemed to have been given on the date of such mailing; and (ii) upon publication in a widely circulated newspaper in Buenos Aires, Argentina and, if the Notes of such Series are listed on the Buenos Aires Stock Exchange and/or on the Argentine Over-The-Counter Market, in the Bulletin of the Buenos Aires Stock Exchange and/or in the Bulletin of the Argentine Over-The-Counter Market, as the case may be. Any such notice shall be deemed to have been given on the date of such publication or, if notice is required to be published more than once or on different dates, on the last date on which publication is required and made as so required.

29. Modifications and Amendments to the Indenture and the Notes. The Indenture contains provisions for convening meetings of Holders of Notes of a Series to consider matters affecting their interest. A meeting of the Holders of Notes of a Series may be called by the Trustee or the Company. In addition, the Company shall call a meeting of the Holders of a Series upon request of the Holders of at least 5% in principal amount of the outstanding Notes of such Series for any purpose specified in the Indenture. Such meetings shall be held in Buenos Aires; provided, however, that the Company and the Trustee may determine to hold any such meeting simultaneously in Buenos Aires and in New York City and/or London by means of telecommunication which permits the participants to hear and speak to each other, and any such simultaneous meeting shall be deemed to constitute a single meeting for purposes of a quorum and voting percentages applicable to such meeting. With respect to all matters not contemplated in the Indenture, meetings of Holders of Notes of a Series shall be held in accordance with Argentine law.

Subject to prior approval by the CNV, the Indenture may be amended by the Trustee and the Company without the consent of the Holders of Notes of any Series for the purpose of: (i) conveying, transferring, assigning, mortgaging or pledging to the Trustee as security for the Notes of any Series any property or assets; (ii) evidencing the succession of another corporation to the Company and the assumption by such successor corporation of the covenants, agreements and obligations of the Company pursuant to the Indenture; (iii) adding to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Company may, in good faith, consider to be for the protection of the Holders of any Series of Notes, and making the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in the Indenture or in the Notes of such Series; (iv) curing any ambiguity, or curing, correcting or supplementing any defective provision contained in the Indenture or in the Notes of any Series, or in any manner necessary or desirable and which shall not adversely affect the interests of the Holders of any Series of Notes issued under the Indenture in any material respect; and (v) establishing the form or terms of the Notes of a Series as provided in the Indenture, to all of which each Holder of Notes of any Series shall, by acceptance of such Notes, or beneficial interests in the Restricted Global Notes, consent.

Modifications and amendments may be made to the Notes of a Series or to the provisions of the Indenture as it applies to the Notes of a Series, and future compliance therewith may be waived with the approval of the Holders of at least a majority in aggregate principal amount of such Series of Notes present or represented at an extraordinary meeting of the Holders of Notes of such Series held in accordance with the Indenture; provided, however, that no such modification or amendment may, without the unanimous consent of the Holders of all the Notes of a Series, make any “fundamental” change to the terms of the Notes of such Series. For purposes hereof, “fundamental” changes are defined as (i) a change in the Stated Maturity of the principal of or interest on the Notes of such Series; (ii) a reduction in the principal amount of or interest on the Notes of such Series or a change in the obligation of the Company to pay Additional Amounts in respect thereof; (iii) a change in the place of, or the currency in which, payment of principal of or interest (including Additional Amounts) on the Notes of such Series is to be made; (iv) a change impairing the right to institute suit for the enforcement of any payment of principal of or interest on the Notes of such Series on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or (v) a reduction in the above-stated percentage of aggregate principal amount of Notes of a Series necessary to modify or amend the Indenture as it applies to the Notes of such Series or the provisions of the Notes of such Series, or to waive future compliance with or past default by the Company or a reduction in the quorum requirements or the percentages of votes required for the adoption of any action at a meeting of Holders of Notes of such Series.

Meetings of Holders of Notes of a Series may be ordinary or extraordinary. Amendments or supplements to the Indenture or to the Notes of a Series or waivers of any provisions of the Indenture for such Series of Notes may only be approved at an extraordinary meeting. The quorum at any meeting will be persons holding or representing 60% (in the case of an extraordinary meeting) or a majority (in the case of an ordinary meeting) in aggregate principal amount of the Outstanding Notes of the relevant Series and at any adjourned meetings will be persons holding or representing 30% in aggregate principal amount of the Outstanding Notes of the relevant Series (in the case of an extraordinary meeting), or the persons present at such reconvened adjourned meeting (in the case of an ordinary meeting). At a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid, any resolution to modify or amend, or to waive compliance with, any provision (other than the provisions in connection with a “fundamental” change) shall be effectively passed and decided if approved by the Persons entitled to vote a majority in aggregate principal amount of the Notes of the relevant Series represented and voting at the meeting. Any modifications, amendments or waivers to the Indenture or to the Notes of a Series shall be conclusive and binding upon all Holders of Notes of such Series affected thereby, whether or not they have given such consent or were present at any meeting, and on all future Holders of Notes of such Series affected thereby whether or not notation of such modifications, amendments or waivers is made upon such Notes. At any meeting of Holders of Notes of a Series, each Holder of Notes of such Series or proxy shall be entitled to one vote for each US$1,000 (or, if the Note or Notes held by such Holder of the Notes is or are denominated in a currency other than Dollars, for every 1,000 units of such other currency) principal amount of Notes of such Series; provided that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not outstanding.

Promptly after the execution by the Company and the Trustee of any supplement or amendment to the Indenture for which the consent of Holders of Notes of a Series is required, the Company shall give notice thereof to the Holders of Notes of such Series, as provided in the Indenture, and to the CNV, setting forth in general terms the substance of such supplement or amendment. Any failure of the Company or the Trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplement or amendment.

30. Defeasance. The Company may, at its option by a resolution of the Board of Directors, at any time, elect to have the obligations of the Company discharged with respect to the Outstanding Notes of a Series (“defeasance”). Such defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes of such Series and to have satisfied all its other obligations under such Notes and the Indenture insofar as such Notes are concerned except for (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company’s obligations to issue temporary Notes of such Series, register the transfer or exchange of any of such Notes, replace mutilated, destroyed, lost or stolen Notes of such Series, maintain an office or agency for payments in respect of the Notes of such Series and segregate and hold such payments in trust, (iii) the Company’s obligation to pay any increased interest rates pursuant to Condition 32 (“Increase in Interest Rates”), (iv) the Company’s obligation to pay any Additional Amounts pursuant to Condition 1 (“Additional Amounts”), (v) the rights, powers, trusts, duties and immunities of the Trustee and (vi) the defeasance provisions of the Indenture. In addition, the Company may, at its option by Board Resolution, at any time, elect to have the obligations of the Company released with respect to certain covenants set forth in the Indenture as applicable to the Notes of a Series, and any omission to comply with such obligations will not constitute a Default or an Event of Default with respect to the Notes (“covenant defeasance”).

In order to exercise either defeasance or covenant defeasance in respect of Notes of a Series among other conditions, (i) the Company must irrevocably deposit or cause to be deposited with the Trustee, as funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders, cash in the Specified Currency of such Notes, or Government Obligations payable in the Specified Currency of such Notes, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one Business Day before the due date of any payment, money in an amount or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in or written certification delivered to the Trustee, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes of such Series on the Stated Maturity (or upon redemption, if applicable) of such principal, premium, if any, or installment of interest; (ii) no Default or Event of Default with respect to the Notes of such Series shall have occurred and be continuing on the date of such deposit or, insofar as an event of bankruptcy under clauses (j) or (k) of Condition 27 (“Events of Default”) is concerned, at any time during the period ending on the 91st day after the date of such deposit; (iii) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any material agreement or instrument to which the Company is a party or by which it is bound; (iv) in the case of defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel stating that the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or since the Issue Date there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of Outstanding Notes of such Series will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (v) in the case of covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes of such Series will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and (vi) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

31. Certain Definitions. In addition to those definitions set forth below, capitalized terms used in this Note which are not defined in this Note shall have the meanings set forth in the Indenture.

“Acquired Indebtedness” means indebtedness of a Person (a) existing at the time such Person becomes a Subsidiary or (b) assumed by such Person in connection with the acquisition of assets by such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or of such acquisition.

“Additional Amount” means the amount payable by the Company in respect of the Notes pursuant to Condition 1 (“Additional Amounts”).

“Adjusted Net Income” means, for any period, the net income or loss, as the case may be, of the Company, on an unconsolidated basis, for such period as determined in accordance with GAAP adjusted by excluding, without duplication, (a) any net after-tax extraordinary gains or losses (in each case less all fees and expenses relating thereto) of the Company for such period, (b) any net after-tax gains or losses (in each case less all fees and expenses relating thereto) attributable to asset dispositions of the Company for such period, (c) the portion of net income (or loss) of any Person (other than the Company) in which the Company has an ownership interest, (d) the net income (or loss) of any Person combined with the Company on a “pooling of interests” basis attributable to any period prior to the date of combination, (e) any unrealized foreign exchange and currency remeasurement gains and losses of the Company for such period, (f) any write off of deferred stock or debt offering costs and (g) amortization of goodwill and intangible assets of the Company for such period; provided, however, that Adjusted Net Income shall include (A) without duplication, the amount of dividends or other distributions paid to the Company in cash or Cash Equivalents during such period, and (B) an amount equal to the net proceeds from the sales of any assets received by the Company during such period less the acquisition cost of any such assets.

“Affiliate” means, with respect to any specified Person, (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (b) any other Person that owns, directly or indirectly, 5% or more of such specified Person’s Voting Stock or any executive officer or director of any such specified Person or other Person or, with respect to any natural Person, any Person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Asset Sale” means any direct or indirect sale, conveyance, transfer or lease (that has the effect of a disposition and is not for security purposes) or other disposition (that is not for security purposes) to any Person other than a Subsidiary in one transaction or a series of related transactions, of (a) any Capital Stock of any Subsidiary or any Affiliate of the Company or (b) any assets of the Company. For the purposes of this definition, the term “Asset Sale” shall not include (a) any disposition of properties and assets of the Company that is subject to Condition 25 (“Consolidation, Merger and Sale of Assets”), (b) sales of property or equipment that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company, (c) for purposes of Condition 12 (“Limitation on Sale of Assets”), any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions, either (i) involving assets with a Fair Market Value not in excess of $1,000,000 (or, if non-U.S. Dollar denominated, the U.S. Dollar Equivalent thereof) or (ii) as part of a Capitalized Lease Obligation, or (d) any transfer by the Company of property or equipment in exchange for property or equipment that has a Fair Market Value at least equal to the Fair Market Value of the property or equipment so transferred, provided that, in the event of a transfer described in clause (d), the Company shall deliver to the Trustee an officer’s certificate certifying that such exchange complies with clause (d).

“Average Life” means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

“Business Day” means a day on which commercial banking institutions are open for the conduct of a banking business in The City of New York and in Buenos Aires, Argentina.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations, rights in or other equivalents (however designated) of such Person’s capital stock or other equity participations, including partnership interests, whether general or limited, in such Person, including any Preferred Stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock, whether outstanding on the Issue Date of the initial Series of Notes issued under the Indenture or issued thereafter.

“Capitalized Lease Obligation” of any Person means any obligation of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

“Cash Equivalents” means (a) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or Argentina or any agency or instrumentality of either of them (provided that the full faith and credit of the United States of America or Argentina, as the case may be, is pledged in support thereof); (b) certificates of deposit, Eurodollar time deposits and bankers’ acceptances with a maturity of 180 days or less and overnight bank deposits of any financial institution that is organized under the laws of the United States of America, any state thereof, or Argentina, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (to the extent non-U.S. Dollar denominated, the U.S. Dollar Equivalent of such amount), in the case of any financial institution organized under the laws of the United States, and, in the case of a financial institution organized under the laws of Argentina, Ps 50,000,000 and, in the case of any financial institution organized under the laws of the United States, has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or, in the case of a financial institution organized under the laws of Argentina, is qualified to receive deposits of Administradoras de Fondos de Jubilation y Pension; (c) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody’s; (d) Obligaciones Negociables (as defined under Argentine Law) with a maturity of 365 days or less issued by a corporation organized under the laws of the Republic of Argentina the medium-term debt obligations of which have a rating at least equal to the rating of medium-term debt obligations of Argentina; (e) except as otherwise provided in clause (f) below equity securities listed, directly or through depositary receipts, on the New York Stock Exchange or the Buenos Aires Stock Exchange, as the case may be, provided that the equity securities listed on the Buenos Aires Stock Exchange shall be of a company that is included in the Merval Index (for the purposes hereof, valued at market value) and (f) equity securities which may be used to redeem, or may be exchangeable for, or may be the subject of a purchase obligation or repurchase agreement which constitutes Indebtedness (including the PRIDES) valued at such redemption, exchange or purchase price.

“Change of Control” means such time as

(a) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, is or becomes the “beneficial owner” (as defined in Rule 13d and 13d-5 under the Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of more than 50% of the total outstanding Voting Stock of the Company; or

(b) any person (other than Permitted Holder), together with any Affiliates of such person, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of the Company such that the number of such nominees exceeds the number of nominees of the Permitted Holders elected to the Board of Directors of the Company.

For purposes of calculating the percentage interest of outstanding Voting Stock held indirectly by any person, such person’s percentage interest of the Voting Stock of the Company shall be determined as the product of such person’s percentage interest in any intermediate entity and such intermediate entity’s percentage interest in the Company (or, in the case of multiple intermediate entities, the product of each such intermediate entity’s percentage ownership interest in the other intermediate entities in the chain of ownership and in the Company).

For purposes of this definition, a pledge of the Voting Stock of the Company shall be deemed not to impair the disposition rights of any person with respect to such ordinary shares.

“Common Stock” means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock or ordinary shares, whether outstanding on the Issue Date of the initial Series of Notes issued under the Indenture or issued thereafter, and includes, without limitation, all classes and series of such common stock or ordinary shares of such Person.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement that is designed to protect against fluctuations in currency values.

“Default” means any event that after notice or passage of time or both would be an Event of Default.

“Event of Default” means any event or condition specified as such in Condition 27 (“Event of Default”).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Fair Market Value” means with respect to any asset or property, the sale value that would be obtained in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer.

“Fixed Charge Coverage Ratio” of the Company means, for any period, the ratio between (i) Operating Cash Flow and (ii) the sum of (a) Interest Expense and (b) cash and non-cash dividends declared (whether or not paid) on Preferred Stock of the Company, in each case for such period.

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles in Argentina as in effect as of the date of the Indenture or, for purposes of Condition 15 (“Provision of Financial Statements and Reports”) and Condition 24 (“Maintenance of Books and Records”) in effect from time to time.

“Indebtedness” means with respect to any Person at any date of determination, without duplication and determined on an unconsolidated basis, (a) all liabilities of such Person for borrowed money (including overdrafts) or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities (including outstanding disbursements) incurred in the ordinary course of business (whether or not evidenced by a note), but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) all Indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement, in the event of default, are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such Person, (e) all Indebtedness referred to in (but not excluded from) the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (f) all guarantees by such Person of Indebtedness referred to in this definition of any other Person, (g) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends and (h) any liability of such Person under or in respect of Interest Rate Agreements or Currency Agreements. For purposes hereof, the “maximum fixed repurchase price” of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock. For purposes of Condition 7 (“Limitation on Incurrence of Indebtedness”), Condition 8 (“Limitation on Restricted Payments”) and Condition 27 (“Events of Default”), in determining the principal amount of any Indebtedness to be incurred by the Company or which is outstanding at any date, (x) the principal amount of any Indebtedness which provides that an amount less than the principal amount at maturity thereof shall be due upon any declaration of acceleration thereof shall be the accrued value thereof at the date of determination and (y) effect shall be given to the impact of any Interest Rate Agreement or Currency Agreement with respect to such Indebtedness, in each case as determined on an unconsolidated basis.

“Interest Expense” means, for any period, without duplication, the sum of (a) the interest expense of the Company for such period, including, without limitation, (i) amortization of original issue discount, (ii) the net cost of Interest Rate Agreements (including amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) accrued interest,

(v) the amount of any interest capitalized by the Company, and (vi) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, plus (b) the interest component of Capitalized Lease Obligations of the Company paid, accrued or scheduled to be paid or accrued during such period, in each case as determined on an unconsolidated basis in accordance with GAAP.

“Interest Rate Agreement” means any interest rate protection agreement and other type of interest rate hedging agreement or arrangement (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) designed to protect against or manage exposure to fluctuations in interest rates in respect of Indebtedness.

“Issue Date” means in respect of any Series of Notes, the date of original issuance of such Series of Notes.

“Leverage Ratio” means, with respect to any Person, the ratio between (i) Indebtedness of such Person minus cash and Cash Equivalents of such Person and (ii) shareholder’s equity (excluding redeemable preferred stock) of such Person.

“Lien” means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

“Material Subsidiary” means, at any relevant time, any Subsidiary that meets any of the following conditions:

(i) the Company’s and its other Subsidiaries’ investments in and advances to the Subsidiary exceed 10% of the total consolidated assets of the Company and its Subsidiaries; or

(ii) the Company’s and its other Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10% of the total consolidated assets of the Company and its Subsidiaries; or

(iii) the Company’s and its other Subsidiaries’ equity in the earnings before income tax and employee statutory profit sharing of the Subsidiary exceeds 10% of such earnings of the Company and its consolidated Subsidiaries;

all as calculated by reference to the then latest fiscal year-end accounts (or consolidated fiscal year-end accounts, as the case may be) of such Subsidiary and the then latest audited consolidated fiscal year-end accounts of the Company and its Subsidiaries.

“Maturity” means, with respect to any Note, the date on which any principal of such Note becomes due and payable as provided therein or in the Indenture, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means, with respect to any capital contribution or issuance or sale of Capital Stock as referred to under Condition 8 (“Limitation on Restricted Payments”), the proceeds of such capital contribution, issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such capital contribution, issuance or sale and net of taxes paid or payable as a result thereof.

“Operating Cash Flow” means, for any period, without duplication, the sum of dividends in cash and Cash Equivalents received by the Company during such period, plus fees of the Company during such period for services rendered plus interest income of the Company during such period (other than interest income arising from interest payable by a Subsidiary), minus administrative expenses of the Company for such period, in each case determined on an unconsolidated basis.

“Opinion of Counsel” means the written opinion of qualified legal counsel in form and substance satisfactory to the Trustee.

“Permitted Holder” means CEI and TISA and their respective affiliates.

“Permitted Indebtedness” means any of the following:

(a) Indebtedness of the Company outstanding on the Issue Date of the initial Series of Notes issued under the Indenture, including the PRIDES and the Company’s Preferred Stock;

(b) Indebtedness of the Company to be incurred under the Notes;

(c) Indebtedness of the Company in an aggregate principal amount not in excess of US$105,000,000 to be incurred in connection with the Company’s participation in the bid for the 30-year concession to operate the Argentine state-owned postal service company, “Empresa Nacional de Correos y Telégrafos S.A.”;

(d) Indebtedness of the Company incurred in connection with the refinancing of the PRIDES in an aggregate principal amount equal to the difference between the Fair Market Value of an asset at the time of its sale and the proceeds received from such sale if, concurrently with such sale, the Company enters into an agreement to repurchase such asset for an amount equal to such proceeds plus interest accrued to the date of repurchase of such asset; provided that in no event shall the aggregate principal amount of such Indebtedness exceed US$30 million;

(e) Indebtedness of the Company (in addition to the above) in an aggregate principal amount not in excess of US$15.0 million at any time outstanding; and

(f) Indebtedness of the Company to the extent it represents a replacement, renewal, refinancing, or extension (including by means of a repurchase or other derivative transaction relating to the Telefónica Class B Shares) of Indebtedness of the Company incurred or outstanding pursuant to clause (a) through (e) above (which, in the case of a replacement, renewal, refinancing or extension of the PRIDES need not be contemporaneous and shall not exceed the principal amount of the outstanding PRIDES on the date of the Indenture); provided that (A) any such replacement, renewal, refinancing or extension shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration of acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being replaced, renewed, refinanced or extended plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such replacement, renewal, refinancing or extension and such reasonable fees and expenses incurred in connection therewith and (B) in the case of any Indebtedness replacing, renewing, refinancing or extending Indebtedness which is pari passu to the Notes, any such replacing, renewing, refinancing or extending Indebtedness is made pari passu to the Notes or subordinated to the Notes, and, in the case of any Indebtedness replacing, renewing, refinancing or extending Subordinated Indebtedness, any such replacing, renewing, refinancing or extending Subordinated Indebtedness, any such replacing, renewing, refinancing or extending Indebtedness is subordinated at least to the Notes to the same extent as the Indebtedness being replaced, renewed, refinanced or extended.

“Permitted Liens” means the following types of Liens:

(a) Liens on any property or assets of a Subsidiary granted in favor of the Company or any of its Subsidiaries;

(b) Liens securing Acquired Indebtedness created prior to (and not in connection with or in contemplation of) the incurrence of such Indebtedness by the Company or any of its Subsidiaries; provided that such Lien does not extend to any property or assets of the Company or any of its Subsidiaries other than the assets acquired in connection with the incurrence of such Acquired Indebtedness;

(c) Liens created to secure all or any part of the purchase price of property or assets acquired by the Company or any of its Subsidiaries after the Issue Date (including any interest or title of a lessor under a Capitalized Lease Obligation having such effect); provided, however, that any such Lien shall be restricted solely to the property or asset so financed;

(d) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business of the Company or any of its Subsidiaries and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings;

(e) Liens for taxes, assessments, government charges or claims that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

(f) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Subsidiaries incurred in the ordinary course of business;

(g) Liens arising by reason of any judgment, decree or order of any court so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(h) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(i) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (h); provided that any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien so extended, renewed or replaced and shall not extend to any additional property or assets;

(j) any interest or title of a lessor under any Capitalized Lease Obligation so long as any such Capitalized Lease Obligation secured by such Lien does not exceed $5.0 million; and

(k) Liens existing on the date of the Indenture and listed on a schedule thereto; and

(l) Liens on the Company’s Telefónica common stock incurred exclusively in connection with the refinancing of the PRIDES.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s stock which is entitled to a preference in the payment of dividends or distributions, whether outstanding on the Issue Date of the initial Series of Notes issued under the Indenture or issued thereafter, and includes, without limitation, all classes and series of such preferred or preference stock of such Person.

“PRIDES” means the 7% Provisionally Redeemable Income Debt Exchangeable for Stock due March 3, 1998 issued by the Company in 1994.

“Redeemable Capital Stock” means, with respect to any Person, any class or series of Capital Stock of such Person that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Notes or is redeemable at the option of the Holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity; provided, however, that Redeemable Capital Stock of the Company shall not include any Common Stock of the Company the holder of which has a right to put such Common Stock to the Company upon certain terminations of employment.

“Restricted Payment” means any of the following: (a) the declaration or payment of any dividend or any other distribution on Capital Stock (other than Preferred Stock outstanding on the Issue Date of the initial Series of Notes issued under the Indenture) of the Company or any payment made to the direct or indirect holders (in their capacities as such) of

Capital Stock (other than as aforesaid) of the Company (other than dividends or distributions payable solely in Capital Stock (other than Redeemable Capital Stock) of the Company or in options, warrants or other rights to purchase Capital Stock (other than Redeemable Capital Stock) of the Company); (b) the making of any principal payment on, or the repurchase, redemption, defeasance or other acquisition or retirement for value of, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness (other than Preferred Stock outstanding on the Issue Date of the initial Series of Notes issued under the Indenture) of the Company.

“S & P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Stated Maturity” means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any relevant installment of interest thereon, is due and payable.

“Subordinated Indebtedness” means Indebtedness of the Company that is expressly subordinated in right of payment to the Notes.

“Subsidiary” means (i) any corporation, association or other business entity of which Voting Stock representing more than 50% of the total voting power of the outstanding Voting Stock is owned, directly or indirectly, by the Company and one or more other Subsidiaries of the Company, (ii) Telefónica for so long as at least 40% of the total voting power of Telefónica’s outstanding Voting Stock is owned directly or indirectly by the Company or one or more other Subsidiaries of the Company and (iii) for so long as Telefónica is a Subsidiary, any corporation, association or other business entity of which Voting Stock representing more than 50% of the total voting power of the outstanding Voting Stock is owned, directly or indirectly, by Telefónica and one or more other Subsidiaries (as defined in this clause (iii)) of Telefónica.

“Telefónica” means Telefónica de Argentina S.A.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. Dollars, at any time for the determination thereof, the amount of U.S. Dollars obtained by converting such foreign currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable foreign currency as quoted by Reuters at approximately 11:00 a.m. (New York City time) on the date not more than two Business Days prior to such determination.

“Voting Stock” means, with respect to any Person, any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such

Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

32. Governing Law; Submission to Jurisdiction. The Notes and the Indenture shall be construed in accordance with, and governed by, the laws of the State of New York; provided, however, that all matters relating to the due authorization, execution, issuance and delivery of the Notes by the Company, the approval thereof by the CNV for their offering to the public in Argentina and matters relating to the legal requirements necessary in order for the Notes to qualify as “obligaciones negociables” under Argentine law shall be governed by the Argentine Negotiable Obligations Law, as amended, and other applicable Argentine laws and regulations. The Notes constitute Negotiable Obligations under the Negotiable Obligations Law and are entitled to the benefits set forth therein, including an “acción ejecutiva” to claim principal, interest and other amounts owed under the Notes, as provided under Section 29 of the Negotiable Obligations Law.

Any suit, action or proceeding against the Company or its properties, assets or revenues with respect to the Indenture or a Note (a “Related Proceeding”) may be brought in the Supreme Court of the State of New York, County of New York, in the United States District Court for the Southern District of New York or in the courts of Argentina that sit in Buenos Aires (each, a “Specified Court”). The Company irrevocably submits to the non-exclusive jurisdiction of each such court for the purposes of any Related Proceeding, and irrevocably waives, to the fullest extent it may effectively do so, any objection to the laying of venue of any Related Proceeding in any Specified Court and the defense of an inconvenient forum to the maintenance of any Related Proceeding in any Specified Court.

The Company agrees that service of all writs, claims, process and summonses in any Related Proceeding or any suit, action or proceeding to enforce or execute any judgment obtained in a Related Proceeding (a “Related Judgment”) brought against it in the State of New York may be made upon CT Corporation System, Inc., presently located at 1633 Broadway, New York, New York 10019 (the “Process Agent”), and the Company irrevocably appointed the Process Agent as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, claims, process and summonses, and agrees that the failure of the Process Agent to give any notice to it of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. The Company has agreed to maintain at all times an agent with an office in New York to act as Process Agent as aforesaid. Nothing herein shall in any way be deemed to limit the ability to serve any such writs, claims, process and summonses in any other manner permitted by applicable law. To the extent that the Company or any of its revenues, assets or properties shall be entitled, with respect to any Related Proceedings at any time brought against the Company or any of its revenues, assets or properties in any jurisdiction in which a Specified Court is located, or with respect to any suit, action or proceeding at any time brought solely for the purpose of enforcing or executing any Related Judgment in any jurisdiction in which any Specified Court is located, to any sovereign or other immunity from suit, from the jurisdiction of any such court, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, the Company irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction (including, without limitation, the United States Foreign Sovereign Immunities Act of 1976).

GRID TO BE USED FOR GLOBAL NOTES

The following exchanges of a part of this Global Note for a definitive Note of the same Series and the following payments of principal and/or interest in respect of this Global Note have been made.

Date	Reduction in Principal Amount on account of Principal Amount Exchanged, Transferred or Redeemed	Increase in Principal Amount on Account of Principal Amount Exchanged or Transferred	Resulting Principal Amount of this Global Note	Payments of Principal or Interest	Notation Made By

[FORM OF THE REVERSE OF DEFINITIVE (CERTIFICATED) NOTES

Name of Registered Holder	Liens (to be completed by Transferor)	Date of Registration	Signature and Seal of Registrar	ID No. and Tax No. (“CUIT”) of Registered Holder, if Applicable (to be completed by Transferor)

FORM OF INTEREST COUPON

No.	U.S.$

On                         ,         , unless the Note hereinafter mentioned is called for previous redemption and payment thereof duly provided for, Compañía Internacional de Telecomunicaciones S.A. will pay to the bearer, upon surrender of this coupon, at the office of [                                                 ], or [                                ] Buenos Aires, Argentina, the amount shown hereon in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, being six months’ interest then due on its     % Series      Note Due              No.             .

[THE FOLLOWING PROVISION TO BE INCLUDED

ON ALL SECURITIES OTHER THAN EXCHANGE NOTES,

PERMANENT REGULATION S GLOBAL NOTES AND

REGULATION S CERTIFICATED NOTES]

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of an effective registration statement or (ii) the end of the period which the Company has informed the Trustee is the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing general solicitation or general advertising:

[Check One]

[ ]	(a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

or

[ ]	(b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.10 of the Indenture shall have been satisfied.

Date:

NOTICE: The signature to this assignment must

correspond with the name as written upon the face of

the within-mentioned instrument in every particular,

without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE: To be executed by an executive officer.

EXHIBIT F

INSTITUTIONAL ACCREDITED INVESTOR LETTER

COMPAÑIA INTERNACIONAL DE TELECOMUNICACIONES S.A.

Tucumán 1

Piso 18

(1049) Buenos Aires

Argentina

[INSERT NAME OF HOLDER]

Ladies and Gentlemen:

In connection with our proposed purchase of US$         of the 8.85% Notes due 2004 and/or Ps         of the 10.375% Notes due 2004 (collectively, the “Notes”) of Compañía Internacional de Telecomunicaciones S.A. (the “Company”), we confirm that:

1. We have received a copy of the Offering Memorandum (the “Offering Memorandum”) relating to the Notes and have had access to such financial and other information and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto as we deemed necessary in order to make our investment decision. We acknowledge that we have read and agree to the matters stated under the caption “Transfer Restrictions” in such Offering Memorandum, and the restrictions on duplication and circulation of such Offering Memorandum.

2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes, and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes to the Trustee (as defined in the Indenture pursuant to which the Notes have been issued) this signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

4. We under that, in connection with any proposed resale of any Notes, we will be required to furnish to the Trustee and the Company such certifications, legal opinions and other information as the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will beat a legend to the foregoing effect.

5. We are an institutional “accredited investor” (as defined in Rule 50l(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

6. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You, the Company and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

By:
Name: Title:

SCHEDULE A

Liens of the Company

NONE

T-1